Registration No. 333-139527

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

Registration Statement Under The Securities Act Of 1933
(Amendment No. 2)

SURGE GLOBAL ENERGY, INC.
(Name of small business issuer in its charter)

Delaware	1311	34-1454529
(State or jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

12220 El Camino Real, Suite 410, San Diego, California 92130
(858) 704-5010
(Address and telephone number of principal executive offices and principal place of business)

Copies of all communications to:

David Perez
Chief Executive Officer	Raymond A. Lee, Esq.
Surge Global Energy, Inc.	Greenberg Traurig, LLP
12220 El Camino Real, Suite 410	650 Town Center Drive, Suite 1700
San Diego, California 92130	Costa Mesa, CA 92626
(858) 704-5010	(714) 708-6500
(Name, address and telephone number
of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	11,400,000	$0.585	(2)	$6,669,000	$713.58
(1)	The 11,400,000 shares being registered for resale are for shares of our common stock, including (i) 4,200,000 shares previously issued and (ii) 7,200,000 shares issuable upon the exercise of warrants.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, using the average of the high and low prices as reported on the OTCBB on December 15, 2006.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2007

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT FILED BY SURGE GLOBAL ENERGY, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

11,400,000 SHARES

SURGE GLOBAL ENERGY, INC.

COMMON STOCK

This prospectus relates to the resale of shares of our common stock by the selling stockholders of Surge Global Energy, Inc., identified in this prospectus. These shares or interests therein may be offered and sold from time to time by the selling stockholders named herein or their transferees, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. We will bear the costs relating to the registration of these shares.

The selling stockholders may dispose of their common stock through public or private transactions at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may include pledgees, donees, transferees, or other successors in interest. The selling stockholders will pay any sales commissions incurred in connection with the disposition of shares through this prospectus. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

Our shares are quoted dually on the OTC Bulletin Board and the Pink Sheets under the symbol “SRGG.” The closing price of the shares as quoted on the OTC Bulletin Board on February 13, 2007 was $0.46 per share.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

You should carefully consider “Risk Factors” beginning on page 3 for important information you should consider when determining whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________________

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Cautionary Statement Concerning Forward-Looking Information	10
Use of Proceeds	10
Price Range of Common Stock	11
Dividend Policy	11
Securities Authorized For Issuance Under Equity Compensation Plans	11
Management’s Discussion And Analysis	12
About The Offering	18
Selling Stockholders	18
Plan of Distribution	19
Description of Business	20
Legal Proceedings	25
Management	26
Related Party Transactions	31
Indemnification	32
Security Ownership of Certain Beneficial Owners and Management	32
Description of Capital Stock	34
Legal Matters	36
Experts	36
Where You Can Find More Information	36
Index To Financial Information
- Surge Global Energy, Inc.	F-1
- Peace Oil Corp. and proforma information	F-48

i

PROSPECTUS SUMMARY

We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

In this prospectus, the words “Surge,” “Company,” “we,” “our,” “ours” and “us” refer only to Surge Global Energy, Inc. and its subsidiaries (unless indicated otherwise), and not to any of the selling stockholders. The following summary contains basic information about this offering. It likely does not contain all of the information that is important to you. You should read carefully this entire prospectus, including the “Risk Factors,” financial information and related notes, as well as the documents we have incorporated by reference into this Prospectus before making an investment decision.

The Offering

This prospectus relates to the resale of shares of our common stock by the selling stockholders of Surge Global Energy, Inc. identified in this prospectus.

We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. All costs associated with this registration will be borne by us.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

Common stock outstanding as of February 2, 2007	30,587,097
Common stock offered by selling stockholders	Up to 11,400,000 shares
Use of proceeds	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See “Use of Proceeds” for a complete description.
OTCBB and Pink Sheets Trading symbol	SRGG
Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

Description of Our Business

General Overview

Surge Global Energy, Inc. is a Delaware corporation dually traded on the Bulletin Board and the Pink Sheets under the symbol SRGG. Our principal executive offices are located at 12220 El Camino Real, Suite 410, San Diego, CA 92130. Our telephone number is (858) 704-5010. Our fax number is (858) 704-5011. We maintain a website at www.SurgeGlobalEnergy.com.

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop working interests in underdeveloped oil and gas projects. We intend to develop oil and gas properties and explore for oil and gas on a worldwide basis, focusing mainly in Canada, the United States and Argentina. We currently hold the right to purchase interests in several foreign oil and gas prospects. We seek oil field development prior to production status as our quickest way to establish and increase shareholder value.  Production is now a secondary strategy.

Our strategic objective is to aggregate and exploit over one billion barrels in Canadian Oil Sands (net equity and working interest) of net recoverable oil in large size properties in the Peace River and Athabasca regions of Alberta, Canada. Our strategic initiative is to pursue low-risk high-return projects over the next three years to execute our business strategy in four-steps that include:

(1) Initial Land/Lease Acquisition of oil properties. Over the next 3 years we plan to acquire sufficient land sales to increase oil in place to 10 billion gross barrels or 1 billion net barrels.

(2) Resource validation of acquired properties through stratigraphic ("strat") well drilling and seismic studies to confirm reservoir thickness and quality and the character of the oil.

(3) Converting the certified Resources into Probable Reserves by casing and testing strat wells on each property along with limited drilling of horizontal wells to conduct pilot tests to determine well productivity.

(4) Converting a sufficient number of the Probable Reserves into Proven Reserves to comprehensively prove commercial viability. Modeling comprehensive reservoir/production from the data acquired to this point will be tested against various existing heavy oil technology alternatives and successful current production projects for resale of the property to a larger oil field operator, and secondarily, to determine the optimum development plan for the projects.

Change in Corporate Name

On October 13, 2004, Surge’s name was changed from The Havana Group, Inc. to Surge Global Energy, Inc. and the symbol was changed to SRGG.

Corporate History

We were incorporated as The Havana Group, Inc. on November 25, 1997 under the laws of the state of Delaware. Our initial business was the sale of pipes and tobacco products and we completed our initial public offering in May 1998.

In July 2002, we acquired 100% of the common stock of Bible Resources, Inc. (“Bible”) in exchange for 10.9 million shares of our restricted common stock. Bible, at the time, was a newly formed Nevada corporation organized for the purpose of exploring, developing and/or investing in oil and gas resources on a worldwide basis. Bible no longer has any operations or assets.

As of December 31, 2003, our pipe and tobacco inventory was liquidated and the tangible and intangible assets related to that business were sold off. In December 2004, we completed the restructuring of our balance sheet and the cancellation of our outstanding Preferred A and Preferred B shares and indebtedness related to the discontinued tobacco and pipe business.

In February 2005, we formed a wholly owned Canadian subsidiary Surge Global Energy (Canada) Ltd. On November 15, 2005, we changed its name to Signet Energy, Inc. As a result of subsequent private placement financings and related transactions consummated by Signet, Surge no longer controls over 50% of the voting stock of Signet, and Surge’s new voting interest is now 47.15 percent until February 2007 (fully diluted voting interest of 35.14 percent assumes exercise of all outstanding warrants, conversion of all convertible debt and options are issued and exercised). Surge currently owns a 27.3 percent equity interest in Signet (fully diluted equity interest is 20.35 percent). Due to the less than 50% voting interest of Signet, the Company presents Signet results as a discontinued operation effective June 30, 2006. See “Recent Unregistered Sales of Securities” for a detailed description of these transactions.

In April 2006, the Company established Cold Flow Energy ULC ("Cold Flow") as a new wholly owned subsidiary based in Alberta, Canada to exploit oil and gas opportunities. Cold Flow currently has minimal assets and liabilities and incurred $1,300 of office related expenses in the nine months ended September 30, 2006.

On November 30, 2006, we entered into a Stock Purchase Agreement with our wholly owned subsidiary, Cold Flow Energy ULC, Peace Oil Corp., a corporation incorporated under the laws of Alberta, Canada (“Peace Oil”), and shareholders of Peace Oil (the “Target Shareholders”). Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow will purchase all of the issued and outstanding shares of the capital stock of Peace Oil (the “Acquisition”) for a total purchase price of $16,350,000 Cdn, which consists of $6,350,000 Cdn in cash and an aggregate of 8,965,390 in exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). Each Exchangeable Share is exchangeable into two shares of our common stock at any time from the closing until five years after the closing. In addition, the Company may redeem all of the then oustanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of of the market price of two shares of the Company's common stock plus all declared but unpaid dividends payable to the Exchangeable Shares.  The Company deposited into escrow an additional deposit of $450,000 Cdn on January 16, 2007 thus extending the acquisition closing date until March 2007.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR COMPANY

We have a history of net operating losses.

We have a history of net operating losses and we will need to generate substantial revenue from production to achieve profitability. We may not be able to do so. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our operations. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Expansion of our operations will require significant capital expenditures and dilution to existing shareholders for which we may be unable to provide sufficient financing.

Although we believe our existing capital resources are sufficient to sustain our current level of operations through 2007, our business model contemplates expansion of our business by drilling on our existing properties and identifying and acquiring additional oil and gas properties. We intend to rely on external sources of financing to meet the capital requirements associated with the exploration and expansion of our oil and gas operations. We plan to obtain the future funding that we will need through debt and equity markets, but we cannot assure that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms. To fund the oil development cost effort we anticipate raising a significant amount of capital which will result in substantial future dilution to existing shareholders.

We also intend to make offers to acquire oil properties in the ordinary course of our business. If these offers are accepted, our capital needs will increase substantially. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to acquire new oil and gas properties or default on existing funding commitments to third parties and forfeit or dilute our rights in existing oil property interests.

We expect our operating expenses to increase substantially in the future and may need to raise additional funds.

We have a history of net losses and expect that our operating expenses will increase substantially over the next twelve months as we continue to implement our business plan. In addition, we may experience a material decrease in liquidity due to unforeseen capital requirements or other events and uncertainties. As a result, we may need to raise additional funds, and such funds may not be available on favorable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to execute on our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

Our future performance is dependent upon our ability to identify, acquire and implement the strategy to develop oil properties for resale to larger oil field companies which may delay shareholder return on investment for years.

Our future performance depends upon our ability to find, develop and acquire oil and gas reserves that are economically recoverable. Without successful exploration, exploitation or acquisition activities, we will not be able to develop reserves,  generate revenues or find suitable acquirors of our properties. No assurance can be given that we will be able to find and develop or acquire reserves on acceptable terms, or that commercial quantities of oil and gas deposits will be discovered sufficient to enable us to recover our exploration and development costs or sustain our business, or find suitable acquirors of our properties. Implementing the strategy to develop oil properties may delay shareholder return on investment for years due to the cost of infrastructure development and environmental impact study capital expenditure outlays.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurances can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and/or work interruptions. In addition, the costs of exploitation and development may materially exceed initial estimates.

We can provide no assurance that oil and gas will be discovered in commercial quantities in any of the properties we currently hold interests in or properties in which we may acquire interests in the future. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil reserves are ultimately discovered in commercial quantities to attract the interest of larger oil field companies. We do not have an established history of locating and developing properties that have oil and gas reserves.

We are a development stage company implementing a new business plan.

In January 2005, as a result of the disposal of our tobacco wholesale business in December 2004, and the restructuring of our management and ownership, we began implementing plans to establish an oil and gas development business. As a result, we are a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS7”). We are a development stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects, and we have just begun to implement our business plan. Since our inception and the inception of our development stage on January 1, 2005, we have suffered recurring losses from operations and have been dependent on new investment to sustain our operations. During the years ended December 31, 2005 and 2004, we reported net losses of $8,731,209 and $3,047,196, respectively, and we cannot give any assurances that we can achieve profits from operations. For the period from inception of development stage through September 30, 2006, the Company has accumulated losses of $13,889,111.

We do not control all of our operations.

We do not operate all of our properties and we therefore have limited influence over the testing, drilling and production operations of our properties. Our lack of control could result in the following:

•	the operator might initiate exploration or development on a faster or slower pace than we prefer;

•
the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs;

•	we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures; and

•	if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of our properties.

Information in this prospectus regarding our future exploitation and development projects reflects our current intent and is subject to change.

Our current exploitation and development plans are described in our reports filed with the SEC. Whether we ultimately undertake an exploitation or development project will depend on the following factors:

•	availability and cost of capital both by the company and our planned majority partners;

•	receipt of additional seismic data or the reprocessing of existing data;

•	current and projected oil or natural gas prices;

•	reserve results could be less than our anticipated recovery rate range;

•	the costs and availability of drilling rigs and other equipment, supplies and personnel necessary to conduct these operations;

•	success or failure of activities in similar areas;

•	changes in the estimates of the costs to complete the projects;

•	our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks; and

•	decisions of our joint working interest owners and partners.

•	market prices for our oil field assets could change and could vary when the development efforts and subsequent oil field values accrue;

We will continue to gather data about our projects and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. You should understand that our plans regarding our projects might change.

We rely heavily upon reserve, geological and engineering data when determining whether or not to invest in a particular oil and gas property.

The reserve, geological and engineering data information that we use in evaluating oil and gas prospects is based on estimates involving a great deal of uncertainty. Different engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and gas exists at a particular location, and whether oil and/or gas and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion. The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves can differ from estimates.

Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including the price at which recovered oil and gas can be sold, the costs of recovery, assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs, prevailing environmental conditions associated with drilling and production sites, availability of enhanced recovery techniques, ability to transport oil and gas to markets and governmental and other regulatory factors, such as taxes and environmental laws. A negative change in any one or more of these factors could result in quantities of oil and gas previously estimated as proved reserves becoming uneconomic. For example, a decline in the market price of oil or gas to an amount that is less than the cost of recovery of such oil or gas in a particular location could make production commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flows from estimated reserves.

Our ability to produce sufficient quantities of oil and gas from our properties may be adversely affected by a number of factors outside of our control.

The business of exploring for and producing gas involves a substantial risk of investment loss. Drilling wells involves the risk that the wells may be unproductive or that, although productive, that the wells may not produce oil in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic due to pressure depletion, water encroachment, mechanical difficulties, etc, which impair or prevent the production of oil and gas from the well.

There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of any oil and gas that we acquire or discover may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. We cannot predict how these factors may affect our business.

In addition, the success of our business is dependent upon the efforts of various third parties that we do not control. We rely upon various companies to assist us in identifying desirable oil prospects to acquire and to provide us with technical assistance and services. We also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil prospects to determine a method in which the oil prospects may be developed in a cost-effective manner. In addition, we rely upon the owners and operators of oil drilling equipment to drill and develop our prospects to production. Although we have developed relationships with a number of third-party service providers, we cannot assure that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

Aboriginal peoples may make claims regarding the lands on which our operations are conducted.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. If any aboriginal peoples file a claim asserting aboriginal title or rights to the lands on which any of our properties are located, and if any such claim is successful, it could have a material adverse effect on our operations.

The Energy Utilities Board (EUB) that governs our operations in Alberta, Canada has implemented a new directive (Directive 056) that the Alberta Government issued in its First Nations Consultation Policy on Land Management and Resource Development on May 16, 2005. The EUB expects that all industry applicants must adhere to this policy and the consultation guidelines. These requirements and expectations apply to the licensing of all new energy developments and all modifications to existing energy developments, as covered in Directive 056. In the policy, the Alberta Government has developed consultation guidelines to address specific questions about how consultation for land management and resource development should occur in relation to specific activities. Prior to filing an application, the applicant must address all questions, objections, and concerns regarding the proposed development and attempt to resolve them. This includes concerns and objections raised by members of the public, industry, government representatives, First Nations, Métis, and other interested parties. If there are no outstanding concerns/objections, a confirmation of non-objection has been obtained if required. This process can cause significant delays in obtaining a drilling permit for exploration and/or a production well license for both oil and gas.

If we are unable to access our properties or conduct our operations due to surface conditions, our business will be adversely affected.

Our exploitation and development of oil and gas reserves depends upon access to the areas where our operations are to be conducted. We conduct a portion of our operations in regions where we are only able to do so on a seasonal basis. Unless the surface is sufficiently frozen, we are unable to access our properties, drill or otherwise conduct our operations as planned. In addition, if the surface thaws earlier than expected, we must cease our operations for the season earlier than planned. Our operations are affected by road bans imposed from time to time during the break-up and thaw period in the spring. Road bans are also imposed due to snow, mud and rock slides and periods of high water, which can restrict access to our well sites and production facility sites. Our inability to access our properties or to conduct our operations as planned will result in a shutdown or slow down of our operations, which will adversely affect our business.

Essential equipment might not be available.

Oil and gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

Pipeline capacity may be inadequate.

There may be periods of time when pipeline capacity is inadequate to meet our gas transportation needs. It is often the case that as new development comes on line, pipelines are close to or at capacity. During periods when pipeline capacity is inadequate, we may be forced to reduce production or incur additional expense as existing production is compressed to fit into existing pipelines.

Our reliance on third parties for gathering and distribution could curtail future exploration and production activities.

The marketability of our production will depend on the proximity of our reserves to and the capacity of, third party facilities and services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or insufficient capacity of these facilities and services could force us to shut-in producing wells, delay the commencement of production, or discontinue development plans for some of our properties, which would adversely affect our financial condition and performance.

We may not have good and marketable title to our properties.

It is customary in the oil and gas industry that upon acquiring an interest in a non-producing property, only a preliminary title investigation be done at that time and that a drilling title opinion be done prior to the initiation of drilling, neither of which can substitute for a complete title investigation. We have followed this custom and intend to continue to follow this custom in the future. Furthermore, title insurance is not available for mineral leases, and we will not obtain title insurance or other guaranty or warranty of good title. If the title to our prospects should prove to be defective, we could lose the costs that we have incurred in their acquisition, or incur substantial costs for curative title work.

Complying with environmental and other government regulations could be costly and could negatively impact our production.

Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling, restrict the substances that can be released into the environment with drilling and production activities, limit or prohibit drilling activities on protected areas such as wetlands or wilderness areas, require that reclamation measures be taken to prevent pollution from former operations, require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater, and require remedial measures to be taken with respect to property designated as a contaminated site.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We are currently evaluating insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly for us.

It may be time consuming, difficult and costly for us to develop and implement provisions of the Sarbanes-Oxley Act applicable to us, including the internal controls and reporting procedures required to be implemented for the first fiscal year ending on or after December 15, 2007. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls and other requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

The loss of key employees would materially adversely affect our ability to operate our business and implement our business plan.

Our business operations are managed by two key employees, David Perez, our Chief Executive Officer, and William Greene, our Chief Financial Officer. The loss of the services of such employees could seriously impair our business operations. We do not have key man life insurance on any of our executives. On April 22, 2006, Fred W. Kelly, our former Chief Executive Officer and the Chief Operating Officer of Signet, passed away. Mr. Kelly was a key operations executive and his death could have a negative effect on Signet’s operations and relationships with its vendors.

We are and may continue to be involved in litigation and other disputes.

Our business and operations may subject us to claims, litigation and other proceedings brought by private parties and governmental authorities. We are currently involved in a contract dispute with Dynamo Energy Corporation, a Canadian corporation ("Dynamo"), in connection with an alleged breach of contract. Our Board of Directors previously determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement, which was not accepted. Dynamo notified our company that it believes that agreement is valid, and on November 15, 2006, Dynamo filed a First Amended Complaint claim in San Diego County state court against the Company, Frederick Berndt, our former V.P. and Director and E. Jamie Schloss, our former CFO and Director. Litigation can involve complex factual and legal questions and its outcome is uncertain. Although it is not possible at this early stage to predict the likely outcome of this action, an adverse result could have a material adverse effect on us. Any claim that is successfully asserted against us could result in significant damage claims and other losses. Even if we were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations, which adversely affect our financial condition, results of operations or cash flows. See the discussion in the section under "Legal Proceedings" for a discussion of the Dynamo dispute.

RISKS RELATED TO OUR INDUSTRY

The successful implementation of our business plan is subject to risks inherent in the oil and gas business.

Our oil and gas operations are subject to the economic risks typically associated with exploration, development production activities and locating suitable acquirors of our properties, including the necessity of significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

The oil and gas industry is highly competitive.

The oil and gas industry is highly competitive. We compete with oil and gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. In addition, we compete with other oil development firms in marketing their properties to other larger oil field operators. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices of gas and oil more easily than we can. Our competitors may be able to pay more for productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Oil and gas operations involve various risks.

The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. Personal injuries, damage to property and equipment, reservoir damage, or loss of reserves may occur if such a catastrophe occurs, any one of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties purchased or leased by us.

Market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to, the continued threat of war in the Middle East and actions of the Organization of Petroleum Exporting Countries and its maintenance of production constraints, the U.S. economic environment, weather conditions, the availability of alternate fuel sources, transportation interruption, the impact of drilling levels on crude oil and gas supply, and the environmental and access issues that could limit future drilling activities for the industry.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

RISKS RELATED TO OUR STOCK

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of February 2, 2007, in the aggregate, approximately 37.14% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

Future sales of our common stock may cause our stock price to decline.

Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute “restricted shares” as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or are required to be registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock’s market price to decline.

Our stock price can be extremely volatile.

Our common stock is traded dually on the OTC Bulletin Board and the Pink Sheets. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

We do not expect to pay dividends.

We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, we could be investigated by the SEC or we could incur liability to our shareholders.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Failure to remain current in our reporting obligations might also subject us to SEC investigation or private rights of action by our shareholders.

Our common stock is subject to the “penny stock” rules off the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements included in this prospectus. Such statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms, variations of such terms or the negative of such terms. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements address future events and conditions concerning product development, capital expenditures, earnings, litigation, regulatory matters, markets for products and services, liquidity and capital resources and accounting matters. Actual results in each case could differ materially from those anticipated in such statements by reason of factors such as future economic conditions, changes in consumer demand, legislative, regulatory and competitive developments in markets in which we and our subsidiaries operate, and other circumstances affecting anticipated revenues and costs, as more fully disclosed in our discussion of risk factors in this prospectus.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Additional factors that could cause such results to differ materially from those described in the forward-looking statements are set forth in connection with the forward-looking statements.

USE OF PROCEEDS

All of the net proceeds from the sale of the shares offered pursuant to this prospectus will go to the stockholders who offer and sell them. We will not receive any proceeds from the sale of shares by the selling stockholders. A portion of the shares offered pursuant to this prospectus are issuable upon the exercise of warrants. If these warrants are fully exercised by payment of the exercise price in cash, we will receive gross proceeds of approximately $5,700,000, which will be used for general corporate purposes, including working capital. The actual allocation of proceeds realized from the exercise of these warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

PRICE RANGE OF COMMON STOCK

Our common stock is quoted dually on the OTC Bulletin Board and the Pink Sheets under the trading symbol “SRGG.” The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by OTC Bulletin Board. Such quotations are taken from information provided by “Yahoo! Finance” and reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	Bid
	High	Low
Fiscal year ending December 31, 2006:
First Quarter	$4.15	$1.30
Second Quarter	$4.18	$1.60
Third Quarter	$2.15	$0.41
Fourth Quarter	$0.87	$0.34
Fiscal year ending December 31, 2005:
First Quarter	$4.05	$2.00
Second Quarter	$3.12	$1.00
Third Quarter	$1.85	$1.08
Fourth Quarter	$1.90	$1.22
Fiscal year ending December 31, 2004:
First Quarter	$1.35	$0.30
Second Quarter	$1.29	$0.40
Third Quarter	$1.01	$0.59
Fourth Quarter	$3.05	$0.70

As of February 2, 2007, there were 30,587,097 shares of our common stock outstanding owned by approximately 1,640 holders of record.

DIVIDEND POLICY

We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans. Our amended certificate of incorporation prohibits the payment of cash dividends on our common stock in excess of $.05 per share per year so long as any preferred stock remains outstanding, unless all accrued and unpaid dividends on such preferred stock has been set apart and there are no arrearages on the redemption of any preferred stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information about shares of our common stock that may be issued upon exercise of options under all of our equity compensation plans as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders(1)	6,816,158	$0.64	—
Total	6,816,158	$0.64	—

(1)
We do not have any equity compensation plans, but we have entered into individual compensation arrangements with certain of our executive officers providing options to purchase our common stock in exchange for services to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. We have sought to identify the most significant risks to our business, but cannot predict whether or to what extent any of such risks may be realized, nor can there be any assurance that we have identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to our stock. In particular, investors should refer to the section entitled, “Risk Factors.”

The following discussion and analysis should be read in conjunction with our financial statements and summary of our selected financial data, especially our quarterly reports, as they have been filed with the SEC. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment from our management.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following discussion should be read in conjunction with our Consolidated Financial Statements and Notes thereto, included elsewhere within this Report.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

•	Use of estimates;

•	Property and equipment;

•	Full-cost ceiling test;

•	Asset retirement obligations;

•	Fair value of financial instruments; and

•	Full-cost ceiling test.

Use of Estimates

The preparation of these financial statements requires the Company to make estimates and judgments. The Company analyzes its estimates, including those related to future oil and gas revenues and oil and gas properties, contingencies and litigation. The Company bases its estimates on assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Oil and Gas Property

The Company follows the full cost method of accounting for its investments in oil and natural gas properties. All costs incurred with the acquisition, exploration and development of oil and natural gas properties, including unproductive wells, are capitalized. Under the full cost method of accounting, such costs may be incurred either prior to or after the acquisition of a property and include lease acquisitions, geological and geophysical services, drilling, completion and equipment.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of oil and gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

At December 31, 2005, we had $10.3 million allocated to unevaluated oil and natural gas properties compared with $25,000 in 2004. Because we own less than a 50% interest in Signet as of July 6, 2006, and to provide more meaningful financial statements, management decided to classify Signet results as a discontinued operation beginning in the quarter ended June 30, 2006. As an independent company Signet continues to conduct its own oil and gas exploration operations.

Full-Cost Ceiling Test

At the end of each quarter, the unamortized cost of oil and natural gas properties, after deducting the asset retirement obligation, net of related deferred income taxes, is limited to the sum of the estimated future net revenues from proved properties using period-end prices, after giving effect to cash flow hedge positions, discounted at 10%, and the lower of cost or fair value of unproved properties adjusted for related income tax effects.

The calculation of the ceiling test and the provision for depletion and amortization are based on estimates of proved reserves. Currently, the Company has no proven reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing, and plan of development. The accuracy of any reserve estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing, and production subsequent to the date of the estimate may justify a revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

Due to the imprecision in estimating oil and natural gas revenues as well as the potential volatility in oil and gas prices and their effect on the carrying value of our proved oil and gas reserves, there can be no assurance that write-downs in the future will not be required as a result of factors that may negatively affect the present value of proved oil and natural gas reserves and the carrying value of oil and natural gas properties, including volatile oil and natural gas prices, downward revisions in estimated proved oil and natural gas reserve quantities and unsuccessful drilling activities.

Asset Retirement Obligations

The estimated costs of restoration and removal of facilities are accrued. The fair value of a liability for an asset's retirement obligation is recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. For all periods presented, we have included estimated future costs of abandonment and dismantlement in our full cost amortization base and amortize these costs as a component of our depletion expense.

Fair Value of Financial Instruments

Our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and convertible debt borrowings. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the highly liquid nature of these short-term instruments.

Results of Operations

For the Twelve Months Ended December 31, 2005 Compared with the Twelve Months Ended December 31, 2004:

We discontinued operations of our tobacco and related business effective December 16, 2004. As a result, these previous expenses are no longer included in continuing operations and are now disclosed as discontinued operations. Our remaining operations now consist solely of our oil and gas exploration efforts.

The Company had no revenues in the twelve months ended December 31, 2005 or 2004. Total operating expenses as well as loss from continuing operations for the twelve months ended December 31, 2005 compared to 2004 increased by $5.680 million to $9.408 million from $3.728 million in the prior period.

Included within the $5.680 million increase is $5.095 million of employee compensation costs, $485,000 in selling, general and administrative (SG&A) expenses, and $75,000 in increased depreciation and amortization expense and $25,000 of impairment of investment in 2005. The increase in non-cash compensation cost of $5.095 million in 2005 consisted of $4.225 million and $870,000 of vested stock options related to employee compensation agreements. Included in the $485,000 SG&A increase was $1.263 million in higher 2005 costs offset by a non-recurring $778,000 in expensed mineral exploration costs in 2004. The $1.263 million in higher 2005 expenses consisted of $572,000 in higher legal, audit and financing fees related to financing and registration activities, $369,000 in employee related compensation increases, $123,000 in higher occupancy and related costs from our Signet subsidiary, $93,000 related to increased insurance and $106,000 due to increased promotion and other expenses. Depreciation and amortization increased $75,000 due to $71,000 in amortized deferred financing costs related to the Signet financing, and $4,000 in fixed asset depreciation.

Interest expense, net of interest income, for the twelve months ended December 31, 2005 increased by $1.933 million to $1.954 million from $21,000. The beneficial conversion feature notes payable and warrant expense accounting for $1.844 million. In addition, $66,000 resulted from accrued interest expense related to the Signet convertible debt offering. The remaining $23,000 interest expense was due primarily to the March 2005 Convertible Note financing in the amount of $1,710,000. That debt was converted to common stock in August 2005.

Loss from discontinued operations and gain on disposal of discontinued operations was ($71,000) and $773,422, respectively for the twelve months ended December 31, 2004. There was no continuing discontinued loss or gain on disposal in the year ended December 31, 2005. For the period ended December 31, 2004, in completing the sale of the tobacco and related business, the Company realized a one time $773,422 gain on disposal due largely to debt forgiveness by the previous Chief Executive Officer.

Foreign currency translation losses increased to $185,000 from zero for the years ended December 31, 2005 and 2004 respectively. Foreign subsidiary activity and related foreign currency translation results commenced in February 2005 with no corresponding activity in 2004.

Loss available to common stockholders increased by $5.684 million from a loss of $3.047 million in 2004 to $8.731 million in 2005 as a result of all the factors described above. The $8.731 million loss was offset by a $2.560 million minority credit to income. Included in losses were significant non-recurring start up and related expenses of Signet’s operations and expenses incurred at its formation.

For the Three Month Periods Ending September 30, 2006 and September 30, 2005:

In July 2006, the Company’s interest in Signet’s operations declined to less than 50% (see Note D to our September 30, 2006 financial statements). As a result, the Company presents its Signet results as discontinued operations effective June 30, 2006. As of September 30, 2006, the Company presents its interest in Signet using the equity method of accounting and our remaining continuing operations now consist of expenses related solely to our corporate administrative activities.

The Company had no revenues or income in the three months ended September 30, 2006 or 2005 other than gain on warrant revaluation during the three months ended September 30, 2006 and interest income. Total operating expenses for the three months ended September 30, 2006 compared to 2005 increased by $964,000 to $1.789 million from $826,000 in the prior period. Included within the $964,000 increase is $367,000 in higher employee option expense, $345,000 in higher public reporting and payroll costs and $1,000 in increased depreciation expense .

Surge’s equity share of Signet loss was $442,000 in 2006 compared to zero in the prior period. Surge began accounting for equity method in accounting for Signet during the three months ended September 30, 2006.

In the three months ended September 30, 2006, non-cash income of $2.005 million was recorded to reflect the costs of the reevaluation of warrants issued in November 2005 and March 2006 due to EITF 0019 and FASB 133 rules which require valuation updates at each quarterly reporting period based on the value of the warrants computed using the Black Scholes method.

Interest income, net of interest expense, for the three months ended September 30, 2006 increased by $1.194 million to $15,000 from ($1.179) million in expense in 2005. The 2005 interest expense of ($1.179) million was due primarily to the March 2005 Convertible Note financing in the amount of $1,710,000. The related amortization and debt discount was expensed when the debt was converted to common stock in August 2005.

Foreign currency translation adjustment in 2006 was a loss on translation of $4 compared with a loss of $25,000 in 2005. Recent foreign subsidiary activity was related to the Canadian Cold Flow subsidiary’s minimal activity during the period.

Loss available to common stockholders decreased by $2.478 million from a loss of ($2.689) million in 2005 to a loss of ($211,000) in 2006 as a result of all the factors described above.

For The Nine Month Periods Ending September 30, 2006 And September 30, 2005:

The Company had no revenues or income in the nine months September 30, 2006 or 2005 other than gain on warrant revaluation during the three months ended September 30, 2006 and interest income. Total operating expenses for the nine months ended September 30, 2006 compared to 2005 increased by $1.816 million to $5.203 million from $3.387 million in the prior period.

Included within the $1.816 million increase is $431,000 in higher public reporting and payroll costs, $1.383 million in higher employee option costs and $2,000 in increased depreciation expense.

Surge’s equity share of Signet's loss was $442,000 in 2006 compared to zero in the prior period. Surge began accounting for equity method in accounting for Signet during the three months ended September 30, 2006.

In 2006, a non-cash expense, of $1.355 million was recorded to reflect the costs of the reevaluation of warrants issued in November, 2005 and March, 2006 due to EITF 0019 and FASB 133 rules which require valuation updates at each quarterly reporting period based on the value of the warrants computed using the Black Scholes method.

Interest income, net of interest expense for the nine months ended September 30, 2006 increased by $1.739 million to $40,000 from ($1.699) million in expense in 2005. The 2005 interest expense of ($1.699) million was due primarily to the March 2005 Convertible Note financing in the amount of $1,710,000. The related amortization and debt discount was expensed when the debt was converted to common stock in August 2005.

Discontinued operation expenses related to Signet increased by $2.026 million for the nine months ended in September 30, 2006 compared to zero in the prior period due to the less than 50% control (see Note D to our September 30, 2006 financial statements).

Foreign currency translation adjustment in 2006 was a gain on translation of $338,000 compared with a loss of ($50,000) in 2005. Foreign subsidiary activity and related foreign currency translation results commenced in February 2005 when Signet Energy, Inc. (formerly Surge Global Energy (Canada) Ltd. began operations.

Loss available to common stockholders decreased by $611,000 from a loss of $5.769 million in 2005 to $5.158 million in 2006 as a result of all the factors described above. The $5.158 million nine month loss was offset by the Signet’s minority interest of $1.119 million.

Liquidity and Capital Resources

Current Position

As of September 30, 2006, we had a surplus in working capital of $595,000. For the nine months ended September 30, 2006, we had a net cash flow deficit of ($2.082) million, consisting primarily of year to date losses of ($5.158) million less non cash adjustments of $3.076 million.

For the nine months ended September 30, 2006, the Company recorded $7.020 million in investing activities. Within the $7.020 million was $5.626 million related to deconsolidated Signet cash and $12,000 in cash flow from investing activities for fixed asset additions for continuing operations.

For the nine months ended September 30, 2006, cash flow from financing activities from continuing operations was $1.900 million consisting of $1.800 million in common stock proceeds and $100,000 in stock option exercise proceeds.

For the nine months ended September 30, 2006, the effect of exchange rates on cash and cash equivalents was $267,000.

In the nine months ended September 30, 2005, we had a loss from continuing operations of $5.084 million and a working capital deficiency of $2.455 million.

 We believe that we will be successful in meeting the working capital needs to fund the current level of operating activities, capital expenditures and debt and other obligations through the next twelve months. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to the Company, this could have a material adverse effect on the Company's business, results of operations, liquidity and financial condition.

While the Company has continued to raise capital to meet its working capital requirements, additional financing is required in order to meet future needs. There are no assurances the Company will be successful in raising the funds required and any equity raised would be substantially dilutive to existing shareholders.

Future Operations

The Company plans on acquiring drilling and production prospects in the United States and Canada. In the Sawn Lake area, Signet’s 40% working interest in the Sawn Lake property contains approximately 16,128 net acres. Under the farmout agreement, the Company is obligated to pay 80% of the costs of the first ten wells drilled on the leases. Two non-affiliated third parties each own a 10% working interest. Using an average of four wells per section, the Company could be able to drill over 250 wells on the property. The initial Test Well commenced drilling in September 2005 and we are waiting for final completion activities to determine the levels of production available. Additional financing through debt or common stock issuance will be necessary for Signet to be able to complete the entire drilling program in the Sawn Lake area, which, if equity, would dilute our ownership share. At September 30, 2006, the Company no longer had the legal power to control the operating policies and procedures of Signet as of September 30, 2006, which required Surge to deconsolidate the operations of Signet as of such date.

    In October, Signet completed the drilling of two option wells (Well #2 and Well #3) and announced the production test results of these wells on October 12, 2006.

    Under the Farmout Agreement, notice to Deep Well Alberta (“Deep Well”) of Signet’s intent to drill the next option well was due on December 16, 2006.  At this time, Signet has chosen not to elect to drill additional option wells to earn additional sections pursuant to the amended Farmout Agreement with Deep Well.  Based on the lack of cold flow from the Sawn Lake oil sands resource, Signet had sought an amendment to the Farmout Agreement to drill vertical delineation wells to evaluate the resource potential rather than continue to production test the resource.  These alternative type of wells are the common approach to delineating and defining the production potential of an oil sands resource of the nature of that located at Sawn Lake.  Deep Well has declined to amend the Farmout Agreement. Accordingly, pursuant to the terms of the Farmout Agreement with Deep Well, the right to elect to drill option wells and earn additional interest in the Sawn Lake property has concluded.

    The two completed option wells increased Signet’s 40% ownership interest by 12 sections to a total of 18 sections or 11,520 acres.  Surge's net equity interest of 27.3% applied to the 11,520 acres represents 3,145 effective acres. However, in December 2006 Deep Well notified Signet that it was questioning Signet’s earnings on the additional 12 sections claiming Signet failed to properly complete the well by not conducting the production testing as reasonably required under the Farmout Agreement.   Signet’s view is that it has earned the 12 sections pursuant to the terms of the Farmout Agreement.  Signet is considering its options to resolve this matter.

In March 2006 the Company completed a private placement offering of 1,200,000 shares at $1.50 per share, which resulted in gross proceeds of $1,800,000. Warrants to purchase 1,200,000 shares at $2.00 per share with a five-year term were issued at the same time. There were no commissions payable for the issuance of these shares. This registration statement registers for resale by certain of the selling stockholders of the shares issued in the March 2006 private placement as well as the shares underlying the related warrants.

On November 28, 2006, the Company completed a private placement of 3,000,000 shares at $0.45 per share, which resulted in gross proceeds of $1,350,000. Warrants to purchase both 3,000,000 shares at $0.60 with a five-year term along with warrants to purchase 3,000,000 shares at $0.50 with a six-month term were issued at the same time. This registration statement registers for resale by two of the selling stockholders of the shares issued in the November 2006 private placement as well as the shares underlying the related warrants.

On November 30, 2006, we entered into a Stock Purchase Agreement with our wholly owned subsidiary, Cold Flow Energy ULC, to acquire Peace Oil Corp. Peace Oil owns an undivided 30% working interest in 135 square miles, 86,400 acres (Net 40.5 sections or 25,920 acres) in the Red Earth area of Alberta, Canada.

By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits. However, if during that period or hereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.  Based on the proposed terms, we estimate completing the Peace Oil transaction in March 2007. Upon consummating the transaction, we anticipate adding 756 million barrels of gross oil bitumen resources in place (OBIP) or 302 million net recoverable barrels as part of our oil aggregation and exploitation strategy.

Product Research and Development

We do not anticipate performing research and development for any products during the next twelve months.

Acquisition or Disposition of Plant and Equipment

We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months, other than computer equipment and peripherals used in our day-to-day operations. We believe we have sufficient resources available to meet these acquisition needs.

Number of Employees

From our inception through the period ended September 30, 2006, we have relied on the services of outside consultants for services and have four (4) full time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate an employment base of seven (7) full and part time employees during the next 12 months.

As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

Inflation

Our opinion is that inflation has not had a material effect on our operations.

Off Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

Recent Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

ABOUT THE OFFERING

We are registering for resale the common stock previously issued and the underlying shares of common stock issuable upon the exercise of warrants issued in connection with our March 2006 private placement. We raised an aggregate of $1,800,000 in gross proceeds from the issuance of 1,200,000 shares of our common stock at a purchase price of $1.50 per share. At closing of the private placement, we also issued to each purchaser a warrant to purchase an equal number of shares of common stock at a price of $2.00 per share for a period of five years beginning on the closing date. All of the purchasers were accredited investors, and we relied upon Rule 506 of Regulation D to determine an exemption from registration.

In addition, we are registering for resale the shares of common stock and the shares of common stock underlying warrants we issued in our November 2006 private placement. We raised an aggregate of $1,350,000 in gross proceeds from the issuance of 3,000,000 shares of our common stock at a purchase price of $0.45 per share. In connection with the private placement, we also issued to the purchasers 5-year warrants to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.60 and 6-month warrants to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.50 per share. All of the purchasers were accredited investors, and we relied upon Rule 506 of Regulation D to determine an exemption from registration.

SELLING STOCKHOLDERS

The table below lists the selling stockholders and whether the shares being registered for resale are for shares of our common stock (i) previously issued or (ii) issuable upon the exercise of warrants, assuming that all warrants were exercised. The selling stockholders may sell all, none or some of their shares of our common stock in this offering and may not exercise any of their warrants. Other than as noted below, the selling stockholders have not had any material relationship with us within the past three years.  Except as noted below, after the offering is complete, assuming that the selling stockholders sell all of their shares of our common stock offered for resale, the selling stockholders will not own any of our common stock.

	Common Stock	Warrants	Totals
Happy Hollow, Ltd.(1)	150,000	150,000	300,000
Amy S. Bernstein Trust(2)	200,000	200,000	400,000
Ori L. Zemer Trust(3)	100,000	100,000	200,000
Tal Zemer Trust(4)	100,000	100,000	200,000
Mario Nargi	40,000	40,000	80,000
Kashay Defined Benefit Pension Plan(5)	80,000	80,000	160,000
Victor Mellul	360,000	360,000	720,000
Howard Miller	40,000	40,000	80,000
Rafi Tal	40,000	40,000	80,000
Irving Plaksen TTEE of the Revocable Trust(6)	50,000	50,000	100,000
Jack Kozuch	20,000	20,000	40,000
Jeffrey Tadder	20,000	20,000	40,000
Gemini Master Fund, Ltd.(7)	2,000,000	4,000,000	6,000,000
Mark C. Fritz (8)	1,000,000	2,000,000	3,000,000
Totals	4,200,000	7,200,000	11,400,000

(1)	As of December 15, 2006, Happy Hollow, Ltd holds 150,000 shares of record. The person who has voting and investment control for the selling stockholder is April Panton.
(2)	The person who has voting and investment control for the selling stockholder is Amy S. Bernstein.
(3)	The person who has voting and investment control for the selling stockholder is Ori L. Zemer.
(4)	The person who has voting and investment control for the selling stockholder is Tal Zemer.
(5)	The person who has voting and investment control for the selling stockholder is Samuel Karp.
(6)	The person who has voting and investment control for the selling stockholder is Irving Plaksen.
(7)
Includes 4,000,000 shares of common stock underlying warrants held by Gemini Master Fund that are exercisable within 60 days of February 2, 2007, such that the number of shares beneficially owned by Gemini Master Fund, upon giving effect to the exercise of the warrants, would not cause the aggregate number of shares beneficially owned by Gemini Master Fund and its affiliates to exceed 4.99% of the total outstanding shares of the company. As of February 2, 2007, Gemini Master Fund holds 2,000,000 shares of record. The Investment Manager of Gemini Master Fund, Ltd. is Gemini Strategies, LLC. The Managing Member of Gemini Strategies, LLC is Steven W. Winters. As such, Mr. Winters may be deemed beneficial owner of the shares; however, Mr. Winters disclaims beneficial ownership of such shares.

(8)
Mark C. Fritz participated in the following of our prior financings: October 2004 for 200,000 shares at $0.65 per share; November 2004 for 135,000 shares for $1.35 per share; and August 2005 for 1,675,000 shares at $1.00 per share along with 837,500 warrants for $1.60 with a three to five year term. Our registration statement on Form SB-2 filed in December 2005 registered for resale Mr. Fritz’s 1,675,000 shares and the 837,500 shares underlying the related warrants issued to him in the August 2005 financing. Prior to the offering, Mr. Fritz beneficially owns 5,713,500 shares of our common stock, which includes 2,837,500 shares underlying derivatives that are exercisable as of February 2, 2007. After the offering, Mr. Fritz will beneficially own 2,713,500 shares, representing 17.09% of our outstanding shares as of February 2, 2007.

None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker dealer.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter bulletin board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Selling stockholders do not expect these commissions and discounts relating to sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be ‘‘underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale or the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale or the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF BUSINESS

General Overview

Surge Global Energy, Inc. is a Delaware corporation dually traded on the Bulletin Board and the Pink Sheets under the symbol SRGG. Our principal executive offices are located at 12220 El Camino Real, Suite 410, San Diego, CA 92130. Our telephone number is (858) 704-5010. Our fax number is (858) 704-5011. We maintain a website at www.SurgeGlobalEnergy.com.

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop working interests in underdeveloped oil and gas projects. We intend to develop oil and gas properties and explore for oil and gas on a worldwide basis, focusing mainly in Canada, the United States and Argentina. We currently hold the right to purchase interests in several foreign oil and gas prospects. We seek oil field development prior to production status as our quickest way to establish and increase shareholder value.  Production is now a secondary strategy.

Our strategic objective is to aggregate and exploit over one billion barrels in Canadian Oil Sands (net equity and working interest) of net recoverable oil in large size properties in the Peace River and Athabasca regions of Alberta, Canada. Our strategic initiative is to pursue low-risk high-return projects over the next three years to execute our business strategy in four-steps that include:

(1) Initial Land/Lease Acquisition of oil properties. Over the next 3 years we plan to acquire sufficient land sales to increase oil in place to 10 billion gross barrels or 1 billion net barrels.

(2) Resource validation of acquired properties through stratigraphic ("strat") well drilling and seismic studies to confirm reservoir thickness and quality and the character of the oil.

(3) Converting the certified Resources into Probable Reserves by casing and testing strat wells on each property along with limited drilling of horizontal wells to conduct pilot tests to determine well productivity.

(4) Converting a sufficient number of the Probable Reserves into Proven Reserves to comprehensively prove commercial viability. Modeling comprehensive reservoir/production from the data acquired to this point will be tested against various existing heavy oil technology alternatives and successful current production projects for resale of the property to a larger oil field operator, and secondarily, to determine the optimum development plan for the projects.

Change in Corporate Name

On October 13, 2004, Surge’s name was changed from The Havana Group, Inc. to Surge Global Energy, Inc. and the symbol was changed to SRGG.

Corporate History

We were incorporated as The Havana Group, Inc. on November 25, 1997 under the laws of the state of Delaware. Our initial business was the sale of pipes and tobacco products and we completed our initial public offering in May 1998.

In July 2002, we acquired 100% of the common stock of Bible Resources, Inc. (“Bible”) in exchange for 10.9 million shares of our restricted common stock. Bible, at the time, was a newly formed Nevada corporation organized for the purpose of exploring, developing and/or investing in oil and gas resources on a worldwide basis. Bible no longer has any operations or assets.

As of December 31, 2003, our pipe and tobacco inventory was liquidated and the tangible and intangible assets related to that business were sold off. In December 2004, we completed the restructuring of our balance sheet and the cancellation of our outstanding Preferred A and Preferred B shares and indebtedness related to the discontinued tobacco and pipe business.

In February 2005, we formed a wholly owned Canadian subsidiary Surge Global Energy (Canada) Ltd. On November 15, 2005, we changed its name to Signet Energy, Inc. As a result of subsequent private placement financings and related transactions consummated by Signet, Surge no longer controls over 50% of the voting stock of Signet, and Surge’s new voting interest is now 47.15 percent until February 2007 (fully diluted voting interest of 34.93 percent assumes exercise of all outstanding warrants, conversion of all convertible debt and options are issued and exercised). Surge currently owns a 27.3 percent equity interest in Signet (fully diluted equity interest is 20.22 percent). Due to the less than 50% voting interest of Signet, the Company presents Signet results as a discontinued operation effective June 30, 2006. See “Recent Unregistered Sales of Securities” for a detailed description of these transactions.

In April 2006, the Company established Cold Flow Energy ULC (“Cold Flow”) as a new wholly owned subsidiary based in Alberta, Canada to exploit oil and gas opportunities. Cold Flow currently has minimal assets and liabilities and incurred $1,300 of office related expenses in the nine months ended September 30, 2006.

On November 30, 2006, we entered into a Stock Purchase Agreement with our wholly owned subsidiary, Cold Flow Energy ULC, Peace Oil Corp., a corporation incorporated under the laws of Alberta, Canada (“Peace Oil”), and shareholders of Peace Oil (the “Target Shareholders”). Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow will purchase all of the issued and outstanding shares of the capital stock of Peace Oil (the “Acquisition”) for a total purchase price of $16,350,000 Cdn, which consists of $6,350,000 Cdn in cash and an aggregate of 8,965,390 in exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). Each Exchangeable Share is exchangeable into two shares of our common stock at any time from the closing until five years after the closing. In addition, the Company may redeem all of the then oustanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of of the market price of two shares of the Company's common stock plus all declared but unpaid dividends payable to the Exchangeable Shares.  The Company deposited into escrow an additional deposit of $450,000 Cdn on January 16, 2007 thus extending the acquisition closing date until March 2007.

Business Operations

Signet Projects

Sawn Lake Project, Alberta, Canada

Signet is currently the operator of the Sawn Lake Oil Sands Development in Alberta, Canada, pursuant to a farmout agreement we entered into in February 2005, with Deep Well Oil & Gas Inc. (“Deep Well”) and Northern Alberta Oil Ltd. (“Northern Alberta”), which was subsequently assigned to Signet in connection with the financing Signet completed in November 2005. The Sawn Lake Oil Sands Development has been estimated by two respected third-party petroleum-engineering firms to contain a total of 820 million to 1.2 billion barrels of oil resource in place, of which 10-13% is recoverable. Signet has a right to earn a 40% working interest in 44,480 acres after drilling a total of ten wells. The development consists of 69.5 contiguous sections covering 44,480 acres in the Sawn Lake area of Alberta, Canada.

In September 2005, we were issued a permit by the Alberta Energy Utilities Board (AEUB) for a test well and on September 25, 2005 we spudded our first well, the 1-36 Well, at Sawn Lake, Alberta Canada which perfected our interest in the farmout agreement with Deep Well and Northern Alberta. In October 2005, the AEUB granted Signet an amendment to the original test well permit at Sawn Lake, Alberta, Canada, to proceed with the drilling of a horizontal production well at Sawn Lake. In April 2006 the AEUB issued Signet a permit to drill a second well at Sawn Lake. The 1-36 well was the first of a ten well delineation drilling program at the Sawn Lake property pursuant to which Signet will earn-in up to 69.5 contiguous sections covering 44,480 acres under the farmout agreement with Deep Well and Northern Alberta. To date Signet has earned 6.0 sections, by drilling and completing the first well on a total of 3,450 shares. On November 15th 2005 we entered into a farmout amending agreement whereby Signet is required to drill the second (option well) by September 25, 2007 and 8 additional wells prior to February 25, 2008 in order to perfect its interests in the entire 69.5 sections.

On July 17, 2006, Signet announced that the Government of Alberta had issued the required licenses to drill the next three vertical and horizontal wells in the Bluesky Formation of the Sawn Lake area.

    In October, Signet completed the drilling of two option wells (Well #2 and Well #3) and announced the production test results of these wells on October 12, 2006.

    Under the Farmout Agreement, notice to Deep Well Alberta (“Deep Well”) of Signet’s intent to drill the next option well was due on December 16, 2006.  At this time, Signet has chosen not to elect to drill additional option wells to earn additional sections pursuant to the amended Farmout Agreement with Deep Well.  Based on the lack of cold flow from the Sawn Lake oil sands resource, Signet had sought an amendment to the Farmout Agreement to drill vertical delineation wells to evaluate the resource potential rather than production test the resource.  These alternative types of wells are the common approach to delineating and defining the production potential of an oil sands resource of the nature of that located at Sawn Lake.  Deep Well has declined to amend the Farmout Agreement. Accordingly, pursuant to the terms of the Farmout Agreement with Deep Well the right to elect to drill option wells and earn additional interest in the Sawn Lake property has concluded.

    The two completed option wells increased Signet’s 40% ownership interest by 12 sections to a total of 18 sections or 11,520 acres.  Surge's net equity interest of 27.3% applied to the 11,520 acres represents 3,145 effective acres. However, In December 2006 Deep Well notified Signet that it was questioning Signet’s earnings on the additional 12 sections claiming Signet failed to properly complete the well by not conducting the production testing as reasonably required under the Farmout Agreement.   Signet’s view is that it has earned the 12 sections pursuant to the terms of the Farmout Agreement.  Signet is considering its options to resolve this matter.

Surge Global Energy Projects

Granite Wash, Alberta, Canada

In December 2006 we terminated the Kelso Energy, Inc. (now known as COSTA Energy Inc.) February 27, 2006 farmout agreement, reducing our current capital obligation by $750,000 for 2007. Our Board of Directors has elected to focus exclusively on exploitation opportunities in the Canadian Heavy Oil Sands. We had entered into the farmout agreement with Kelso Energy in March 2006 for oil and gas exploration of two and a half sections (1,600 acres) in the Keg River Formation, also known as the “Granite Wash,” in the Kitty area of North Central Alberta, Canada with the option to acquire a 60%-100% working interest in the oil and gas produced from the farmout lands. Pursuant to the farmout agreement, we had  previously exercised our option on April 12, 2006, to elect to drill a test well at an estimated cost of $750,000 during 2007.

Santa Rosa Dome Project, Mendoza Province, Argentina

We hold a 17.52% working interest in the Santa Rosa Dome project in the Mendoza province of Argentina. We, along with our joint operating partners, Oromin Explorations Ltd. (“Oromin”) and Ottoman Energy Ltd. (“Ottoman”), anticipate the exploration work to include the drilling of up to three exploration wells to around 1,250 meters each. The Santa Rosa Project is a 7,694 square kilometer exploration block located in the eastern part of the prolific Cuyana Basin in Argentina’s Mendoza Province. The Cuyana Basin has already produced about 970 million barrels of oil from fields located in the western half of the basin. The eastern part of the basin is under-explored due to the presumed absence of structures capable of trapping significant hydrocarbons. The Santa Rosa concession, however, contains a domal structure of over 220 square kilometers that may lie on a likely hydrocarbon migration fairway. The dome has not yet been tested by drilling. Seismic work carried out by Oromin indicates the likely presence of reservoir quality rocks over the structure with a regional seal covering the entire area. The exploration work comprises some further seismic modeling and the drilling of two or three wells on or near the crest of the dome. Oromin and Ottoman anticipate that the drilling program will take place towards the end of 2007, depending on the timing of the final award of the concession and on rig availability. Oromin currently owns 82.48% of the concession and we hold a 17.52% working interest in the project.

In November 2005 Ottoman Energy Ltd. agreed to acquire a 32.48% working interest in the Santa Rosa Project from Oromin whereby Ottoman will spend US$1,400,000 on exploration to fully earn their working interest in the project. Thereafter, Ottoman can acquire an additional 8.76% interest from Oromin to increase its interest to 41.24% (the equivalent of Oromin’s interest) by incurring a further expenditure of US$897,381. Oromin and Ottoman expect the exploration work to include the drilling of up to three exploration wells to around 1,250 meters each. Oromin currently owns 82.48% of the concession and we hold a 17.52% working interest in the project.

If we make all capital contributions to the Santa Rosa Property, we would be obligated to make additional payments over a twelve month period, payable monthly, of $297,381 in an initial cash call to preserve our interest in the Santa Rosa Property, and $190,617 in a secondary cash call to fund expected Santa Rosa exploration costs.

Recent Developments

In April 2006, the Company established Cold Flow Energy ULC (“Cold Flow”) as a new wholly owned subsidiary based in Alberta, Canada to exploit oil and gas opportunities. Cold Flow currently has minimal assets and liabilities and incurred $1,300 of office related expenses in the nine months ended September 30, 2006.

On May 30, 2006, our SB-2 registration was declared effective to sell 13,355,000 shares of unrestricted stock.

On June 28, 2006, the Company terminated Jamie Schloss and appointed William Greene as Chief Financial Officer on June 30, 2006. From August 2004 until becoming our Chief Financial Officer, Mr. Greene provided SEC compliance, stock registration and equity financing services for various publicly held companies including Surge Global Energy, Inc. From February 2004 through August 2004, he served as a Vice President of Entech Environmental, where his primary duties were investor relations, SEC compliance and equity financing support. Prior to joining Entech Environmental, he was self employed as a consultant regarding accounting and financial reporting matters. From November 1999 through November 2001, Mr. Greene was an associate at Resources Connection, where his team leader responsibilities were financial reporting, accounting and financial modeling. Commencing his career as a staff auditor with Arthur Andersen & Company in 1980, Mr. Greene then served as Controller for a variety of high tech manufacturing and marketing companies. Mr. Greene obtained his Bachelor of Science degree in Business Administration, with a concentration in accounting, from California State University, Dominguez Hills.

We entered into a one-year employment agreement with Mr. Greene to serve as our Chief Financial Officer, effective as of June 30, 2006. He will receive an annual salary of $180,000, plus medical benefits. He will earn 400,000 options with a ten year term at an exercise price of $1.11 per share, vesting monthly on a pro rata basis over a three-year period, and otherwise subject to our employee stock option plan. If Mr. Greene is terminated without cause or as a result of a change in control, then all outstanding options become vested immediately.

On July 7, 2006, Signet Energy, Inc. (“Signet”) completed the sale of 16,513,000 shares of common stock of their company for a total purchase price of C$18,989,950. The shares were sold by Signet to an undisclosed number of individual investors in the United States and Canada pursuant to separate subscription agreements with Signet and the private placement was co-lead by RBC Capital Markets ("RBC") and MGI Securities Inc. The use of proceeds includes the continuation of the drilling program, resource delineation, and production testing, at the Sawn Lake Oil Sands Development in Alberta, Canada, as well as land acquisition and for general corporate purposes. The Company did not and will not receive any of the consideration paid to Signet. As a result of Signet’s sale of stock, Surge no longer controls over 50% of the voting stock of Signet, Surge’s new voting interest is now 47.15 percent until February 2007 (fully diluted voting interest of 34.93 percent assumes exercise of all outstanding warrants, conversion of all convertible debt and options are issued and exercised). Surge currently owns a 27.3 percent equity interest in Signet (fully diluted equity interest is 20.35 percent). Due to the less than 50% voting interest of Signet, the Company presents Signet results as a discontinued operation effective June 30, 2006.

On July 17, 2006, Signet announced that the Government of Alberta had issued the required licenses to drill the next three vertical and horizontal wells in the Bluesky Formation of the Sawn Lake area. Signet is anticipating the completion to drill and test these next three wells by year ended 2006.

On August 1, 2006, David Perez, Chet Idziszek and Daniel Schreiber were re-elected to its Board of Directors as a result of the Annual Meeting held on July 27, 2006. In addition, two newly elected directors, Kenneth Druck, Ph.D. and Stephen Sharpe were added to its Board of Directors. Russell Bedford Stefanou Mirchandani LLP were appointed as independent accountants for the Company for the fiscal year ending December 31, 2006.

    In October, Signet completed the drilling of two option wells (Well #2 and Well #3) and announced the production test results of these wells on October 12, 2006.

    Under the Farmout Agreement, notice to Deep Well Alberta (“Deep Well”) of Signet’s intent to drill the next option well was due on December 16, 2006.  At this time, Signet has chosen not to elect to drill additional option wells to earn additional sections pursuant to the amended Farmout Agreement with Deep Well.  Based on the lack of cold flow from the Sawn Lake oil sands resource, Signet had sought an amendment to the Farmout Agreement to drill vertical delineation wells to evaluate the resource potential rather than production test the resource.  These alternative types of wells are the common approach to delineating and defining the production potential of an oil sands resource of the nature of that located at Sawn Lake.  Deep Well has declined to amend the Farmout Agreement. Accordingly, pursuant to the terms of the Farmout Agreement with Deep Well the right to elect to drill option wells and earn additional interest in the Sawn Lake property has concluded.

    The two completed option wells increased Signet’s 40% ownership interest by 12 sections to a total of 18 sections or 11,520 acres.  Surge's net equity interest of 27.3% applied to the 11,520 acres represents 3,145 effective acres.  However, In December of 2006 Deep Well notified Signet that it was questioning Signet’s earning on the additional 12 sections claiming Signet failed to properly complete the well by not conducting the production testing as reasonably required under the Farmout Agreement.  Signet’s view is that it has earned the 12 sections pursuant to the terms of the Farmout Agreement.  Signet is considering its options to resolve this matter.

Effective on October 11, 2006, Stephen Sharpe resigned from our Board of Directors. On October 11, 2006, Thomas A. Page, Richard Collato, and John Stiska were appointed to our Board of Directors. New committee chairs and members are as follows:

Committees
Board Member:	Audit	Compensation	Nominating and Governance

John Stiska	Chair	Member	-
Thomas Page	Member	Chair	-
Richard Collato	-	Member	Chair
Daniel Schreiber	-	-	Member
Dr. Kenneth Druck	-	Member	Member

On October 23, 2006, our Board of Directors approved and adopted the Amended and Restated Bylaws of Surge Global Energy, Inc. The Amended and Restated Bylaws include, among other things, revisions that: (i) update our Bylaws to conform to the provisions of the Delaware General Corporation Law, including the giving of notice by means of electronic transmission and the holding of meetings by means of remote communication; (ii) update the descriptions, manner of appointment and related corporate indemnification obligations for various categories of officers; (iii) provide that special meetings of the stockholders may be called only by our Chairman of the Board, our President, or our Board of Directors; and (iv) make other technical changes to more closely conform our Bylaws to the language of the Delaware General Corporation Law. The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws and contained within the October 25, 2006, 8-K filing.

On November 2, 2006, Dynamo Energy filed a complaint for October 2004 compensation claims related to overriding royalty claims for projects in North America. We intend to vigorously defend this lawsuit. Although it is impossible to predict with certainty the outcome of this proceeding, or the outcome of any litigation, we are confident in the merits of our defense and do not anticipate an unfavorable outcome.

On November 30, 2006, we entered into a Stock Purchase Agreement with our wholly owned subsidiary, Cold Flow Energy ULC, Peace Oil Corp., a corporation incorporated under the laws of Alberta, Canada (“Peace Oil”), and shareholders of Peace Oil (the “Target Shareholders”). Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow will purchase all of the issued and outstanding shares of the capital stock of Peace Oil (the “Acquisition”) for a total purchase price of $16,350,000 Cdn, which consists of $6,350,000 Cdn in cash and an aggregate of 8,965,390 in exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). Each Exchangeable Share is exchangeable into two shares of our common stock at any time from the closing until five years after the closing. In addition, the Company may redeem all of the then outstanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of of the market price of two shares of the Company's common stock plus all declared but unpaid dividends payable to the Exchangeable Shares.  The Company deposited into escrow an additional deposit of $450,000 Cdn on January 16, 2007 thus extending the acquisition closing date until March 2007.

Properties

Our principal executive offices are located at 12220 El Camino Real, Suite 410, San Diego, California 92130. Commencing in November 2004 and continuing in 2006, the Company subleased office space in San Diego, California from a company owned by a newly elected director of the Company at a monthly rental of $1,800 per month. In January 2006, the Company entered into a one year sublease agreement at this location. The monthly rental under this sublease is $4,094 per month. Total rent and related expenses of $126,758 and $17,412 were charged to operating expenses for the years ended December 31, 2005 and 2004 respectively. In April 2006, the Company established Cold Flow Energy ULC as a new wholly owned subsidiary based in Alberta, Canada to exploit oil and gas opportunities with monthly base rent of $293 per month.

We commenced oil and gas exploration activities in February 2005. Accordingly, (1) we did not engage in any production activities during the fiscal years ended December 31, 2005 and 2004, nor did we have any proved reserves at the end of such periods, and thus, were not required to provide any of the production data required by Statement of Financial Accounting Standards No. 69 (“SFAS 69”), and (2) we did not engage in any drilling activities during the fiscal years ended December 31, 2005 and 2004 applicable to SFAS 69. We do not have any obligations under existing contracts or agreements calling for the provision of fixed and determinable quantities of oil and gas over the next three years, and have therefore not filed any information or reports with any federal authority or agency, containing estimates of total, proved developed or undeveloped net oil or gas reserves.

Our oil and gas properties consist primarily of oil wells and a working interest in leasehold acreage, both developed and undeveloped. The following table summarizes our gross and net developed and undeveloped oil and gas acreage under lease or option as of December 31, 2006.

	Gross	Net Earned Acres	Net Effective Surge Equity Interest
Developed Acreage
Sawn Lake, Canada	None	None	None
Total	None	None	None
Undeveloped Acreage
Sawn Lake, Canada	44,480	11,520	3,145
Total	44,480	11,520	3,145

A developed acre is considered to mean those acres spaced or assignable to productive wells. A gross acre is an acre in which a working interest is owned; a net acre is the result that is obtained when fractional ownership working interest is multiplied by gross acres. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof. The net effective Surge equity interest of 3,145 acres is net of Signet's 40% working interest in the Sawn Lake property and net of Surge's 27.3% equity interest in Signet.

Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether or not that acreage contains proved reserves, but does not include undrilled acreage held by production under the terms of a lease. As is customary in the oil and gas industry, we can generally retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the leases or by paying delay rentals during the remaining primary term of such a lease. The oil and natural gas leases in which we have an interest are for varying primary terms, and if production continues from our developed lease acreage beyond the primary term, we are entitled to hold the lease for as long as oil or natural gas is produced.

Research and Development

None.

Sales and Marketing

We remain in the development stage and have not had any oil and gas production or generated any revenues, nor do we have any customers.

The principal target customers for our crude oil and gas production are expected to be refiners, remarketers and other companies, some of which are expected to have pipeline facilities near the producing properties we acquire. In the event pipeline facilities are not conveniently available, we intend to truck oil and gas to storage, refining or pipeline facilities.

We intend to sell our oil and gas production under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Under both short-term and long-term contracts, typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated from intervals ranging in frequency from daily to annually.

We have not yet adopted any specific sales and marketing plans. However, as production levels increase, the need to hire sales and marketing personnel will be addressed.

Competition

The oil and gas business is highly competitive. We will compete with private, public and state-owned companies in all facets of the oil business, including suppliers of energy and fuel to industrial, commercial and individual customers. Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties as well as for the services of third-party providers, such as drilling companies, upon which we rely. Many of these companies not only explore for, produce and market oil and natural gas, but also carry out refining operations and market the resultant products on a worldwide basis. A substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do.

Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

Government and Environmental Regulation

Foreign and Domestic development, production and sale of oil are extensively regulated in Canada at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, in Canada and at federal and state levels, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for failure to comply. Canada and multiple State statutes and regulations where we intend to conduct operations require permits for drilling operations, drilling bonds and reports concerning wells. Such jurisdictions also have statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

Our operations will be subject to extensive and developing federal, state and local laws and regulations in the US and Canada relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management. Permits, registrations or other authorizations are required for the operation of certain of our facilities and for our oil and gas exploration and production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both. Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

Some risk of costs and liabilities related to environmental, health and safety matters is inherent in our operations, as it is with other companies engaged in similar businesses, and there can be no assurance that material costs or liabilities will not be incurred. In addition, it is possible that future developments, such as stricter requirements of environmental or health and safety laws and regulations affecting our business or more stringent interpretations of, or enforcement policies with respect to, such laws and regulations, could adversely affect us. To meet changing permitting and operational standards, we may be required, over time, to make site or operational modifications at our facilities, some of which might be significant and could involve substantial expenditures. There can be no assurance that material costs or liabilities will not arise from these or additional environmental matters that may be discovered or otherwise may arise from future requirements of laws in the US and Canada.

Number of Total Employees and Number of Full-time Employees

From our inception through the period ended September 30, 2006, we have relied on the services of outside consultants for services and have four (4) full time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate an employment base of seven (7) full and part time employees during the next 12 months.

As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

LEGAL PROCEEDINGS

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation, a Canadian corporation (“Dynamo”), to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors.

On November 15, 2006, plaintiff Dynamo Energy Corporation filed a First Amended Complaint against Surge Global Energy Inc., Signet Energy Inc., Frederick C. Berndt and E. Jamie Schloss in the Superior Court of the State of California, County of San Diego, Case No. GIC 874973.  Dynamo has alleged causes of action for Breach of Contract, Restitution, Declaratory Relief and Fraud.  Dynamo's claims arise from an alleged agreement/contract in which Dynamo claims to be entitled to a finder's fee for certain acquisitions of oil and gas development opportunities in Canada that Surge was evaluating.  In addition, Dynamo claims a 5% gross overriding royalty on all the petroleum and natural gas rights acquired in certain oil and gas transactions by Surge.  Dynamo's complaint does not specify the amount of money they are seeking in this case.  Surge is challenging the Complaint on jurisdictional grounds.  The Superior Court has not yet made any ruling on the jurisdictional challenges to the Complaint.

As previously disclosed, our Board had determined that the proposed agreement with Dynamo had not been authorized by the Board. We intend to vigorously defend this lawsuit. Although it is impossible to predict with certainty the outcome of this proceeding, or the outcome of any litigation, we are confident in the merits of our defense and do not anticipate an unfavorable outcome.

From time to time, we receive claims of and become subject to commercial litigation related to the conduct of our business. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of February 2, 2007:

Name	Age	Position	Date first elected or appointed
David Perez	43	Chief Executive Officer and Corporate Secretary, Director, Chairman of the Board	November 20, 2004
William Greene	50	Chief Financial Officer	June 30, 2006
Chet Idziszek	59	Director	August 5, 2002
Daniel Schreiber	40	Director	March 22, 2006
Kenneth Druck, Ph.D	57	Director	July 27, 2006
Thomas Page	73	Director	October 11, 2006
Richard Collato	63	Director	October 11, 2006
John Stiska	64	Director	October 11, 2006

Committees
Board Member:	Audit	Compensation	Nominating and Governance

John Stiska	Chair	Member	-
Thomas Page	Member	Chair	-
Richard Collato	-	Member	Chair
Daniel Schreiber	-	-	Member
Dr. Kenneth Druck	-	Member	Member

Our directors are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. On January 31, 2006, Fred W. Kelly resigned as our Chief Executive Officer. David Perez was appointed as our Chief Executive Officer and continues to be our Chairman of the Board and is a director of Signet. Mr. Perez served as our Chief Operating Officer from November of 2004 to December 2005. Also on January 31, 2006, Frederick C. Berndt resigned as a member of our Board of Directors. William P. Nicoletti, was appointed to replace Mr. Berndt. John D. Lane was also appointed to our Board of Directors, but subsequently resigned on April 4, 2006. On March 22, 2006, we appointed Daniel Schreiber and Barry Nussbaum to serve on our board. On June 26, William P. Nicoletti resigned as a member of our Board of Directors. On June 28, 2006, E. Jamie Schloss was terminated as Chief Financial Officer and William Greene appointed as the CFO replacement. On July 27, 2006 Stephen Sharpe and Kenneth Druck were elected as members of our Board of Directors at the annual shareholder meeting replacing Mr. Schloss and Mr. Nussbaum. On October 11, 2006, Stephen Sharpe resigned as a member of our Board of Directors. On October 11, 2006, we appointed Thomas A. Page, Richard Collato, and John Stiska to our Board of Directors.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

David Perez, Chairman of the Board and Chief Executive Officer

Mr. Perez has served on our Board of Directors since November 2004, and has served as our Chief Executive Officer since January, 2006. Prior to becoming our Chief Executive Officer he served as our Chief Operating Officer. Mr. Perez has over 24 years of entrepreneurial and executive management experience. In 1986, Mr. Perez was the President and Co-Founder of Cellular Solutions Ltd., a wireless software development company. In 1990, Cellular Solutions Ltd. was sold to TeleSciences Inc., and Mr. Perez remained President of Cellular Solutions. From 1990 to 1992 Mr. Perez ran the TeleSciences wireless billing and operation support systems group. From 1992 to 1995, Mr. Perez provided consulting services for business development, customer acquisition and operational support systems for TeleSciences and other large telephone and cable TV operators. In 1994, Mr. Perez founded and became CEO of COM2001 Corporation, also known as Alexis Communications, Inc., a developer of unified communications software for Application Service Providers (ASPs) and small- to large-scale enterprises. Mr. Perez continued in various executive positions at COM2001/Alexis Communications until 2001. Since 2001, Mr. Perez has been providing business development and private equity consulting services to venture capital groups and investment banks. Since October 2003 Mr. Perez has also been providing consulting services to companies engaged in mining, oil and gas exploration. Mr. Perez is also the Founder and President of the 2 Life 18 Foundation, Inc., a nonprofit public charity that assists the needy at times of natural disasters. Mr. Perez is also a member of the Board of Directors of our former subsidiary, Signet Energy, Inc.

William Greene, Chief Financial Officer

From February 2005, until becoming our Chief Financial Officer on June 30, 2006, Mr. Greene provided SEC compliance, stock registration and equity financing services for various publicly held companies including Surge Global Energy, Inc. From February 2004 through August 2004, he served as a Vice President of Entech Environmental, where his primary duties were investor relations, SEC compliance and equity financing support.  Prior to joining Entech Environmental, he was self employed as a consultant regarding accounting and financial reporting matters.  From November 1999 through November 2001, Mr. Greene was an associate at Resources Connection, where his team leader responsibilities were financial reporting, accounting and financial modeling.  Commencing his career as a staff auditor with Arthur Andersen & Company in 1980, Mr. Greene then served as Controller for a variety of high tech manufacturing and marketing companies. Mr. Greene obtained his Bachelor of Science degree in Business Administration, with a concentration in accounting, from California State University, Dominguez Hills.

Chet Idziszek, Director

Mr. Idziszek has served on our Board of Directors since August 2002. He is the President and Chairman of Oromin Explorations, Inc., which holds the mineral rights to the Santa Rosa Dome Concession in Argentina. Mr. Idziszek is a geologist and business executive with extensive experience in the mining and precious metals businesses. During his distinguished career, Mr. Idziszek has also served as President of Prime Explorations Ltd., the exploration arm for the Prime Group of Companies, and as Vice President and Exploration Manager for New Jersey Zinc Exploration Co. (Canada) Ltd. In 1990, he received the “Mining Man of the Year” award in recognition of his vital role in the discovery and development of the Eskay Creek gold deposit in Canada, and in 1994 he received the prestigious “Prospector of the Year” award in recognition for the major role he played in the Eskay Creek project as well as for his leadership of Adrian Resources, Ltd. during the exploration and development of the Petaquilla copper-gold-silver-moly deposits in the Republic of Panama. Mr. Idziszek serves on the Board of Directors of IMA Exploration Inc., Lund Gold Ltd., Madison Minerals Inc. and Yukon Gold Corporation, Inc.

Daniel Schreiber, Director

Mr. Schreiber joined our Board of Directors in March 2006. Mr. Schreiber is Chief Executive Officer of Granite Financial Group which he founded in 1997. In his current capacity, Mr. Schreiber sources and structures corporate finance transactions, and oversees the firm’s investment banking team which has placed over $500 million in debt and equity securities. Prior to establishing Granite Financial Group, Mr. Schreiber served as a Vice President for Torrey Pines Securities, Inc., where he specialized in corporate finance transactions, including secondary offerings. Before that, Mr. Schreiber was a Senior Vice President with Lehman Brothers where he was a member of the firm’s prestigious Directors Council. Mr. Schreiber has been a registered investment professional since 1987 and is a graduate of the University of Maryland with a degree in Finance.

Kenneth Druck, PhD., Director

Dr. Kenneth Druck joined our Board of Directors in July 2006 and is a member of our Nominating and Governance Committee and Compensation Committee. Dr. Druck is an organizational consultant, teambuilding specialist, executive coach, master facilitator, speaker and author. He is the founder of Druck Enterprises, Inc., and has served as its Chief Executive Officer since 1988. His clients have included Sempra Energy, Pfizer, Microsoft, Pharmacia, Titan and IBM. Dr. Druck also founded and served as the Executive Director and Chairman of the Board of the Jenna Druck Foundation from 1996 to 2006. He is the recipient of many civic and community awards including the “Visionary Leadership,” “Distinguished Contribution to Psychology” and “Family Advocate of the Year” for his humanitarian work. Dr. Druck received his Bachelor of Arts from Hofstra University and his Ph.D. in clinical psychology from the Fielding Institute.

Thomas A. Page, Director

Thomas A. Page joined our Board of Directors on October 11, 2006, and is chair of our Compensation Committee and a member of our Audit Committee. Mr. Page was the former Chairman of the Board of Enova Corporation and CEO of San Diego Gas & Electric Company (SDG&E). Prior to the holding company formulation in 1996. Mr. Page was SDG&E’s Chairman, President and CEO. Both of these corporations are now a part of Sempra Energy Corporation (NYSE: SRE) a Fortune 500 company (2005 revenues at $11.7 billion), resulting from the strategic 1998 merger with Pacific Enterprises Corporation (Southern California Gas Company) creating the largest customer based utility in North America. Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 Mr. Page was elected president and Chief Executive Officer, and in 1983 was elected as Chairman of the Board of Directors. Prior to joining SDG&E Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas. Prior to being employed in the Energy sector Mr. Page was a Structural Engineer and served as an officer in the United States Air Force. Mr. Page earned his Bachelor of Science degree in civil engineering and his Masters degree in Industrial Administration from Purdue University, where he was awarded a Doctorate in management in 1994. Mr. Page has been licensed as a Professional Engineer and as a Certified Public Account. Mr. Page has been active in numerous industrial, community and statewide organizations. Among his current activities he is the director of the San Diego Regional Economic Development Corporation, director of Community Bancorp, Community National Bank, SYS Technologies (AMEX:SYS), advisory director of Waveland Energy and Sorrento Ventures.

Richard Collato, Director

Richard Collato joined our Board of Directors on October 11, 2006, and is chair of our Nominating and Governance Committee and a member of our Compensation Committee. Mr. Collato is currently the President and Chief Executive Officer of the YMCA of San Diego County since January 1981. The YMCA of San Diego County is the 2nd largest YMCA in the United States (over $114 million in annual revenues, more than 4,500 employees and 240,000 members and participants). Mr. Collato is currently a director for two public companies: Sempra Energy (NYSE: SRE) where he chaired the Audit Committee for 3 years and currently serves on the Governance and Compensation Committees, and WD-40 (NASDAQ: WDFC) currently serving on Audit Committee and chairs the Compensation Committee. He is also a director for Project Design Consultants, a San Diego based civil engineering company as well as a Trustee, Vice Chairman of the Board, Chair of the Governance Committee and member of Investment, Compensation and Executive Committees, of the $5 billion YMCA Retirement Fund headquartered in New York City. Mr. Collato was born and raised in Brooklyn, N.Y., and following his assignment in New York at the YMCA in which he grew up, he was asked to relocate to the west coast at age of 26 to become the nation’s youngest YMCA executive director at that time, serving the YMCA of Orange County. Mr. Collato was a member of the San Diego Downtown Rotary Club from 1981 to August, 2002. Mr. Collato was named “Director of the Year 2002” by the Corporate Directors Forum. He is a graduate from Pepperdine University School of Business having earned his MBA Degree in Management. Mr. Collato also earned a Bachelor’s Degree is in Business Administration with a major in finance and insurance.

John Stiska, Director

John Stiska joined our Board of Directors on October 11, 2006, and is chair of our Audit Committee and a member of our Compensation Committee. Mr. Stiska is currently the Chairman of Commercial Bridge Capital, LLC, a venture lending fund formed in 1999. He is also a Principal of Regent Partners, LLC and serves as a Senior Advisor of Agility Capital. In May 2002 he was elected CEO of JNI Corp. (NASDAQ:JNIC) to serve on an interim basis after termination of the company’s CEO. Upon the election of the new CEO, Mr. Stiska was elected and continued to serve as Chairman of the Board and Chairman of the Corporate Governance Committee until JNI was acquired by Applied MicroCircuits Corp (NASDAQ:AMCC). From December 2002 through June 2005 he was on the Board of Directors of Venture Holdings, a Detroit based supplier to the auto OEM’s and parent of Peguform Europe and its subsidiaries in Germany, France, Czech Republic and Spain. He joined QUALCOMM, Incorporated (NASDAQ:QCOM) in February 1996 as Corporate Senior Vice President and in January 1997 was given the additional responsibility of General Manager of the Technology Applications Group, positions he retained until leaving the company in mid-1998 to form DC Acquisition. >From 1998 through June 2000 he was Of Counsel to the law firm of Latham & Watkins. Prior to joining QUALCOMM, Mr. Stiska was Chairman & CEO from 1993 to 1996 of Triton Group, Ltd. (ASE:TGL), an operating holding company based in San Diego. Before joining Intermark, Inc. and Triton Group, Ltd. in 1990, he was a practicing lawyer for 20 years: Partner in the San Diego office of Brobeck, Phleger & Harrison from 1987 to 1990; partner and founder of the corporate department of Aylward, Kintz, Stiska, Wassenaar and Shannahan from 1981 to 1987; and, associate and partner at Luce, Forward, Hamilton & Scripps. In February 1998 Mr. Stiska received the Award of Director of the Year for Companies in Transition from the Corporate Directors Forum of San Diego. Mr. Stiska attended the University of Wisconsin where he earned his BBA in 1965 and his law degree (JD) in 1970.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Prior to becoming our director in October 2006, John Stiska was brought in as an outside director and member of the Restructuring Committee on the Board of VEMCO Inc. and Member with the same responsibilities of related LLC entities. Combined, these organizations were a $2 billion automotive supplier, systems integrator and manufacturer of plastic components in the US and Europe, that filed for Chapter 11 protection on March 28, 2005. In May 2005, Mr. Stiska successfully concluded the disposition of VEMCO Inc. Chapter 11 assets. Following the approved bankruptcy filing in April 2005, Mr. Stiska, as the sole remaining director, appointed new succession management and resigned on May 27, 2005.

Except for the above, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers who earned more than $100,000 for the fiscal years ended December 31, 2006.

Summary Executive Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
David Perez (1) Chief Executive Officer & Chairman	2006	221,000	-	3,401,450	48,113	3,670,563

William Greene (2) Chief Financial Officer	2006	46,000	-	131,444	44,000	221,444

E. Jamie Schloss (3) Former Chief Financial Officer & Director	2006	49,043	-	192,306	-	241,349

Fred Kelly (4) Former Chief Executive & Director	2006	-	-	48,076	-	48,076

(1)
Mr. Perez was appointed as Chief Operating Officer in November 2004, and assumed the position of Chief Executive Officer on January 31, 2006, with an annual base salary of $250,000 with increases subject to the Board or the Compensation Committee’s discretion. The  performance bonus is equal to 5% of net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. Mr. Perez also receives an automobile allowance, term life insurance on his behalf, reimbursement of incurred legal expenses and other benefits. Mr. Perez was awarded 4 million in stock options with an exercise price of $0.65 with a ten year life that vest between 2004 through 2007. For any additional equity issued, Mr. Perez is entitled to receive additional options for a number of shares equal to 14.3% of issued shares, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options exercise price is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life. All options are subject to Mr. Perez’s continuing service.

In the event the Company terminates Mr. Perez’s employment without cause, or Mr. Perez terminates his employment for certain defined reasons including our default under the employment agreement or a reduction in his duties or responsibilities, Mr. Perez will be entitled to receive a pro-rated bonus, plus, if such termination is within the first year of the term, a severance payment equal to $500,000 minus base compensation paid to the date of termination, or if such termination is after the first year of the term, a severance payment equal to four times his base compensation. Mr. Perez will also in such cases be entitled to an acceleration of vesting on all stock options he holds, and such options will remain exercisable for their full term. Should the compensation or benefits Mr. Perez receives under this agreement or his stock options be deemed to constitute a "parachute payment" under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Perez an additional payment to cover the excise taxes imposed by federal and state law on such parachute payment, and additional "gross-up" payments to cover further income taxes on such additional payments. If Mr. Perez offers to continue his employment at the end of the term and we do not accept such offer, it will be treated as a termination without cause. Mr. Perez will not be entitled to the foregoing severance benefits if he resigns due to non-payment of accrued base compensation before such time as we have raised at least $2 million in financing following the date of the agreement.

Option awards include 2006 anti-dilution options of $640,491 and $2,760,959 in vested FAS 123R expense. Substantially all the option expense was the result of favorable grant pricing compared the market price of the shares on the date of grant. In March 2006, 171,600 options were granted at a price of $1.50 compared to the March 2006 market price of $2.77 resulting in an expense of $474,611. In November 2004, Mr. Perez was granted 4 million options at a price of $0.65 compared to the November 2004 price of $2.16 resulting in the 2006 vesting expense of $2,760,959. For the period ended December 31, 2006, no options have been exercised.

Other annual compensation includes:
•     2006 profit sharing contributions of $29,000 to the Company’s 401(k) plan with an equal and corresponding reduction to base salary.
•     2006 life insurance premiums of $6,113 and auto allowance of $13,000

(2)
Mr. Greene was appointed as Chief Financial Officer in June 2006. Mr. Greene is entitled to an annual salary of $180,000, plus medical benefits. He is entitled to 400,000 options with a ten year term at an exercise price of $1.11 per share, vesting monthly on a pro rata basis over a three-year period, and otherwise subject to our employee stock option plan. If Mr. Greene is terminated as a result of a change in control, then all outstanding options become vested immediately. Upon termination without cause, the Company will pay Mr. Greene the balance of his contract and pro rate his options based on the date of departure.  Stock option awards include 400,000 options received in July 2006 and fully valued at $676,000 per FAS123R and a vested 2006 cost of $131,444 per FAS 123R. For the period ended December 31, 2006, no options have been exercised.

Other annual compensation includes 2006 profit sharing contributions of $44,000 to the Company’s 401(k) plan with an equal and corresponding reduction to base salary.

(3)
In July 2003 Mr. E. Jamie Schloss was engaged as Special Consultant to the Board of Directors and at that time, through a company he owns solely, he received 400,000 options to purchase shares of our common stock at $0.25 per share which he exercised in August 2006, subject to registration rights. Mr. Schloss was appointed and elected to the Board in October 2004 and as Chief Financial Officer in November 2004 and received an additional 400,000 options to purchase our common stock at $0.65 per share in 2004. On June 28, 2006, E. Jamie Schloss was terminated as Chief Financial Officer and William Greene appointed as CFO. Mr. Schloss was replaced as a director as a result of the July 2006 annual shareholder meeting. Following Mr. Schloss’ departure, all 400,000 options with the $0.65 exercise price were forfeited.

(4)
Mr. Kelly was appointed as Chief Executive Officer and a Director in November 2004 and resigned on January 31, 2006. Stock option awards include 700,000 options to purchase our common stock issued in November 2004. A total of 272,222 options vested prior to the date of Mr. Kelly’s termination with 19,444 options vesting in 2006, and the remaining stock options were forfeited on April 30, 2006. Following Mr. Kelly’s departure, all vested options were forfeited.

For the year ended December 31, 2006, Surge employed no other executive officers.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Current Directors:
John Stiska (1)	8,250	-	35,880	-	44,130
Thomas Page (2)	7,500	-	35,880	-	43,380
Richard Collato (3)	6,000	-	146,318	106,000	258,318
Daniel Schreiber (4)	22,500	-	290,133	-	312,633
Chet Idziszek (5)	15,375	-	-	-	15,375
Dr. Kenneth Druck (6)	10,375	-	174,240	-	184,615

Former Directors:
Frederick Berndt (7)	-	-	-	-	-
William Nicoletti (8)	12,000	-	91,217	-	103,217
John Lane (9)	-	-	-	-	-
Barry Nussbaum (10)	12,000	-	145,067	-	157,067
Stephen Sharpe (11)	7,500	-	87,120	-	94,620

Current Directors:

(1)
Mr. Stiska was appointed to our Board on October 11, 2006. Mr. Stiska receives $18,000 annually as a member of our Board, $12,000 annually as Chairman of the Audit Committee and $3,000 as a member of the Compensation Committee. Mr. Stiska was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $143,520 per FAS123R and a vested 2006 vested option expense using FAS 123R of $35,880 for the year ended December 31, 2006. For the period ended December 31, 2006, no options have been exercised.

(2)
Mr. Page was appointed to our Board on October 11, 2006. Mr. Page receives $18,000 annually as a member of our Board, $6,000 annually as Chairman of the Compensation Committee and $6,000 as a member of the Audit Committee. Mr. Page was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $143,520 per FAS123R and a vested 2006 vested option expense using FAS 123R of $35,880 for the year ended December 31, 2006. For the period ended December 31, 2006, no options have been exercised.

(3)
Mr. Collato was appointed to our Board on October 11, 2006. Mr. Collato receives $18,000 annually as a member of our Board, $3,000 annually as Chairman of the Nominating and Governance Committee and $3,000 as a member of the Compensation Committee. Mr. Collato was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $143,520 per FAS123R and a vested 2006 vested option expense using FAS 123R of $35,880 for the year ended December 31, 2006.

On October 6, 2006, we entered into an agreement with Richard Collato, who is a member of our Board of Directors, as a consultant to provide business implementation strategies as well as locate and introduce three prospective appointees for our Board of Directors in exchange for a $6,000 monthly retainer. The agreement terminates at the earlier of project completion, the consultant’s 10-day written notice or the Company’s 30-day written notice. In addition to the monthly retainer, the consultant also earns other compensation as follows: $25,000 upon placement of each of three Board of Director appointee and $2,083.33 monthly for each month that the appointee serves for a maximum of twelve months. In addition, the consultant was granted 300,000 options with an exercise price of $0.001, with 150,000 options vesting immediately and 12,500 options vesting monthly over the next twelve months. 2006 vested option expense using FAS 123R with a full value of $176,700 per FAS123R and a vested 2006 vested option expense using FAS 123R of $110,438 for the year ended December 31, 2006. For the period ended December 31, 2006, no options have been exercised.

(4)
Mr. Schreiber was appointed to our Board on March 22, 2006. Mr. Schreiber receives $18,000 annually as a member of our Board, $3,000 annually as a member of the Compensation Committee and $1,500 as a member of the Nominating and Governance Committee. Mr. Schreiber was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.55 with a full value of $1,044,480 per FAS123R and a vested 2006 vested option expense using FAS 123R of $290,133 for the year ended December 31, 2006. For the period ended December 31, 2006, no options have been exercised.

(5)	Mr. Idziszek was appointed to our Board on August 2002. For the period ended December 31, 2006, no options have been exercised.

(6)
Mr. Druck was elected to our Board as a result of the July 27, 2006 shareholder meeting. Mr. Druck  receives $18,000 annually as a member of our Board, $3,000 annually as a member of the Compensation Committee and $1,500 as a member of the Nominating and Governance Committee. Mr. Druck was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.11 with a full value of $348,480 per FAS123R and a vested 2006 vested option expense using FAS 123R of $174,240 for the year ended December 31, 2006. For the period ended December 31, 2006, no options have been exercised.

Former directors:

(7)	Mr. Berndt resigned as a member of our Board on January 31, 2006.

(8)
Mr. Nicoletti was appointed to replace Mr. Berndt on January 31, 2006 and resigned from our Board on June 26, 2006. Mr. Nicoletti was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.55 with a full value of $91,217 per FAS123R and a vested 2006 vested option expense using FAS 123R of $91,217 for the year ended December 31, 2006. Following Mr. Nicoletti’s departure, all options were forfeited.

(9)	Mr. Lane was appointed to our Board on January 31, 2006 and resigned from our Board on April 4, 2006.

(10)
Mr. Nussbaum was appointed to our Board on March 22, 2006 and replaced as a director as a result of the July 27, 2006 shareholder meeting. Mr. Nussbaum was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.55 with a full value of $145,067 per FAS123R and a vested 2006 vested option expense using FAS 123R of $145,067 for the year ended December 31, 2006. Following Mr. Nussbaum’s departure, all options were forfeited.

(11)
Mr. Sharpe was elected to our Board as a result of the July 27, 2006 shareholder meeting and resigned on October 11, 2006. Mr. Sharpe was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.11 with a full value of $87,120 per FAS123R and a vested 2006 vested option expense using FAS 123R of $87,120 for the year ended December 31, 2006. Following Mr. Sharpe’s departure, all options were forfeited.

Outstanding Equity Awards at December 31, 2006
	Option Awards
	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David Perez (1)	400,000	-	-	$0.65	11/03/2014
Chief Executive	3,416,667	583,333	-	0.65	11/29/2014
Officer &	14,300	-	-	1.35	11/29/2014
Chairman	2,860	-	-	1.35	12/05/2014
	2,119	-	-	1.35	12/30/2014
	7,127	-	-	1.50	12/30/2004
	253,825	-	-	1.00	08/18/2015
	14,300	-	-	1.00	09/22/2015
	28,600	-	-	1.00	11/13/2015
	71,500	-	-	1.00	11/15/2015
	14,300	-	-	1.00	11/29/2015
	5,005	-	-	1.00	12/26/2015
	171,600	-	-	1.50	3/16/2016
	286,000	-	-	0.45	11/28/2016
	143,000	-	-	0.45	11/29/2016

William Greene (2)	77,778	322,222	-	1.11	06/30/2016
Chief Financial
Officer

(1)
Mr. Perez was awarded 4 million in stock options with an exercise price of $0.65 with a ten year life that vest between 2004 through 2007. 400,000 options were granted on November 4, 2004 with 275,000 vesting immediately and the remaining 125,000 options vested on November 4, 2005. 3 million options were granted on November 30, 2004 with 1 million vesting immediately and 2 million vesting monthly over two years. 600,000 options were also granted on November 30, 2004 and vest monthly over three years. 3,816,667 options have vested for the period ended December 31, 2006. For any additional equity issued, Mr. Perez is entitled to receive additional options for a number of shares equal to 14.3% of issued shares, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options exercise price is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life. All options are subject to Mr. Perez’s continuing service. Vested anti-dilution options as of December 31, 2006 total 1,104,536.

(2)
Mr. Greene is entitled to 400,000 options effective July 1, 2006 with a ten year term at an exercise price of $1.11 per share, vesting monthly on a pro rata basis over a three-year period, and otherwise subject to our employee stock option plan. If Mr. Greene is terminated as a result of a change in control, then all outstanding options become vested immediately. Upon termination, Mr. Greene’s options vest on a pro rata basis based on the date of departure. 77,778 options have vested for the period ended December 31, 2006.

RELATED PARTY TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

In November 2005, we paid $171,000 to Granite Financial Group pursuant to the terms of a finder’s agreement which has subsequently been terminated. Daniel Schreiber, one of our directors, is the President and sole owner of Granite Financial Group.

In June 2004, we entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by E. Jamie Schloss, one of our directors and our Chief Financial Officer. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to us all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the oil and gas leases, in exchange for cash consideration paid by us in the amount of $25,000. The rights that we had pursuant to these leases expired in the third quarter of 2005.

In July 2003, Castle Rock Resources was issued an option to purchase 400,000 shares of our common stock at an exercise price of $0.25 per share, subject to registration rights, in connection with services performed pursuant to a consulting arrangement with us. The option was immediately exercisable and has a three year term from the date of issuance. In August 2006, Castle Rock exercised the 400,000 options.

We entered into a letter agreement dated February 5, 2003, as amended by letter agreements dated March 31, 2003 and April 30, 2003 (collectively the “Agreement”) with Cynthia Holdings Limited (“Cynthia”), an entity controlled by Chet Idziszek, one of our directors, whereby Cynthia agreed to sell us an effective 50% interest in certain oil and gas rights in the Cuyana Basin of central Argentina which is owned by Cynthia’s wholly-owned Argentine subsidiary, Exploraciones Oromin, S.A. Pursuant to the Agreement, we paid to Cynthia and Irie Isle Limited a total of $600,000 in cash and 1,000,000 shares of our common stock in connection with fulfilling the terms of the Agreement and reduced Cynthia’s interest in the Santa Rosa property to 17.52%.

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation, a Canadian corporation (“Dynamo”), to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors. On November 2, 2006, Dynamo filed a lawsuit for breach of contract, restitution and declaratory relief in the Superior Court of the State of California, County of San Diego against  the Company, Frederick Berndt, our former V.P. and Director and E. Jamie Schloss, our former CFO and Director.  As previously disclosed, our Board had determined that the proposed agreement with Dynamo had not been authorized by the Board and we intend to vigorously defend the lawsuit.  See the discussion in the section under “Legal Proceedings.”

Pursuant to the Asset Purchase Agreement in December 2004, our former Chief Executive Officer, William Miller legally released us from obligations of the notes payable in an aggregate amount of $200,000 related to the discontinued tobacco business. We have no outstanding notes payable due to our former Chief Executive Officer at December 31, 2004.

During the year ended December 31, 2004, we issued 37,600 shares of our common stock to Chet Idziszek, one of our directors, in exchange for $50,000 of note payable and accrued interest of $6,400. The note had an original principal amount of $50,000, accrued interest at 6% per annum. We have paid in full the notes payable due to our Director at December 31, 2004.

David Perez, our Chief Executive Officer and Chairman of our Board of Directors, owns 850,000 shares of capital stock in Signet Energy, Inc., a company in which we own a minority interest.

On October 6, 2006, we entered into an agreement with Richard Collato, who is a member of our Board of Directors, as a consultant to provide business implementation strategies as well as locate and introduce three prospective appointees for our Board of Directors in exchange for a $6,000 monthly retainer. The agreement terminates at the earlier of project completion, the consultant’s 10-day written notice or the Company’s 30-day written notice. In addition to the monthly retainer, the consultant also earns other compensation as follows: $25,000 upon placement of each of three Board of Director appointee and $2,083.33 monthly for each month that the appointee serves for a maximum of twelve months. In addition, the consultant was granted 300,000 options with an exercise price of $0.001, with 150,000 options vesting immediately and 12,500 options vesting monthly over the next twelve months.

In November 2006, we paid $135,000 to Granite Financial Group pursuant to the terms of a finder’s agreement. Daniel Schreiber, one of our directors, is the President and sole owner of Granite Financial Group. Granite Financial Group has also been retained by us as a financial advisor on a non-exclusive basis to secure up to $10 million, which proceeds when raised are currently contemplated for the Peace Oil acquisition. Upon further fund raising efforts, Granite Financial Group is due a 10%  finder's fee for gross amounts up to $10 million.

INDEMNIFICATION

Our officers and directors are required to exercise good faith and high integrity in our management affairs. Our certificate of incorporation provides, however, that our officers and directors shall have no liability to our shareholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. Our bylaws also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners / Management

The following table sets forth certain information regarding the beneficial ownership of our common stock held as of February 2, 2007, by:

•       each of the named executive officers;

•       each director;

•       all of our current directors and executive officers as a group; and

•       each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of common stock that such person has the right to acquire within 60 days of February 2, 2007, through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Percentage ownership is based on an aggregate of 30,587,097 shares of our common stock outstanding on February 2, 2007. The table is based upon information provided by officers, directors and principal stockholders in documents filed with the Commission. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Unless otherwise indicated, the address for each person is c/o Surge Global Energy, Inc., 12220 El Camino Real, Suite 410, San Diego, CA 92130.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% or Greater Stockholders:
Mark C. Fritz (1)	5,713,500	17.09%
Frederick C. Berndt (2)	2,416,174	7.90%
E. Jamie Schloss (3)	2,600,000	8.50%
Gemini Master Fund Limited (4)	2,000,000	6.54%

Directors and Executive Officers:
David Perez (5)	4,889,203	13.81%
Chet Idziszek (6)	1,849,100	5.97%
Daniel Schreiber (7)	144,444	*
Ken Druck (8)	300,000	*
Richard Collato (9)	425,000	1.37%
Thomas A. Page (10)	200,000	*
John Stiska (11)	200,000	*
William Greene (12)	111,111	*
All directors and officers as a group(13)	8,128,858	21.82%
______________________
*	Less than 1%

(1)	Mr. Fritz’s address is 1632 Ben Fulton Road, North Lawrence, OH 44666. Includes 2,837,500 shares underlying derivatives exercisable within 60 days.

(2)	Mr. Berndt’s address is 5459 East Blvd. NW., Canton, Ohio 44718.

(3)	Mr. Schloss’ address is 73173 Amber Street, Palm Desert, CA 92260.

(4)
Gemini Master Fund Limited’s address is 12220 El Camino Real, Suite 400, San Diego, California 92130. The Investment Manager of Gemini is Gemini Strategies, LLC. The Managing Member of Gemini Strategies, LLC is Steven W. Winters. As such, Mr. Winters may be deemed beneficial owner of the shares; however, Mr. Winters disclaims beneficial ownership of such shares. Gemini Strategies, LLC address is 12220 El Camino Real, Suite 400, San Diego, California 92130.

(5)	Represents 4,871,203 shares underlying derivatives exercisable within 60 days.

(6)	Includes 400,000 shares underlying derivatives exercisable within 60 days and 894,500 shares owned by Irie Isle, Ltd., an affiliated company of Mr. Idziszek.

(7)	Represents 144,444 shares underlying derivatives exercisable within 60 days.

(8)	Represents 300,000 shares underlying derivatives exercisable within 60 days.

(9)	Represents 425,000 shares underlying derivatives exercisable within 60 days.

(10)	Includes 200,000 shares underlying derivatives exercisable within 60 days.

(11)	Includes 200,000 shares underlying derivatives exercisable within 60 days.

(12)	Includes 100,000 shares underlying derivatives exercisable within 60 days.

(13)
Includes 6,661,758 shares underlying derivatives exercisable within 60 days held by the officers, directors and their affiliates, 894,500 shares owned by Irie Isle, Ltd., an affiliated company of Mr. Idziszek and 18,000 shares owned by Mr. Perez.

Signet Energy, Inc.

The following table sets forth certain information regarding the beneficial ownership of the common stock of our former subsidiary, Signet Energy, Inc., as of February 2, 2007, by each of the named executive officers, each director and each nominee for director and all of our current directors and executive officers as a group.

Percentage ownership is based on an aggregate of 42,313,000 shares of Signet Energy, Inc. common stock outstanding on February 2, 2007. The table is based upon information provided by our officers and directors. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Unless otherwise indicated, the address for each person is c/o Surge Global Energy, Inc., 12220 El Camino Real, Suite 410, San Diego, California 92130.

Name of Beneficial Owner	Number of Shares	Percent of Class
Director and, Executive Officers:
David Perez	850,000	2.01%
Chet Idziszek	—	—%
Daniel Schreiber	—	—%
Ken Druck	—	—%
Richard Collato	—	—%
Thomas A. Page	—	—%
John Stiska	—	—%
William Greene	—	—%
All current directors and officers as a group	850,000	2.01%

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, issued in two classes, with 5,000,000 designated as Series A Preferred Stock and 1,100,000 designated as Series B Preferred Stock. As of February 2, 2007, we had 30,587,097 shares of common stock issued and outstanding, and no shares of Series A Preferred Stock or Series B Preferred Stock issued and outstanding.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with a par value at $0.001 per share. As of December 31, 2005 and 2004, we had 26,277,097 and 23,367,097 shares of common stock issued and outstanding, respectively.

Our certificate of incorporation prohibits the payment of cash dividends on our Common Stock in excess of $.05 per share per year so long as any series of Preferred Stock remains outstanding unless all accrued and unpaid dividends on the Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Preferred Stock. We currently do not have any shares of Preferred Stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series. The holders of the Series A stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, each share of Series A stock has a liquidation preference of $.001 per share. The Series B stock has the same voting privileges as the Common Stock. Each share of Series B stock is convertible into one share of Common stock at the option of either the holder or us upon our net pre-tax profit reaching $500,000 in any given calendar year. The Series B stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of our affairs, each share of Series B stock has a liquidation preference of $.001 plus dividends in arrears, which is subordinated to the liquidation preference of the Series A stock. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31, 1998 before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines.

In connection with the Asset Purchase Agreement with Duncan Hill, Inc., an entity controlled by our former Chief Executive Officer, Duncan Hill agreed to convey to us for cancellation of 5,000,000 shares of Series A Preferred Stock and 1,100,000 shares of Series B Preferred Stock, and to release us from all obligations for accumulated dividends thereon, in exchange for 6,100 shares of our Common Stock. We have no preferred stock issued and outstanding.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

The following discussion describes the provisions of Delaware law, our charter and our bylaws that could be viewed as having the effect of discouraging an attempt to obtain control of our company.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Under certain circumstances, Section 203 limits the ability of an “interested stockholder” to effect various business combinations with our company for a three-year period following the time that a stockholder became an interested stockholder. An “interested stockholder” is defined as a holder of more than 15% of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with us within the three-year period only if:

•	our Board of Directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

•
the interested stockholder acquired at least 85% of the voting stock (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it became an interested stockholder; or

•
our Board of Directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

For this purpose, business combinations include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of our consolidated assets, and certain transactions that would increase the interested stockholder’s proportionate share ownership in our company.

Blank Check Preferred Stock

Our charter provides that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our Board of Directors. We will not solicit approval of our stockholders unless our Board of Directors believes that approval is advisable or is required by Delaware law. This could enable our Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise and protect the continuity of our management. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of our company.

LEGAL MATTERS

The validity of the shares of common stock offered in this Prospectus will be passed upon by Greenberg Traurig, LLP, Costa Mesa, California.

EXPERTS

Russell Bedford Stefanou Mirchandani LLP, an independent registered public accounting firm, has audited our financial statements for the years ended December 31, 2005 and 2004, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, and other information with the SEC. We are not required to deliver an annual report to our stockholders but voluntarily send to our stockholders our annual report on Form 10-KSB in connection with our annual meeting, which includes audited financial statements. Here are ways you can reach and obtain copies of this information:

WHAT IS AVAILABLE	WHERE TO GET IT
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
On-line information, free of charge	SEC’s Internet website at http://www.sec.gov
Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

This prospectus is part of a Registration Statement on Form SB-2 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You can get a copy of the registration statement from the sources listed above.

SURGE GLOBAL ENERGY, INC.
INDEX TO FINANCIAL INFORMATION

Page No.
Report of Independent Registered Certified Public Accountants	F-2
Consolidated Balance Sheet at December 31, 2005	F-3
Consolidated Statements of Losses for the Years Ended December 31, 2005 and 2004	F-4
Condensed Consolidated Statements of Stockholders’ Equity for the Years ended December 31, 2005 and 2004	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2005 and 2004	F-7
Notes to Consolidated Financial Statements at December 31, 2005	F-9
Condensed Consolidated Balance Sheets at September 30, 2006	F-28
Condensed Consolidated Statements of Losses at Three Months Ended September 30, 2006 and 2005, and at Nine Months Ended September 30, 2006 and 2005, and for the period from January 1, 2005 (date of inception of development stage) through September 30, 2006
F-29
Condensed Consolidated Statements of Stockholders’ Equity For the period from January 1, 2005 (date of inception of development stage) through September 30, 2006	F-30
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005, and for the period from January 1, 2005 (date of inception of development stage) through September 30, 2006
F-32
Notes to Unaudited Condensed Consolidated Financial Information at September 30, 2006	F-34

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Surge Global Energy, Inc.
San Diego, California

We have audited the accompanying consolidated balance sheet of Surge Global Energy, Inc. (the “Company”), as of December 31, 2005 and the related consolidated statements of losses, (deficiency in) stockholders’ equity, and cash flows for the two years then ended, and for the period January 1, 2005 (date of inception of development stage) through December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for the two years then ended, and for the period January 1, 2005 (date of inception of development stage) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Russell Bedford Stefanou Mirchandani LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants
McLean, Virginia
April 10, 2006

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005
ASSETS
Current assets:
Cash and cash equivalents (Note A)	$8,111,945
Other receivable	418,834
Prepaid expense	16,297
Total current assets	8,547,076
Property and equipment, net (Note A)	21,142
Unproven oil and gas properties (Note D)	10,324,225
Deposits
Deferred financing costs, net (Note C)	1,384,800
Total Assets	$20,277,243
LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note E)	$1,110,946
Total current liabilities	1,110,946
Warrant liability (Note F)	2,174,200
Convertible notes payable (Note G)	7,488,088
Asset retirement obligation (Note H)	51,272
Total long-term liabilities	9,713,560
Minority interest (Note M)	6,333,783
Commitment and contingencies (Note P)	—
Stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized:
Series A—none issued and outstanding (Note I)	—
Series B—none issued and outstanding (Note I)	—
Common stock, par value $.001 per share; 75,000,000 shares authorized; 26,277,097 shares issued and outstanding (Note I)	26,277
Deferred compensation expense (Note J)	(3,981,947)
Additional paid-in capital	28,328,758
Accumulated other comprehensive income: Foreign currency translation adjustment	(185,414)
Accumulated deficit	(12,337,511)
Deficit from inception of development stage	(8,731,209)
Total stockholders’ equity	3,118,954
Total liabilities and stockholders’ equity	$20,277,243

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF LOSSES

			For the period from January 1, 2005 (date of inception of development stage) through
	2005	2004	December 31, 2005
Operating expenses:
Selling, general and administrative expenses	$2,044,315	$1,559,596	$2,044,315
Amortization of deferred compensation (Note J)	3,039,038	2,168,720	3,039,038
Non cash compensation to employees	4,224,583	—	4,224,583
Depreciation and amortization	74,896	—	74,896
Mirasol impairment (Note D)	25,000	—	25,000
Total operating expenses	9,407,832	3,728,316	9,407,832
Loss from operations	(9,407,832)	(3,728,316)	(9,407,832)
Net gain on revaluation of warrant liability (Note F)	70,900	—	70,900
Interest expense, net	(1,954,346)	(21,004)	(1,954,346)
Loss applicable to minority interest (Note M)	2,560,069	—	2,560,069
Loss from continuing operations, before income taxes and discontinued operations	(8,731,209)	(3,749,320)	(8,731,209)
Provision for income taxes	—	—	—
Loss from continuing operations, before discontinued operations	(8,731,209)	(3,749,320)	(8,731,209)
(Loss) from discontinued operations (Note B)	—	(71,298)	—
Gain on disposal of discontinued operations (Note B)	—	773,422	—
Loss available to common stockholders	$(8,731,209)	$(3,047,196)	$(8,731,209)
Other comprehensive loss: foreign currency translation loss	(185,414)	—	(185,414)
Comprehensive loss	$(8,916,623)	$(3,047,196)	$(8,916,623)
Loss per common share (basic and assuming dilution) (Note L)	$(0.36)	$(0.14)	$(0.36)
Continuing operations	$(0.36)	$(0.17)	$(0.36)
Discontinued operations	$—	$0.03	$—
Weighted average shares outstanding	24,262,535	21,081,556	24,262,535

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
AND FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH
DECEMBER 31, 2005

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Deferred Compensation	Accumulated Deficit	Total
Balance at January 1, 2004	6,100,000	$6,100	18,421,667	$18,422	$8,035,406	$50,000	$—	$(9,290,315)	$(1,180,387)
Issuance of common stock in exchange for common stock subscribed in December 2003	—	—	500,000	500	49,500	(50,000)	—	—	—
Shares issued in exchange for cash, net of costs and fees	—	—	2,885,422	2,885	1,324,615	—	—	—	1,327,500
Issuance of common stock to note holders pursuant to note agreements entered into in June and July 2003	—	—	162,700	163	(163)	—	—	—	—
Issuance of common stock in exchange for previously incurred debt	—	—	391,208	391	183,941	—	—	—	184,332
Issuance of common stock in exchange for mineral exploration costs	—	—	1,000,000	1,000	177,500	—	—	—	178,500
Issuance of common stock in exchange for previously issued preferred stock	(6,100,000)	(6,100)	6,100	6	6,094	—	—	—	—
Stock options granted to employees in exchange for services rendered, at exercise price below fair value of common stock (Note J)	—	—	—	—	9,189,705	—	(9,189,705)	—	—
Amortization of deferred compensation (Note J)	—	—	—	—	—	—	2,168,720	—	2,168,720
Other stock options awards granted pursuant to employment agreement (Note J)	—	—	—	—	30,283	—	—	—	30,283
Net loss	—	—	—	—	—	—	—	(3,047,196)	(3,047,196)
Balance at December 31, 2004	—	$—	23,367,097	$23,367	$18,996,881	$—	$(7,020,985)	$(12,337,511)	$(338,248)

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
AND FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH
DECEMBER 31, 2005

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Balance at January 1, 2005	—	$—	23,367,097	$23,367	$18,996,881	$(7,020,985)	$—	$—	$—	$(12,337,511)	$(338,248)
Issuance of common stock in February 2005 in exchange for stock options exercised at $0.25 per share	—	—	100,000	100	24,900	—	—	—	—	—	25,000
Issuance of common stock in August 2005 in exchange for cash, net of costs and fees at $1.00 per share	—	—	300,000	300	299,700	—	—	—	—	—	300,000
Issuance of common stock in August 2005 in exchange for conversion of convertible notes payable at $1.00 per share	—	—	1,675,000	1,675	1,673,325	—	35,000	—	—	—	1,710,000
Issuance of common stock in October 2005 in exchange for convertible notes converted in August 2005	—	—	35,000	35	34,965	—	(35,000)	—	—	—	—
Issuance of common stock in November 2005 in exchange for cash, net of costs and fees at $1.00 per share	—	—	800,000	800	799,200	—	—	—	—	—	800,000
Beneficial conversion feature in connection with issuance of convertible notes payable (Note G)	—	—	—	—	1,022,492	—	—	—	—	—	1,022,492
Value of warrants attached to convertible notes payable (Note G)	—	—	—	—	629,192	—	—	—	—	—	629,192
Foreign currency translation adjustment	—	—	—	—	—	—		(185,414)	—	—	(185,414)
Amortization of deferred compensation (Note J)	—	—	—	—	—	3,039,038	—	—	—	—	3,039,038
Valuation of warrant liabilities in connection with private placement (Note F)					(2,245,100)						(2,245,100)
Other stock options awards granted pursuant to employment agreement (Note J)	—	—	—	—	202,418	—	—	—	—	—	202,418
Increase in value of investment in Signet Energy, Inc. (Note M)					6,890,785						6,890,785
Net loss	—	—	—	—	—	—	—	—	(8,731,209)	—	(8,731,209)
Balance at December 31, 2005	—	$—	26,277,097	$26,277	$28,328,758	$(3,981,947)	$—	$(185,414)	$(8,731,209	$(12,337,511)	$3,118,954

See accompanying notes to unaudited consolidated financial information

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the period from January 1,
			2005 (date of
			inception of
			development stage) through December 31,
	2005	2004	2005
Cash flows from operating activities:
Net loss	$(8,731,209)	$(3,047,196)	$(8,731,209)
Loss from discontinued operations	—	71,298	—
Gain on disposal of discontinued operations	—	(773,422)	—
Net loss from continuing operations	(8,731,209)	(3,749,320)	(8,731,209)
Minority interest	(2,560,069)	—	(2,560,069)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	74,896	—	74,896
Mirasol impairment (Note D)	25,000	—	25,000
Common stock issued in exchange for mineral exploration costs (Note K)	—	178,500	—
Amortization of debt discount—beneficial conversion feature of convertible debenture (Note G)	1,215,227	5,050	1,215,227
Amortization of discount attributable to warrants (Note G)	629,192	—	629,192
Stock options granted pursuant to employment agreement (Note J)	202,417	30,284	202,417
Amortization of deferred compensation costs (Note J)	3,039,038	2,168,720	3,039,038
Gain on revaluation of warrant liability (Note F)	(70,900)	—	(70,900)
Stock issued by subsidiary to founders in exchange for compensation (Note M)	4,265,640	—	4,265,640
Increase/decrease in:
Other receivable	(418,834)	—	(418,834)
Prepaid expenses	(16,297)	—	(16,297)
Other assets	—	(25,000)	—
Accounts payable and accrued liabilities	587,172	261,264	587,172
Net cash used in continuing operations	(1,758,727)	(1,130,502)	(1,758,727)
Net cash used in discontinued operations	—	(71,298)	—
Net cash used in operating activities	(1,758,727)	(1,201,800)	$(1,758,727)
Cash flows from investing activities:
Proceeds from disposal of assets	—	100	—
Purchase of property and equipment	(24,303)	—	(24,303)
Capital expenditures in oil and gas properties	(3,958,132)	—	(3,982,435)
Net cash used in investing activities	(3,982,435)	100	(24,303)
Cash flows from financing activities:
Proceeds from sale of common stock and stock subscription, net of costs and fees (Note I)	1,100,000	1,327,500	1,100,000
Proceeds from the exercise of options (Note I)	25,000	—	25,000
Proceeds from convertible debenture (Note G)	1,710,000	—	1,710,000
Proceeds from convertible debenture issued by Signet (Note G)	10,421,933	25,000	10,421,933
Proceeds from sale of Signet common stock, net of costs and fees (Note M)	1,644,615	—	1,644,615
Deferred financing costs (Note C)	(1,208,375)	—	(1,208,375)
Net cash provided by financing activities	13,693,172	1,352,500	13,693,172
Net increase in cash and cash equivalents	7,952,010	150,800	7,952,010
Cash and cash equivalents at the beginning of the year	159,935	9,135	159,935
Cash and cash equivalents at the end the year	$8,111,945	$159,935	$8,111,945

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

			For the period from January 1,
			2005 (date of
			inception of
			development stage) through December 31,
	2005	2004	2005
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$—	$—	$—
Cash paid during the year for taxes	—	—	—
Supplemental Disclosures of Non-Cash Transactions:
Amortization of debt discount—beneficial conversion feature of convertible debenture (Note G)	1,215,227	5,050	1,215,227
Amortization of discount attributable to warrants (Note G)	629,192	—	629,192
Common stock issued in exchange for mineral exploration costs (Note K)	—	178,500	—
Stock options granted to Company officer pursuant to employment agreement (Note J)	202,417	30,284	202,417
Stock options issued in exchange for deferred compensation costs (Note J)	—	(9,189,705)	—
Amortization of deferred compensation costs (Note J)	3,039,038	2,168,720	3,039,038
Common stock issued in exchange for notes payable (Note I)	—	146,000	—
Debt discount in connection with Signet financing	3,126,580	—	3,126,580
Warrants liabilities in connection with private placement (Note F)	2,245,100	—	2,245,100
Gain on revaluation of warrant liability (Note F)	(70,900)	—	(70,900)
Signet common stock issued in exchange for leases in oil and gas properties (Note D)	6,314,820	—	6,314,820
Warrants cost in connection with deferred financing (Note J)	250,126	—	250,126
Common stock issued in exchange for convertible notes payable (Note G)	1,710,000	—	1,710,000
Common stock issued in exchange for notes payable (Note I)	—	14,071	—
Common stock issued in exchange for notes payable (Note I)	—	24,261	—
Disposal of Discontinued Operations: (Note B)
Assets disposed of	—	(30,895)	—
Debts assumed by Zenvesco	—	804,217	—
Net gain on disposal of segment	—	(773,422)	—
Cash consideration received	$—	$100	$—

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE A—SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

The consolidated financial statements include the accounts of Surge Global Energy, Inc., Bible Resources Inc., Signet Energy, Inc., (formerly Surge Global Energy (Canada), Ltd.), and Monarch Pipe Company (Note B), collectively the “Company”.

In January 2003, the management received the authority to proceed with the plan of disposal of its tobacco and related business, which includes the Monarch Pipe Company. The tobacco and related business segment was accounted for as a discontinued operation, and accordingly, amounts in the December 2004 financial statements, and related notes reflect discontinued operations accounting. In December 2004, the Company entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, the Company’s former Chief Executive Officer, Zenvesco, Inc., Highland Pipe Co. doing business as Monarch Pipe Company, Camden Structure, Inc. and PK Ventures, Inc., and consummated the disposition of the discontinued operations. Summarized results of the discontinued business are further described in Note B.

In January 2005, as a result of the Company disposing of its tobacco wholesale business in December 2004, and restructuring its management and ownership, the Company began implementing plans to establish an oil and gas development business. As a result, the Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”) and is seeking to explore the acquisition and development of oil and gas properties in the United States, Canada and Argentina. From its inception of development stage through the date of these financial statements, the Company has not generated any revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception of development stage through December 31, 2005, the Company has accumulated losses of $8,731,209.

Signet Energy, Inc., (“Signet”) was a wholly-owned subsidiary of the Company until November 15, 2005 (Note M). On November 15, 2005, the Company distributed 5,100,000 shares of Signet common stock to founders of Signet, and 7,550,000 shares of Signet common stock to Deep Well Oil and Gas, Inc and Northern Alberta Oil, Ltd., in exchange for leases of oil and gas properties. Signet became a minority owned subsidiary, while the Company retained 74% of voting control at December 31, 2005 pursuant to a voting trust agreement (Note M). All significant intercompany accounts and transactions have been eliminated in consolidation.

Oil and Gas Properties

The Company follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, will be amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Impairment of unevaluated prospects is assessed at least annually based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development (Note D).

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. Included in the consolidated cash balance of $8,111,945 is $7,252,011 of commitments for Signet to develop the Sawn Lake property in Alberta, Canada.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004
Inventories

Inventories are stated at the lower of cost or market with cost being determined by the first-in, first-out (FIFO) method. The Company has no inventories at December 31, 2005 and 2004.

Property and Equipment
Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives of the assets. Depreciation expenses from continuing operations amounted $3,161 and $0 for the years ended December 31, 2005 and 2004, respectively. Maintenance, repairs, and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.

December 31, 2005
Furniture	$24,303
Accumulated depreciation	(3,161)
Property and equipment, net	$21,142

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Earnings (Loss) Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings (loss) per share has been calculated based upon the weighted average number of common shares outstanding. During the years ended December 31, 2005 and 2004, convertible debt and security, stock options and warrants were excluded as common stock equivalents in the diluted earnings per share because they are anti dilutive. The weighted average number of common shares outstanding used in the computation of earnings (loss) per share was 24,262,535 and 21,081,556 for the year ended December 31, 2005 and 2004 respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION (“SAB104”), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (“SAB101”).

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s consolidated financial position and results of operations was not significant.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. For the years ended December 31, 2005 and 2004, the Company incurred $101,827 and $0 advertising costs, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the year ended December 31, 2005 and 2004.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation.” Assets and liabilities are translated at the rates of exchange at the balance sheet date, and related revenue and expenses are translated at average monthly exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders’ equity. Foreign currency transaction gains and losses are included in the statement of income.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company had no allowance for doubtful accounts at December 31, 2005.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2005 and 2004 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods.

Had compensation costs for the Company’s stock options been determined based on the fair value of the stock options using the Black-Scholes method at the grant dates for the awards, the Company’s net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note J:

	2005	2004
Net loss—as reported	$(8,731,209)	$(3,047,196)
Add: Total stock based employee compensation expense as reported under intrinsic value method (APB. No. 25)	—	—
Deduct: Total stock based employee compensation expense as reported under fair value based method (SFAS No. 123)	—	(405,225)
Net loss—Pro Forma	$(8,731,209)	$(3,452,421)
Net loss attributable to common stockholders—Pro forma	$(8,731,209)	$(3,452,421)
Basic (and assuming dilution) loss per share—as reported	$(0.36)	$(0.14)
Basic (and assuming dilution) loss per share—Pro forma	$(0.36)	$(0.16)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), “Share-Based Payment” which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123R supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company has previously issued employee stock options for which no expense has been recognized, and which will not be fully vested as of the effective date of SFAS No. 123R.

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred net loss from continuing operating of $8,731,209 and $3,749,320 for the year ended December 31, 2005 and 2004, respectively. Net loss from continuing operations included $7,263,621 and $2,168,720 of non-cash compensation to employees in connection with stock options granted for the year ended December 31, 2005 and 2004, respectively (Note J). The Company’s current assets, on a consolidated basis, exceeded its current liabilities by $7,436,130 as of December 31, 2005.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

NOTE B—DIVESTITURES AND DISCONTINUED OPERATIONS

In January 2003, the management received the authority to proceed with the plan of disposal of its tobacco and related business, which includes the Monarch Pipe Company. The Company accounted for the segment as a discontinued operation, and accordingly, the amounts in the financial statements and related notes reflect discontinued operations accounting. In December 2004, the Company entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, the Company’s former Chief Executive Officer, Zenvesco, Inc. (“Zenvesco”), Highland Pipe Co. doing business as Monarch Pipe Company, Camden Structure, Inc. and PK Ventures, Inc., and consummated the disposition of the discontinued operations. Pursuant to the Agreement, the Company agreed to transfer to Zenvesco, an entity controlled by the Company’s former Chief Executive Officer, all of the Company’s assets related to its discontinued tobacco business. In consideration for the transfer of assets, Zenvesco agreed to pay $100 and to assume all of the Company’s liabilities related to the discontinued tobacco business.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

Certain liabilities were legally released by the Company’s former Chief Executive Officer and affiliated entities of Zenvesco. As a result of the sale of the tobacco related business segment, the Company accounted for the segment as a discontinued operation, and the following summarizes the disposition of the tobacco related business segment for the year ended December 31, 2004:

Cash consideration received	$100
Debts assumed or forgiven	804,217
Net assets disposed of	(30,895)
Net gain on disposal of discontinued operations	$773,422

For the year ended December 31, 2004, the debts assumed or forgiven include an aggregate of $200,000 of notes payable and $27,421 accrued unpaid interest to the Company’s former Chief Executive Officer, $226,626 of unpaid accrued salaries to the Company’s former Chief Executive Officer, $83,566 of due to entities controlled by the Company’s former Chief Executive Officer, $230,339 of trade payable, and $36,265 of other liabilities.

The financial statements reflect the operating results and balance sheet items of the discontinued operations separately from continuing operations. Operating results for the discontinued operations for the year ended December 31, 2005 and 2004 were:

	2005	2004
Revenues	$—	$334,318
Expenses	—	(405,616)
Net loss before tax	—	(71,298)
Income tax provision (benefit)	—	—
Net loss	—	(71,298)
Net gain on sale of discontinued operations, before tax	—	773,422
Income tax provision (benefit)	—	—
Gain on sale, net of tax	—	773,442
Gain on discontinued operations , net of tax	$—	$702,124

NOTE C—DEFERRED FINANCING COSTS

In connection with Signet convertible debenture offering (Note G), the Company issued to the placement agent an aggregate of 980,000 warrants to purchase Signet common share. Other cash considerations paid included a placement agent fee and other professional fees. Costs incurred in connection with the debenture offering were capitalized, and amortized using the straight-line method over the terms of the debentures. The Company amortized and charged to operations financing costs in the amount of $73,701 and $0 for the years ended December 31, 2005 and 2004, respectively.

December 31, 2005
Deferred financing costs	$1,458,501
Accumulated amortization	(73,701)
Deferred financing costs, net	$1,384,800

NOTE D—OIL AND GAS PROPERTIES

The Company follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, are amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Amortization of unevaluated property costs begins when the properties become proved or their values become impaired. As of December 31, 2005, all oil and gas properties are unproven. Impairment of unevaluated prospects is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. The Company anticipates its unevaluated property costs to remain as unevaluated for no longer than two years.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of oil and gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

Mirasol Gas Well

In June 2004, the Company entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by the Company’s Chief Financial Officer and Director. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to the Company all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the Mirasol oil and gas leases, in exchange for cash consideration paid by the Company in the amount of $25,000. Assignor has the right to recoup the first $400,000 from income derived from the gas well. As of December 31, 2005, no drilling on a new well had commenced by the Company and no revenues or expenses have been generated from the lease. In view of the delays in drilling this well, the Company wrote off its capitalized costs in the Mirasol Oil and Gas Leases during the year ended December 31, 2005.

Deep Well Oil & Gas

On February 25, 2005, the Company formed a Canadian subsidiary initially named Surge Global Energy (Canada) Ltd., which entered into a Farmout Agreement with Deep Well Oil & Gas, Inc. (hereafter” Deep Well”) and Northern Alberta Oil Ltd. (hereafter “Northern”). The Farmout Agreement provided that the Company was initially obligated to drill two Test Wells on the Sawn Lake property located in Northern Alberta, Canada and to drill a total of ten wells to perfect all rights. At that time, the Company was also obligated to issue one third of its outstanding common stock on a fully diluted basis after the two Test Wells were producing. The subsidiary was renamed Signet Energy, Inc. (hereafter “Signet”) in November 2005 in conjunction with the subsidiary’s financing activity. The Company paid a total of $2,000,000 in 2005 to Deep Well and Northern for the Sawn Lake lease rights lease rights and in addition issued 7,550,000 shares of Signet common stock in place of the one third Company shares to perfect the rights under the Farmout Agreement and to settle all claims with Deep Well and Northern (Note P). The Signet shares issued were valued at $6,314,820 for financial statement purposes pursuant to SAB No. 51.

Drilling on the initial Test Well commenced on September 25, 2005. Named the Sawn Lake #1 well, drilling costs of $1,848,674 were incurred and capitalized through December 31, 2005. The Company estimates that an additional $1,250,000 in completion costs will need to be incurred to make the well commercially productive. As of December 31, 2005, other costs the Company capitalized in connection with this property amounted to $8,475,551, including the 7,550,000 shares of Signet common stock issued to Deep Well (Note M). The capitalized costs will be amortized using a unit-of-production method if the well is proven productive.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

NOTE E—ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2005 are as follows:

Accounts payable	$431,916
Accrued interest	43,535
Accrued payroll, payroll expenses and taxes	157,663
Signet accounts payable and accrued expenses	477,832
Total	$1,110,946

NOTE F—WARRANT LIABILITY

In November 2005, the Company completed a private placement which resulted in gross proceeds of $800,000 (Note I). In connection with this private placement the Company sold 800,000 shares of common stock at a price of $1.00 per share and issued warrants to purchase up to 1,600,000 shares of common stock. The warrants have a 3 to 5 year term and an exercise price ranging from equal to $1.00 to $1.45. Since the warrants are subject to certain registration rights, the Company recorded a warrant liability at grant date, totaling $2,245,100, in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. The warrant liability has subsequently been recalculated using the closing price of the Company’s common stock as of December 31, 2005 of $1.45. The registration rights provide for the Company to file with the Securities and Exchange Commission a Registration Statement covering the resale of all of the securities issued in connection with the private placement. The registration statement was filed with the Securities and Exchange Commission on December 30, 2005. The Company was required to have received an effective registration no later than May 15, 2006 closing date. If the registration was not effective by that time, the Company shall reduce the exercise price of the warrants by $0.005 each day, however, the exercise price shall not be reduced below $0.50. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of 3 to year 5 years, a risk free interest rate of 4.42% to 4.54%, an expected dividend yield of 0%, a volatility of 205% and a deemed fair value of common stock of $1.22 to $1.55 which was the closing price of the Company’s common stock on November 14 and November 30, 2005, respectively. In accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”, the Company revalued the warrants as of December 31, 2005 using the Black-Scholes option pricing model. Assumptions regarding the life, the expected dividend yield and volatility were left unchanged but the Company did apply a risk free interest rate of 4.35%, a volatility of 200% and a deemed fair value of common stock of $1.45, which was the closing price of the Company’s common stock on December 31, 2005. The difference of $70,900 between the fair value of the warrants as of December 31, 2005 and the previous valuation as of November 2005 has been recorded as a gain on revaluation of warrant liability, and included in the accompanying consolidated financial statements.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

NOTE G—CONVERTIBLE PROMISSORY NOTES PAYABLE

In November and December 2005, the Company’s subsidiary, Signet Energy, Inc., issued convertible promissory notes in exchange for aggregate gross proceeds of Canadian dollar C$12,250,000. At December 31, 2005, convertible notes payable are as follows:

Note payable (“November Promissory Notes”) in the amount of Canadian dollar C$8,550,000, secured by all of Signet’s present and after-acquired property, interest rate at 7% per annum, payable in cash quarterly; convertible at the option of the noteholder to common stock of Signet at C$1.00; exchangeable to the Company’s (Surge U.S.) common stock at $1.00 per share, with a fixed exchange rate of C$1.25 equal to $1.00; maturity date is November 15, 2007.	$7,274,084
Debt Discount—beneficial conversion feature, net of accumulated amortization of $134,521 at December 31, 2005	(2,047,704)
5,226,380
Note payable (“December Promissory Notes”) in the amount of Canadian dollar C$3,700,000, secured by all of Signet’s present and after-acquired property, interest rate at 7% per annum, payable in cash quarterly; convertible at the option of the noteholder to common stock of Signet at C$1.00; maturity date is November 15, 2007.	$3,147,849
Debt Discount—beneficial conversion feature, net of accumulated amortization of $58,214 at December 31, 2005	(886,141)
2,261,708
Total	$7,488,088
Less: Current Portion	—
Convertible Note Payable—long-term	$7,488,088

November Promissory Notes

On November 15, 2005, Signet Energy, Inc. (“Signet”), our subsidiary previously known as Surge Global (Canada), Inc., completed a private placement offering of secured convertible debentures which resulted in gross proceeds to Signet equal to C$8,550,000. Signet issued 7% secured debentures pursuant to subscription agreements which restricts the ability of Signet to incur certain additional indebtedness without the consent of the holders of the convertible debentures. The convertible debentures were created and issued pursuant to, and the conversion thereof are governed by, the terms and conditions of a trust indenture between Signet and Valiant Trust Company, as trustee. The convertible debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the convertible debentures is due and payable on November 15, 2007, unless earlier converted or exchanged at the option of the holder into shares of (i) Signet common stock at C$1.00 per share, subject to certain anti-dilution protections or (ii) the Company’s common stock at $1.00 per share, subject to certain anti-dilution protections, based on a fixed exchange rate of C$1.25 equal to $1.00. The convertible debentures are secured pursuant to the terms of the trust indenture. In the event there is a change of control of Signet (except for a going public transaction) at any time while the convertible debentures are outstanding, Signet is required to immediately offer to purchase any outstanding convertible debentures at a change of control premium equal to 115% or 120% of the principal amount, depending upon the date of the change of control, plus accrued but unpaid interest. In connection with the offering, the Company granted piggy-back registration rights to each of the investors.

The Company accounted for the convertible in accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), and recognized an imbedded beneficial conversion feature present in the convertible note. The Company recognized and measured an aggregate of C$2,565,000, or $2,182,225, of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the convertible note. The debt discount attributed to the beneficial conversion feature is amortized over the maturity period (two years) as interest expense. During the year ended December 31, 2005, the Company amortized the debt discount attributed to the beneficial conversion feature and recorded non-cash interest expense of $134,521,

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

Upon the closing of the transaction, Signet paid to its placement agent a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the convertible debentures which totaled C$684,000. Pursuant to the agency agreement, upon the closing of the transaction, Signet also issued a warrant to the placement agent to purchase Signet common shares equal to 8% of the principal amount of the convertible debentures which totaled 684,000 shares. The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of (i) twelve months following a going public transaction (as defined in the trust indenture) or (ii) November 17, 2008. The exercise price of the Signet warrants issued was below the fair value of Signet common stock at grant date. The Company accounted for the intrinsic value of the warrants, C$205,200, as compensation to its placement agent. Total considerations paid to the placement agent amounted C$889,200, or $762,667, were accounted for as deferred financing costs and amortized over the term of the notes.

December Promissory Notes

On December 20, 2005, Signet issued secured convertible debenture in the amount of C$3,700,000. The subscription agreements restrict the ability of Signet to incur certain additional indebtedness without the consent of the holders of the convertible debentures. The convertible debentures were created and issued pursuant to, and the conversion thereof are governed by, the terms and conditions of a trust indenture between Signet and Valiant Trust Company, as trustee. The convertible debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the convertible debentures is due and payable on November 15, 2007, unless earlier converted at the option of the holder into shares of Signet common stock at C$1.00 per share, subject to certain anti-dilution protections. The convertible debentures are secured pursuant to the terms of the trust indenture and will rank equally in terms of priority with the C$8,550,000 principal amount of secured convertible debentures previously issued by Signet on November 15, 2005 and will rank subordinate to any senior bank debt up to a maximum amount of $10,000,000 incurred by Signet from time to time. In the event there is a change of control of Signet (except for a going public transaction) at any time while the convertible debentures are outstanding, Signet is required to immediately offer to purchase any outstanding convertible debentures at a change of control premium equal to 115% or 125% of the principal amount, depending upon the date of the change of control, plus accrued but unpaid interest.

The Company accounted for the convertible in accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), and recognized an imbedded beneficial conversion feature present in the convertible note. The Company recognized and measured an aggregate of C$1,110,000, or $944,355, of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the convertible note. The debt discount attributed to the beneficial conversion feature is amortized over the maturity period (two years) as interest expense. During the year ended December 31, 2005, the Company amortized the debt discount attributed to the beneficial conversion feature and recorded non-cash interest expense of $58,214,

Upon the closing of the transaction, Signet paid to its placement agent a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the convertible debentures which totaled C$296,000. Pursuant to the agency agreement, upon the closing of the transaction, Signet issued a warrant to the placement agent to purchase Signet common shares equal to 8% of the principal amount of the convertible debentures which totaled 296,000 shares. The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of twelve months following a going public transaction (as defined in the indenture) and November 17, 2008. The exercise price of the Signet warrants issued was below the fair value of Signet common stock at grant date. The Company accounted for the intrinsic value of the warrants, C$88,800, as compensation to its placement agent. Total considerations paid to the placement agent amounted C$384,800, or $327,376, were accounted for as deferred financing costs and amortized over the term of the notes.

March Promissory Notes

The Company entered into a Note and Warrant Purchase Agreement with investors on March 17, 2005 for the issuance of an aggregate of $1,710,000 of convertible notes, and attached to the Convertible Notes were warrants to purchase 855,000 shares of the Company’s common stock. The March Promissory Notes accrued interest at 6% per annum, payable and due the earlier of one year from the date of the note or 30 days following the Company completion of financing in excess of $5,000,000. The noteholders had the option to convert any unpaid note principal to the Company’s common stock at $2.25 per share anytime during the term of the note. In August 2005, the Company entered an agreement with the noteholders to reduce the conversion rate to $1.00 per share, and the noteholders advised the company of their intent to convert the Notes into common stock.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), the Company recognized an imbedded beneficial conversion feature present in the convertible note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $1,022,492 (after adjustment for note amendment in August 2005) of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the convertible note.

In connection with the placement of the convertible notes in March 2005, the Company issued detachable warrants granting the holders the right to acquire 855,000 shares of the Company’s common stock at $4.00 per share. In August 2005, the exercise price of the warrants was reduced to $1.60 per share. The warrants expire five years from the issue date. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company recognized the value attributable to the warrants in the amount of $629,192 (after adjustment for the note amendment in August 2005) to additional paid-in capital and a discount against the Convertible Note. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.00%, a dividend yield of 0%, and volatility of 174%.

The debt discount attributed to the beneficial conversion feature and value of the warrants issued is amortized over the convertible note’s maturity period (one year) as interest expense. In August and October 2005, the Company issued an aggregate of 1,710,000 shares of its common stock (Note I), in exchange for conversion of the $1,710,000 of Convertible Notes. All of the $1,710,000 promissory notes were converted to the Company’s common stock, accordingly all unamortized debt discount was charged to operations. The Company recorded non-cash interest expense in the amount of $1,651,684 during the year ended December 31, 2005 in connection with the $1,710,000 convertible notes.

NOTE H—ASSET RETIREMENT OBLIGATIONS

On December 31, 2005, the Company adopted SFAS 143, “Accounting for Asset Retirement Obligations.” This statement requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred. The fair value of asset retirement obligation liabilities has been calculated using an expected present value technique. Fair value, to the extent possible, should include a market risk premium for unforeseeable circumstances. No market risk premium was included in the Company’s asset retirement obligations fair value estimate since a reasonable estimate could not be made. When the liability is initially recorded, the entity increases the carrying amount of the related long-lived asset. Over time, accretion of the liability is recognized each period, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. This standard requires the Company to record a liability for the fair value of the dismantlement and abandonment costs, excluding salvage values.

Upon adoption, the Company recorded transition amounts for liabilities related to its wells, and the associated costs to be capitalized. A liability of $51,272 was recorded to long-term liabilities and a net asset of $51,272 was recorded to oil and natural gas properties on December 31, 2005.

NOTE I—CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series.

The Company has issued 1,100,000 shares of its Series B Convertible Preferred Stock (Series B) $.001 par value to Duncan Hill, Inc in 1997. The Series B stock has the same voting privileges as the Common Stock. Each share of Series B stock is convertible into one share of the Company’s Common stock at the option of either the holder or the Company upon the Company’s net pre-tax profit reaching $500,000 in any given calendar year. The Series B stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series B stock has a liquidation preference of $.001 plus dividends in arrears, which is subordinated to the liquidation preference of the Series A stock. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31, 1998 before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines. There were no dividends declared or paid during the time the Series B Preferred Stock was outstanding.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

In connection with the Asset Purchase Agreement in December 2004 (Note B), Duncan Hill, Inc., an entity controlled by the Company’s former Chief Executive Officer agreed to convey to the Company for cancellation of 5,000,000 shares of Series A Preferred Stock and 1,100,000 shares of Series B Preferred Stock, and to release the Company from all obligations for accumulated dividends thereon, in exchange for 6,100 shares of the Company’s Common Stock. The Company has no preferred stock issued and outstanding at December 31, 2005 and 2004.

Common Stock

The Company has authorized to issue 75,000,000 shares of common stock with a par value at $0.001 per share. As of December 31, 2005 and 2004, the Company has 26,277,097 and 23,367,097 shares of common stock issued and outstanding.

The Company is not currently subject to any contractual arrangements, which restrict its ability to pay cash dividends. The Company’s Certificate of Incorporation prohibits the payment of cash dividends on the Company’s Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Serial Preferred Stock.

In January 2004, the Company issued to an investor the 500,000 shares of common stock subscribed in December 2003. During the year ended December 31, 2004, the Company issued an aggregate of 2,885,422 shares of common stock to investors in exchange for $1,327,500 of cash, net of costs and fees. The Company also issued an aggregate of 162,700 shares of its common stock to two of its noteholders pursuant to the terms of the note agreements. The Company accounted the fair value of the 162,700 shares of common stock as debt discount attributed to non-detachable securities at the time the note agreements were entered into, and the debt discount was amortized and charged to operations as interest expense over the maturity period of the notes. The Company issued an aggregate of 391,208 shares of its common stock to its noteholders and creditors in exchange for $146,000 of notes payable, $14,071 of accrued interest, and $24,261 of previously incurred debt. Additionally, the Company issued 1,000,000 shares of its common stock, valued at $178,500, to Irie Isle Limited pursuant to a letter agreement dated February 5, 2003, as amended by letter agreements dated March 31, 2003 and April 30, 2003 (collectively the “Agreement”) with Cynthia Holdings Limited. The Company charged to operations mineral exploration costs in the amount of $178,500 during the year ended December 31, 2004.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

In February 2005, the Company issued 100,000 shares of common stock to one of the Company’s former Directors in connection with stock options exercised at $0.25 per share for net proceeds of $25,000.

In August 2005, the Company issued an aggregate of 200,000 shares of common stock to third party investors and 100,000 shares of common stock to two Directors of the Company in exchange for net proceeds of $300,000. In connection with this private placement, the Company issued to the investors an aggregate of 150,000 warrants with Piggy-back registration rights.

In August and October 2005, the Company issued an aggregate of 1,710,000 shares of common stock in exchange for $1,710,000 of convertible notes (Note G).

In November 2005, the Company issued an aggregate of 800,000 shares of common stock to third party investors in exchange for net proceeds of $800,000. In connection with this private placement, the Company issued to the investors an aggregate of 1,600,000 warrants that are subject to registration rights and penalties if the registration is not effective by May 15, 2006. The Company has accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (Note F).

NOTE J—WARRANTS AND STOCK OPTIONS

Class A Warrants

The Company granted an aggregate of 855,000 warrants in March 2005 in connection with issuance of convertible notes payable (Note G). Additionally, the Company issued an aggregate of 150,000 warrants in connection with the equity financing in August 2005 and 1,600,000 warrants related to the November financing (Note I). The following table summarizes the changes in December 31, 2005.

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.00	1,000,000	2.88	$1.00	1,000,000	$1.00
1.45	600,000	3.55	1.45	600,000	1.45
1.60	1,005,000	3.98	1.60	1,005,000	1.60
	2,605,000	3.46	$1.34	2,605,000	$1.34

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2004	700,000	$1.79
Granted	—	—
Exercised	—	—
Canceled or expired	(700,000)	1.79
Outstanding at December 31, 2004	—	$—
Granted	2,605,000	1.34
Exercised	—	—
Canceled or expired	—	—
Outstanding at December 31, 2005	2,605,000	$1.34

In connection with the placement of the convertible notes in March 2005, the Company issued detachable warrants granting the holders the right to acquire 855,000 shares of the Company’s common stock at $4.00 per share. In August 2005, the exercise price of the warrants was reduced to $1.60 per share. The Company recognized the value attributable to the warrants in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF — 0027”) using the Black-Scholes pricing model (Note G).

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

In connection with a private placement in August 2005, the Company issued to the investors an aggregate of 150,000 warrants with Piggy-back registration rights. The exercise price of these warrants was above the fair value of the Company’s common stock at grant date, and accordingly no intrinsic value was measured.

In connection with a private placement in October and November 2005, the Company issued to the investors an aggregate of 1,700,000 warrants. These warrants are subject to registration rights and the Company accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (Note F).

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to shareholders at December 31, 2005.

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.25	1,100,000	1.27	$0.25	1,100,000	$0.25
0.65	5,222,222	7.89	0.65	3,225,000	0.65
1.00	387,530	9.71	1.00	387,530	1.00
1.35	19,279	8.93	1.35	19,279	1.35
1.50	7,127	9.00	1.50	7,127	1.50
3.50	80,000	2.94	3.50	80,000	3.50
	6,816,158	7.03	$0.64	4,818,936	$0.64

Transactions involving the Company’s options issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2004	1,940,000	$0.41
Granted	5,526,406	0.65
Exercised	—	—
Canceled or expired	(600,000)	0.30
Outstanding at December 31, 2004	6,866,406	$0.61
Granted	387,530	1.00
Exercised (Note I)	(100,000)	0.25
Canceled or expired	(337,778)	0.61
Outstanding at December 31, 2005	6,816,158	$0.64

The weighted-average fair value of stock options granted to shareholders during the years ended December 31, 2004 and the weighted-average significant assumptions used to determine those fair values are determined by a Black-Scholes option pricing model and a risk free rate of 1.35%, volatility of 171% and a 10 year option life.

During the year ended December 31, 2004, the Company granted an aggregate of 5,500,000 stock options to employees. During the year ended December 31, 2005, and due to an employee termination, 277,778 options were canceled leaving a net 5,222,222 options. The exercise prices of the stock options granted were below the fair value of the Company’s common stock at the grant date. The Company has accounted the intrinsic value of the stock options as deferred compensation costs in the amount of $9,189,705 and as a reduction of stockholders’ equity in the year ended December 31, 2004. The deferred compensation costs are amortized over the vesting period of the options. Compensation expense of $3,039,038 and $2,168,720 was charged to operations during the year ended December 31, 2005 and 2004, respectively.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

The Company issued an aggregate of 387,530 and 26,406 stock options to its Chief Operating Officer as compensation for certain equity the Company issued during the year ended December 31, 2005 and 2004, respectively. The estimated value of the options granted during the year ended December 31, 2004 was determined using the Black-Scholes option pricing model and the Company has charged to operations compensation expense of $30,283 in connection with granting the options during the year ended December 31, 2004. The stock options granted to its Chief Operating Officer during the year ended December 31, 2005 were considered in-the-money options and compensation expense of $202,418 was charged to operations during the year ended December 31, 2005.

If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company’s pro forma net loss attributable to common shareholders and net loss per share would have been $(8,731,209) and $(0.36) for the year ended December 31, 2005, and $(3,452,421) and $(0.16) for the year ended December 31, 2004, respectively.

NOTE K—RELATED PARTY TRANSACTIONS

In June 2004, the Company entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by E. Jamie Schloss, now a Director and Chief Financial Officer. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to us all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the oil and gas leases, in exchange for cash consideration paid by us in the amount of $25,000. The rights that the Company had pursuant to these leases expired in the third quarter of 2005. During the year ended December 31, 2005, no drilling on a new well had commenced by the Company and no revenues or expenses have been generated from the lease. The Company has wrote off its capitalized costs in the Mirasol Oil and Gas Leases during the year ended December 31, 2005 (Note D). In November, 2004, Mr. Schloss gave the Company a free option until July, 2006 to acquire two producing oil & gas properties owned or controlled by him for a price equal to 36 months net production for the past twelve months prior to exercising the option. The Company had not exercised this option in 2005 but may do so in 2006.

The Company entered into a letter agreement dated February 5, 2003, as amended by letter agreements dated March 31, 2003 and April 30, 2003 (collectively the “Agreement”) with Cynthia Holdings Limited (“Cynthia”), an entity controlled by a member of the Company’s Board of Directors Chet Idziszek, whereby Cynthia agreed to sell to the Company an effective 50% interest in certain oil and gas rights in the Cuyana Basin of central Argentina which is owned by Cynthia’s wholly owned Argentine subsidiary Exploraciones Oromin, S.A. Pursuant to the Agreement, the Company remitted to Cynthia and Irie Isle Limited a total of $600,000 in cash and 1,000,000 shares of the Company’s common stock, valued at $178,500, during the year ended December 31, 2004 in connection with fulfilling the terms of the Agreement and reduced its interest in the Santa Rosa property to 17.52%. As of December 31, 2004, no engineering studies and reserve analysis have been conducted on the oil and gas property, accordingly the Company has charged to operations mineral exploration costs of $778,500 for the year ended December 31, 2004. The Company has included the $778,500 of costs in loss from continuing operations in the accompanying consolidated statement of cash flows for the year ended December 31, 2004. The costs incurred in acquiring mineral exploration were passive in nature and are not considered a separate business segment and accordingly, are not to be deemed to be development expenses as that term is used in SFAS 7.

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation (“Dynamo”) to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors. Dynamo has advised the Company that it believes that the expression of intent is valid and may pursue legal remedies. As of December 31, 2005, no claim or litigation has been filed by Dynamo or Mr. Vandergrift.

Pursuant to the Asset Purchase Agreement in December 2004, the Company’s former Chief Executive Officer, William Miller legally released the Company from obligations of the notes payable in an aggregate amount of $200,000 related to the discontinued tobacco business.

During the year ended December 31, 2004, the Company issued 37,600 shares of common stock to its Director Chet Idziszek in exchange for $50,000 of note payable and accrued interest of $6,400.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

In July 2005, the Company paid $171,000 in commission to a Broker-dealer owned by Daniel Schreiber who was a named a Director of the Company in March, 2006.

On August 19, 2005 the Company completed a private placement offering which resulted in proceeds to the Company in the amount of $50,000 from Chet Idziszek and $50,000 from Gary Vandergrift, both members of the Company’s Board of Directors at the time of the transaction.

As a result of the Signet November 2005 financing, Mr. Kelly entered into a new compensation agreement with Signet which replaced the previous agreement with the Company. In January 2006, he resigned as Chief Executive Officer of the Company to become Signet’s Chief Operating Officer. Mr. Kelly’s new Agreement provided a salary of C$220,000 per annum to be paid by Signet Energy, Inc. In November 2005, Mr. Kelly and Mr. Perez received 1,700,000 shares and 855,000 shares respectively in Signet.

NOTE L—EARNINGS (LOSS) PER SHARE

The following table presents the computation of basic and diluted losses per share:

	2005	2004
Net loss available for common shareholders	$(8,731,209)	$(3,047,196)
Basic and fully diluted loss per share	$(0.36)	$(0.14)
Continuing operations	$(0.36)	$(0.17)
Discontinued operations	$—	$0.03
Weighted average common shares outstanding (basic and assuming dilution)	24,262,535	21,081,556

For the years ended December 31, 2005 and 2004, ,3,121,598 and 2,141,656 potential shares, respectively, were excluded from the shares used to calculate diluted losses per share as their inclusion would reduce net losses per share.

NOTE M—MINORITY INTEREST

Signet Energy, Inc., (“Signet”) was a wholly-owned subsidiary of the Company until November 15, 2005. The Company owns 11,350,000 shares of Signet’s common stock, originally valued at $718,931, which represents the investment by the Company. On November 15, 2005, Signet issued 5,100,000 shares of its common stock, valued at $4,625,640, to its founders in exchange for compensation, and 7,550,000 shares of common stock, valued at $6,314,820, to Deep Well in exchange for leases in oil and gas property. At the same time, the Company entered into a voting trust agreement with Northern Alberta Oil Ltd and Deep Well Oil & Gas (Alberta), Ltd. (“Deep Well”) to establish certain rights and obligations relating to the election of directors of Signet and the management and control of certain business affairs of Signet. Pursuant to the agreement, Deep Well granted the Company the right to exercise the voting rights attached to the 7,550,000 common shares of Signet, including without limitation, the right to vote and sign any resolution with respect to any matter that properly comes before the shareholders of Signet. Such rights will terminate on February 25, 2007, unless earlier terminated by unanimous consent of the parties.

These transactions resulted in a minority interest of $5,766,716, which reflects the original investment by the minority shareholders of Signet. At December 31, 2005, minority interest increased from 53% to 56%, the Company owns 44% of Signet outstanding common shares, while retained 74% of voting control. Minority interest at December 31, 2005 amounted $6,333,783. During the year ended December 31, 2005 and 2004, the minority shareholders’ share of the loss of Signet was $(2,560,069) and $0, respectively.

For the year ended December 31, 2005, Signet recorded the following common stock transactions:

In November 2005, Signet issued 5,100,000 shares of its common stock to its founders in exchange for compensation, valued at $0.84 per share, or a total value of $4,625,640. In November 2005, Signet issued 7,550,000 shares of common stock to Deep Well in exchange for leases in oil and gas property, valued at $0.84 per share for total of $6,314,820. In November 2005, Signet issued warrants, valued at $174,578, to its placement agent in exchange for services rendered. Signet also recognized an aggregate of $2,182,225, of the proceeds from issuance of convertible debenture (Note G), which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the convertible note.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

In December 2005, the Company issued an aggregate of 1,600,000 shares of common stock to private investors for net proceeds of $1,644,614. In December 2005, Signet issued warrants, valued at $75,548, to its placement agent in exchange for services rendered. Signet also recognized an aggregate of $944,355, of the proceeds from issuance of convertible debenture (Note G), which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the convertible note.

The Company has accounted for the difference of $6,890,785 between the carrying amount of its investment in the Signet subsidiary and the underlying net book value of Signet (adjusted for foreign currency translation) after its stock issuance transactions in accordance with Staff Accounting Bulletin 51 of the Securities and Exchange Commission, as additional paid-in capital and included in the accompany consolidated financial statements.

NOTE N—INCOME TAXES

The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company’s aggregate unused net operating losses approximate $4,595,000, which expire through 2025 subject to limitations of Section 382 of the Internal Revenue Code, as amended. . The deferred tax asset related to the carry forward is approximately $1,562,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2005 are as follows:

Non Current:
Net operating loss carry forward	$1,562,000
Less: valuation allowance	(1,562,000)
Net deferred tax asset	$—

NOTE P—COMMITMENTS AND CONTINGENCIES

Operating Leases

Commencing in November 2004 and in continuing in 2005, the Company subleased office space in San Diego, California from a company owned by a newly elected director of the Company at a monthly rental of $1,800.00 per month. Subsequent to the date of financial statements, in January 2006, the Company entered into a one year sublease agreement at this location. The monthly rental under this sublease is $3,600 per month. The Company’s Signet subsidiary entered into a two-year lease agreement for office space in Calgary, Alberta, Canada in February 2006 at a monthly rental of C$15,000.00 per month. Previously, monthly rentals at that location in 2005 were C$13,000 per month on a month-to-month basis. Total rent and related expenses of $126,758 and $17,412 were charged to operating expenses for the years ended December 31, 2005 and 2004 respectively.

Employment Agreement

The Company has employment agreements with its Executives. In addition to salary and benefit provisions, the agreement includes defined commitments should the Executives terminate the employment with or without cause.

Former Chief Executive Officer: On November 26, 2004, the Company entered into an employment agreement with its Fred Kelly, its Chief Executive Officer (“CEO”) at that time. Mr. Kelly’s agreement provided that he receive a signing bonus of $25,000 and a starting salary of $100,000 per year, subject to review after 90 days, and be eligible to participate in bonus and benefits programs established by the Company. CEO also received employee stock options to purchase 700,000 shares of common stock at an exercise price of $0.65 per share, vesting monthly over three years (Note J). The option had a term of ten years, subject to continuing service with the Company. In November 2005, Mr. Kelly signed a new employment agreement with Signet Energy, Inc. at a salary of C$220,000. On January 31, 2006, Mr. Kelly resigned as CEO and a Director of the Company and forfeited 427,778 in stock options. Mr. Kelly is currently Chief Operating Office of Signet.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

Former Chief Operating Officer now Chief Executive Officer: On November 30, 2004, the Company entered into a five year employment agreement with its Chief Operating Officer (“COO”), David Perez. The term extends to ten years if net income before income taxes, as adjusted, exceeds $1,500,000 during any of the first three fiscal years ending on or after January 1, 2005. Base compensation will be $250,000 per year, with increases subject to the board or the compensation committees discretion. The performance bonus is equal to 5% of net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. Mr. Perez also receives an automobile allowance, term life insurance on his behalf, reimbursement of incurred legal expenses and other benefits. Mr. Perez’s stock options include 3,000,000 shares of common stock at an exercise price of $.65 per share. The option has a life of ten years. 1,000,000 of these shares vested immediately with the balance vesting monthly over two years.

Other stock options include 600,000 shares of common stock at an exercise price of $0.65 per share with a ten year life and vesting monthly over three years. In connection with his appointment to the Company’s board on November 4, 2004, Mr. Perez was granted a five-year option to purchase 400,000 shares of common stock at an exercise price of $0.65 per share with 275,000 shares vesting immediately and the remaining 125,000 shares vesting on November 4, 2005 (Note J). For any additional equity the Company issues, Mr. Perez receives additional options for a number of shares equal to 14.3% of, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options exercise price is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life (Note J). All options are subject to continuing service with the Company. In November, 2005, Mr. Perez received 850,000 shares in Signet Energy, Inc. (Notes K). Mr. Perez is now both Chief Executive Officer and Chairman of the Board of the Company.

Chief Financial Officer: In July 2003, the Company entered into an agreement with Jamie Schloss as its acting Chief Financial Officer’s and his affiliated company Castle Rock Resources to provide consulting and related services to assist the Company in locating oil and gas properties on a non-exclusive contract basis. The agreement provides the Company with a 30 day right of first refusal on each prospect property. The affiliated company received options to purchase 400,000 shares at $.25 per share. For wells proposed by the affiliated company and drilled by the Company, the affiliated company receives a management fee of $5,000 per month. In addition, the affiliated company will oversee operations and finances for such wells. For all cash raised by the affiliated company on behalf of the Company, the affiliated company will receive a 10% finder’s fee and reimbursement of certain expenses. The finder’s fee is payable in cash or stock at the affiliated company’s option. The affiliated company has a right in certain circumstances to require registration under the Securities Act for the resale of the shares which may be purchased upon exercise of its stock option. The agreement expires on July 21, 2006. On December 9, 2004 the Company granted Mr. Schloss a 10-year option to purchase 400,000 shares at $0.65 per share and vesting in 36 equal monthly installments (Note J). In December 2005, the Company agreed to compensate Mr. Schloss at the salary of $80,000 per annum.

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company shareholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

On September 16, 2005 the Company’s Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of the Company’s Board of Directors. Dynamo has advised the Company that it believes that the expression of intent is valid and may pursue legal remedies. No provision for this claim has been provided for in the accompanying financial statements. .

Litigation

The Company and its Canadian subsidiary, Signet Energy, Inc. (formerly Surge Global Energy Canada Ltd.) was named in a lawsuit in Alberta Canada filed by Deep Well Oil & Gas, Inc. and Northern Alberta Ltd. The Company also filed a counterclaim against Deep Well and NAOL. On November 15, 2005, the Company settled all claims with Deep Well and NAOL (Note D and M).

In connection with the offering in Signet we also entered into a release and indemnification agreement. Pursuant to the release and indemnification agreement we received Cdn. $630,000 from Signet in final satisfaction for all known liabilities owed to us by Signet and agreed to release Signet from any liability (except for certain liabilities referenced in the agreement) which may exist or arise in the future and agreed to indemnify Signet for any such liabilities for a period of two years following the closing of the transaction. As security for the indemnification obligations under the release and indemnification agreement, we deposited 6,300,000 shares of Signet in escrow pursuant to an escrow agreement with Valiant Trust Company and Signet. Such shares will be held in escrow, subject to release for any claims which may arise in the future or until November 17, 2007. On November 17, 2006 any and all remaining escrowed shares will be released back to us.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005 AND 2004

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

NOTE Q—SUBSEQUENT EVENTS

On January 31, 2006, Fred W. Kelly resigned as a member of the Company’s Board of Directors and as the Company’s Chief Executive Officer. Mr. Kelly will continue to serve as Chief Operating Officer of the Company’s subsidiary, Signet Energy, Inc. Also on January 31, 2006, Frederick C. Berndt resigned as a member of the Company’s Board of Directors. William P. Nicoletti and John Lane were added to the Company’s Board at that time. Mr. Lane resigned from the board in April.

On January 31, 2006, David Perez was appointed as the Company’s Chief Executive Officer to replace Fred W. Kelly. Mr. Perez has served as the Company’s Chief Operating Officer and Chairman of the Board since November of 2004. He will continue to serve as Chairman of the Board of Directors. Mr. Perez is also a member of the Company’s Board of Directors. Mr. Perez owns 855,000 shares of the Company’s subsidiary, Signet Energy, Inc. and is also a member of Signet’s Board of Directors. There are no family relationships between Mr. Perez and any of the Company’s other directors or officers. There will be no changes to Mr. Perez’s employment agreement, which has a five-year term commencing on November 30, 2004.

On March 6, 2006, the Company entered into a Farmout Agreement with Kelso Energy for oil and gas exploration of two and a half sections in the Keg River Formation, also known as the ‘Granite Wash,’ in the Kitty area of North Central Alberta, Canada. Upon the completion of its Farmee commitments, the Company will earn from 60 to 100 percent working interest in oil and gas produced from the Farmout Lands. Pursuant to the Kelso Farmout agreement, by April 30, 2006, the Company is required to either commence a program of 3D seismic or commit to the drilling of a Test Well by December 15, 2006. Upon drilling of the Test Well, the Company will earn working interest in the Farmout Lands per the following terms: Before payout, the Company shall earn 100 percent of the Farmor’s Interest in that portion of the Farmout Lands comprising the Test Well spacing unit, subject to a gross overriding royalty of 1/150 (5-15 percent) on oil, 15 percent on natural gas, and 15 percent on other petroleum substances. At payout, Kelso Energy (the Farmor) has the option to either remain in the gross overriding position or to convert to an undivided 40 percent working interest. The Company also shall earn 60 percent of Farmor’s Interest in the balance of the Farmout Lands other than the spacing unit for the Test Well. Following the completion of the Test Well, the Company can elect to drill an Option Well and earn interest in the Option Lands, per the same terms outlined above.

On March 15, 2006, the Company added Daniel Schreiber and Barry Nussbaum as directors to the Company’s board.

All non-management directors will receive $18,000 annually for their services. The directors added to the board in 2006 were each granted a 10 year option to purchase 400,000 shares of the Company’s common stock with a $1.55 exercise price and vesting monthly over a three year period.

On or about March 24, 2006, the Company completed a Private Placement offering of 1,200,000 shares at $1.50 per share which resulted in gross proceeds of $1,800,000. Warrants to purchase 1,200,000 shares at $2.00 per share with a five year term were issued at the same time. There were no commissions payable for the issuance of these shares. The Company is obligated to register these shares by filing a registration statement on Form SB-2.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEET

Unaudited
SEPTEMBER 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,175 ,876
Prepaid expense	17,388
Total current assets	1,193,264

Property and equipment, net	17,759

Investment in Signet (Note B)	11,494,136
Total Assets	$12,705,159

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$598,269
Total current liabilities	598,269

Warrant liability (Note C)	819,520
Total long-term liabilities	819,520

Commitment and contingencies	-

Stockholders' equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized:
Series A - none issued and outstanding (Note D)	-
Series B - none issued and outstanding (Note D)	-
Common stock, par value $.001 per share; 75,000,000 shares authorized; 27,587,097 shares issued and outstanding (Note D)	27,587
Additional paid-in capital	37,334,268
Accumulated other comprehensive income (loss): Foreign currency translation adjustment	152,138
Accumulated deficit	(12,337,512)
Deficit from inception of development stage	(13,889,111)
Total stockholders' equity	11,287,370
Total liabilities and stockholders' equity	$12,705,159

See accompanying footnotes to unaudited consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
(UNAUDITED)

					For the period from January 1, 2005 (date of
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		inception of development stage) through
	2006	2005	2006	2005	September 30, 2006
		(Restated)		(Restated)
Operating expenses:
Selling, general and administrative expenses	$671,759	$76,745	$1,571,668	$1,140,647	$3,180,818
Amortization of deferred compensation	-	-	-	-	3,039,038
Stock based compensation	1,115,849	748,744	3,628,971	2,246,232	3,628,971
Depreciation and amortization	930	-	2,688	-	5,112
Oil and Gas Property impairment	-	-	-	-	25,000
Total operating expenses	1,788,538	825,489	5,203,327	3,386,879	9,878,939

Loss from operations	(1, 788,538)	(825,489)	(5,203,327)	(3,386,879)	(9,878,939)

Equity in losses of affiliates	(442,182)	-	(442,182)		(442,182)
Net gain (loss) on revaluation of warrant liability (Note C)	2,004,720	-	1,354,680	-	1,425,580
Interest income (expense), net	15,472	(1,178,585)	40,022	(1,696,754)	(1,657,729)

(Loss) before income taxes, discontinued operations, minority interest and equity investment	(210,528))	(2,004,074)	(4,250,807)	(5,083,633)	(10,553,270)

Provision for income taxes	-	-	-	-	-
(Loss) before discontinued operations	(210,528)	(2,004,074)	(4,250,807)	(5, 083,633)	(10,553,270)
(Loss) from discontinued operations (Note B)	-	(685,116)	(2,026,122)	(685,116)	(7,014,937)
Loss applicable to minority interest from discontinued operations (Note B)	-	-	1,119,027	-	3,679,096

Income (loss) available to common stockholders	$(210,528)	$(2,689,190)	$(5,157,902)	$(5,768,749)	$(13,889,111)

Other comprehensive gain (loss) on foreign currency translations	(4)	(25,099)	337,552	(50,078)	152,138

Comprehensive net income (loss)	$(210,532)	$(2,714,289)	$(4,820,350)	$(5,818,827)	$(13,736,973)

Income (loss) per common share - basic	$(0.01)	$(0.11)	$(0.19)	$(0.24)	$(0.55)
Income (loss) per common share - dilutive	$(0.01)	$(0.11)	$(0.19)	$(0.24)	$(0.55)
Continuing operations - basic	$(0.01)	$(0.08)	$(0.16)	$(0.21)	$(0.42)
Continuing operations - dilutive	$(0.01)	$(0.08)	$(0.16)	$(0.21)	$(0.42)
Discontinued operations- basic and dilutive	$-	$(0.03)	$(0.08)	$(0.03)	$(0.28)

Weighted average shares outstanding- basic	27,439,271	24,368,727	26,925,668	23,756,969	25,074,088
Weighted average shares outstanding- dilutive	27,439,271	24,368,727	26,925,668	23,756,969	25,074,088

See accompanying footnotes to unaudited consolidated financial statements

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE)
THROUGH SEPTEMBER 30, 2006

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment (Restated)	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Balance at January 1, 2005	-	$-	23,367,097	$23,367	$18,996,881	$(7,020,985)	$-	$-	$-	$(12,337,512)	$(338,248)
Issuance of common stock in February 2005 in exchange for stock options exercised at $0.25 per share	-	-	100,000	100	24,900	-	-	-	-	-	25,000
Issuance of common stock in August 2005 in exchange for cash, net of costs and fees at $1.00 per share	-	-	300,000	300	299,700	-	-	-	-	-	300,000
Issuance of common stock in August 2005 in exchange for conversion of convertible notes payable at $1.00 per share	-	-	1,675,000	1,675	1,673,325	-	35,000	-	-	-	1,710,000
Issuance of common stock in October 2005 in exchange for convertible notes converted in August 2005	-	-	35,000	35	34,965	-	(35,000)	-	-	-	-
Issuance of common stock in November 2005 in exchange for cash, net of costs and fees at $1.00 per share	-	-	800,000	800	799,200	-	-	-	-	-	800,000
Beneficial conversion feature in connection with issuance of convertible notes payable	-	-	-	-	1,022,492	-	-	-	-	-	1,022,492
Value of warrants attached to convertible notes payable	-	-	-	-	629,192	-	-	-	-	-	629,192
Foreign currency translation adjustment	-	-	-	-	-	-		(185,414)	-	-	(185,414)
Amortization of deferred compensation	-	-	-	-	-	3,039,038	-	-	-	-	3,039,038
Valuation of warrant liabilities in connection with private placement					(2,245,100)						(2,245,100)

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF IN STOCKHOLDERS' EQUITY (Continued)
AND FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH SEPTEMBER 30, 2006

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment (Restated)	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Other stock options awards granted pursuant to employment agreement	-	-	-	-	202,418	-	-	-	-	-	202,418
Increase in value of investment in Signet Energy, Inc.	-	-	-	-	6,890,785	-	-	-	-	-	6,890,785
Net loss	-	-	-	-	-	-	-	-	(8,731,209)	-	(8,731,209)
Balance at December 31, 2005	-		$26,277,097	$26,277	$28,328,758	$(3,981,947)	$-	$(185,414)	$(8,731,209)	$(12,337,512)	$3,118,954
Reverse of unamortized deferred compensation upon adoption of SFAS 123R	-	-	-	-	(3,981,947)	3,981,947	-	-	-	-	-
Common stock subscribed in March 2006 at $1.50 per share	-	-	-	-	-	-	1,800,000	-	-	-	1,800,000
Employee stock option expense	-	-	-	-	1,441,367	-	-	-	-	-	1,441,367
Foreign currency translation adjustment	-	-	-	-	-	-		14,637	-	-	14,637
Net loss	-	-	-	-	-	-	-	-	(5,950,714)	-	(5,950,714)
Balance at March 31, 2006	-	$-	26,277,097	$26,277	$25,788,178	$-	$1,800,000	$(170,777)	$(14,681,923)	$(12,337,512)	$424,243
Issuance of common stock in April 2006 in exchange for cash, net of costs and fees at $1.50 per share	-	-	1,200,000	1,200	1,798,800	-	(1,800,000)	-	-	-	-
Shares returned and cancelled related to the acquisition of Phillips & King International Inc. during August 2000	-	-	(450,000)	(450)	450	-	-	-	-	-	-
Issuance of common stock in exchange for convertible notes in subsidiary	-	-	160,000	160	178.458	-	-	-	-	-	178,618
Employee stock option expense					1,071,755						1,071,755
Foreign currency translation adjustment								322,919			322,919
Net income									1,003,340		1,003,340
Balance at June 30, 2006	-	$-	27,187,097	$27,187	$28,837,641	$-	$-	$152,142	$(13,678,583)	$(12,337,512)	$3,000,875
Issuance of common stock in July 2006 in exchange for stock options exercised at $0.25 per share	-	-	400,000	400	99,600	-	-	-	-	-	100,000
Employee stock option expense					1,115,849						1,115,849
Gain on investment					4,147,556						4,147,556
Conversion to equity method					3,133,622						3,133,622
Foreign currency translation adjustment								(4)			(4)
Net income									(210,528)		(210.528)
Balance at September 30, 2006	-	$-	27,587,097	$27,587	$37,334,268	$-	$-	$152,138	$(13,889,111)	$(12,337,512)	$11,287,370

See accompanying notes to unaudited consolidated financial information

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF
DEVELOPMENT STAGE) THROUGH SEPTEMBER 30, 2006
(UNAUDITED)

			For the period from
			January 1, 2005 (date
			of inception of
			development stage)
	2006	2005	through September 30, 2006

Cash flows from operating activities	(2,082,357)	(2,176,434)	(3,841,084)

Cash flows from investing activities	(1,393,920)	(8,970)	(5,376,355)
Cash used in deconsolidation	(5,626,405)	-	(5,626,405)
Cash used in investing activities	(7,020,325)	(8,970)	(11,002,760)

Cash flows from financing activities	1,900,000	2,035,000	15,593,172

Effect of exchange rate changes on cash and cash equivalents (related to discontinued operations)	266,613	-	266,613

Net increase (decrease) in cash and cash equivalents	(6,936,069)	(150,404)	1,015,941

Cash and cash equivalents at beginning of period
Continuing operations	859,934	159,935	159,935
Discontinued operations	7,252,011	-	-
Total	8,111,945	159,935	159,935

Cash and cash equivalents at end of period
Continuing operations	1,175,876	9,531	1,175,876
Discontinued operations (included in Discontinued Operations, current assets)	-	-	-
Total	$1,175,876	$9,531	$1,175,876

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND FOR THE PERIOD FROM JANUARY 1, 2005
(DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH SEPTEMBER 30, 2006
(UNAUDITED)

			For the period from
			January 1, 2005 (date
			of inception of
			development stage)
	2006	2005	through September 30, 2006
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$-	$-	$-
Cash paid during the year for taxes	-	-	-

Supplemental Disclosures of Non-Cash Transactions:
Amortization of debt discount - beneficial conversion feature of convertible debenture	-	1,022,492	1,022,492

Amortization of discount attributable to warrants	-	629,192	629,192
Value of Warrant s attached to convertible notes payable		629,192	629,192

Stock options granted to employees (Note E)	3,628,971	-	3,831,388
Amortization of deferred compensation costs		2,246,232	3,039,038
Loss/(Gain) on revaluation of warrant liability (Note E)	(1,354,680)	-	(1,425,580)
Common stock issued in exchange for convertible notes payable (Note D)	-	1,710,000	1,710,000

See accompanying footnotes to unaudited consolidated financial statements

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the nine-month period ended September 30, 2006, are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2005 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Business and Basis of Presentation

The consolidated financial statements include the accounts of all companies that we, through our direct or indirect ownership or shareholdings, were provided the ability to control the operating policies and procedures at September 30, 2006. All significant intercompany accounts and transactions have been eliminated in consolidation.

As previously reported and as of July 7, 2006, we deconsolidated Signet Energy, Inc. (formerly Surge Surge Global Energy (Canada) Ltd.) from our consolidated condensed financial statements. Under U.S. GAAP, we reflected the deconsolidation prospectively and, accordingly, we did not restate prior period amounts. We have provided unaudited pro-forma condensed consolidated balance sheets and results of operations giving effect to the deconsolidation of Signet’s operations as if it had been effective for all periods presented. See Note B - Investment in Signet for further discussion.

In January 2005, as a result of the Company disposing of its tobacco wholesale business in December 2004, and restructuring its management and ownership, the Company began implementing plans to establish an oil and gas development business. As a result, the Company became a development stage enterprise at that time, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”) and is seeking to explore the acquisition and development of oil and gas properties in the United States, Canada and Argentina. From its inception of development stage through the date of these financial statements, the Company has not generated any revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception of development stage through September 30, 2006, the Company has accumulated losses of $13,889,111.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101").

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

OIL AND GAS PROPERTIES

The Company follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, are amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Amortization of unevaluated property costs begins when the properties become proved or their values become impaired. Impairment of unevaluated prospects is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. The Company anticipates its unevaluated property costs to remain as unevaluated for no longer than two years.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of oil and gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

Investment in unconsolidated subsidiary

Investee entities that the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether the Company exercises significant influence with respect to an investee depends on an evaluation of several factors, among others, representation o the company’s board of directors and ownership level, generally 20% to 50% interest in the voting securities of the company including voting rights associated with the Company’s holdings in common, preferred and other convertible instruments in the company. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in the equity income (loss) section of the consolidated statements of operations.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss is value might include, but would not necessarily be limited to., absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at the rates of exchange at the balance sheet date, and related revenue and expenses are translated at average monthly exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of income.

Stock Based Compensation

Prior to the January 1, 2006 adoption of the Financial Accounting Standards Board (“FASB”) Statement No. 123(R), “Share-Based Payment” (“SFAS 123R”), the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, because the stock option grant price equaled the market price on the date of grant, and any purchase discounts under the Company’s stock purchase plans were within statutory limits, no compensation expense was recognized by the Company for stock-based compensation. As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), stock-based compensation was included as a pro forma disclosure in the notes to the consolidated financial statements.

Effective January 1, 2006, the beginning of the Company’s first fiscal quarter of 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Under this transition method, stock-based compensation expense was recognized in the consolidated financial statements for granted, modified, or settled stock options. Compensation expense recognized included the estimated expense for stock options granted on and subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R, and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Results for prior periods have not been restated, as provided for under the modified-prospective method.

Total stock-based compensation expense recognized in the consolidated statement of earnings for the nine month period ending September 30, 2006 was $3,628,971, net of tax effect.

SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the Company’s pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

Upon adoption of SFAS 123(R), the Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards granted beginning in fiscal 2006, which was also previously used for the Company’s pro forma information required under SFAS 123. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

The following table shows the effect on net earnings and earnings per share had compensation cost been recognized based upon the estimated fair value on the grant date of stock options for the nine months ended September 30, 2005, in accordance with SFAS 123, as amended by SFAS No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure:

	For the three months ended September 30, 2005	For the nine months ended September 30, 2005
Net loss - as reported	$(2,689,190)	$(5,768,749)
Add: Total stock based employee compensation expense as reported under intrinsic value method (APB. No. 25)	-	-
Deduct: Total stock based employee compensation expense as reported under fair value based method (SFAS No. 123)	-	-
Net loss - Pro Forma	$(2,689,190)	$(5,768,749)
Net loss attributable to common stockholders - Pro forma	$(2,689,190)	$(5,768,749)
Basic (and assuming dilution) loss per share - as reported	$(0.11)	$(0.24)
Basic (and assuming dilution) loss per share - Pro forma	$(0.11)	$(0.24)

Disclosure for the period ended September 30, 2006 is not presented because the amounts are recognized in the consolidated financial statements.

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred a loss from continuing operations of $4,250,807 and $5,083,633 for the nine months ended September 30, 2006 and 2005, respectively. Loss from continuing operations included $3,628,971 and $2,246,232 of non-cash compensation to employees and directors in connection with stock options granted and vested for the nine months ended September 30, 2006 and 2005, respectively (Note H). The Company's current assets, on a consolidated basis, exceeded its current liabilities by $594,995 as of September 30, 2006.

NOTE B - Investment in Signet

History

On February 25, 2005, the Company formed a Canadian subsidiary initially named Surge Global Energy (Canada) Ltd., which entered into a Farmout Agreement with Deep Well Oil & Gas, Inc. (hereafter ”Deep Well”) and Northern Alberta Oil, Ltd., (hereafter “NAOL”) . The Farmount Agreement provided that the Company was initially obligated to drill two Test Wells on the Sawn Lake Property located in Northern Alberta, Canada and to drill a total of ten wells to perfect all rights. At the time, the Company was also obligated to issue one third of its outstanding common stock on a fully diluted basis after the two Test Wells were producing. Surge Global Energy (Canada) Ltd., was a wholly -owned subsidiary of the Company until November 15, 2005.

On November 15, 2005, the Company distributed 5,100,000 shares of the subsidiary’s common stock to its founders, and 7,550,000 shares of Signet common stock to Deep Well and NAOL in exchange for leases of oil and gas properties. The subsidiary was renamed Signet Energy, Inc. (“Signet”) in November 2005 in conjunction with the subsidiary’s financing activity. Signet became a minority owned subsidiary with the Company retaining a 77.3% voting control of Signet at December 31, 2005 pursuant to a voting trust agreement.

The Company originally paid a total of $2,000,000 in 2005 to Deep Well and NAOL for the Sawn Lake lease rights and in addition issued 7,550,000 shares of Signet common stock in place of one third of the Company’s shares to perfect the rights under the Farmout Agreement and to settle all claims with Deep Well and NAOL. The Signet shares were valued at $6,314,820 for financial statement purposes pursuant to SAB No. 51.

At December 31, 2005 and September 30, 2006, Surge owned approximately 44.34% and 27.30% of Signet’s ordinary shares, respectively. In July 2006, Signet increased it’s outstanding shares following the completion of a C$ 18.990 million financing. As of July 6, 2006, Signet and various other investors owned 52.85% of Signet’s common stock to reduce Surge’s outstanding voting security interest to less than 50%. Based upon this reduction in ownership, Surge has determined that it no longer has the legal power to control the operating policies and procedures of Signet and deconsolidated Signet from its consolidated financial statements during the fiscal quarter ending September 30, 2006. Due to the change in influence on Signet’s operations, Surge will reflect its Signet operations as an equity investment using the 27.30% equity interest effective for the period ended September 30, 2006.

At September 30, 2006, Deep Well Oil & Gas (“Deep Well”) owned 17.84% of the ordinary shares of Signet. David Perez, CEO and Chairman of Surge as well as a board member of Signet owned 2.01% of the Signet’s common stock. Surge’s direct equity interest of 27.30% combined with Deep Well’s 17.84% and Mr. Perez’s 2.01% equity interest in Signet provide Surge a 47.15% interest and no longer had the legal power to control the operating policies and procedures of Signet as of September 30, 2006, which required Surge to deconsolidate the operations of Signet as of such date.

Considering the less than 50% interest in Signet as of July 6, 2006, and to provide more meaningful financial statements, management decided to classify Signet results as a discontinued operation for the six months ended June 30, 2006. As an independent company Signet continues to conduct its own oil and gas exploration operations.

Following completion of the C$ 18.9 million Signet financing and subsequent loss of control by Surge on July 7, 2006, the Company recognized a $4.148 million gain on its Signet investment.  The gain represented the excess of market value over Signet's net equity.  On July 7, 2006, the Company removed the existing assets and liabilities to establish a net investment in Signet of $7.788 million.  The market value for Surge's investment in Signet was determined using the July 7, 2007 financing market value of C$ 1.15 per share (US$ 1.03) applied to the new outstanding share total of 42.313 million as well as to Surge's 27.30% equity interest to equal $11.936 million.  The $11.936 million market value less the $7.788 million net equity in Signet represents the $4.148 million gain.  The $4.148 million gain was charged to the investment account with a corresponding credit to additional paid in capital.  For the three months ended September 30, 2006, Surge charged operations for $442,182 representing Surge's 27.30% share of Signet's loss with a corresponding reduction to the Signet investment.  The net investment in Signet at September 30, 2006 was $11,494,136.

Pro Forma Information

The following proforma unaudited financial information has been prepared by management of Surge Global Energy, Inc., (the “Company”) in order to present consolidated financial results of operations of the Company as to give effect to the loss of control of Signet using the lower 27.3% equity interest. The pro forma condensed consolidated statement of losses for the three months and nine months ended September 30, 2005 and 2006 present pro forma results had the transaction taken place at January 1, 2005.

The pro forma information is based on historical financial statements giving effect to the loss of control using the equity method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated ate either of the foregoing dates or which may be attained in the future.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES
SEPTEMBER 30, 2005

	For the three months ended September 30, 2005				For the nine months ended September 30, 2005				For the period from January 1, 2005 (date of inception of development stage) through September 30, 2005
	As Presented	Pro Forma Adjustment		Pro Forma	As Presented	Pro Forma Adjustment		Pro Forma	As Presented	Pro Forma Adjustment		Pro Forma
Revenue	$-	$-		$-	$-	$-		$-	$-	$-		$-
Income(loss) from continuing operations	(2,689,190)	685,116	(1)	(2,004,074)	(5,768,749)	685,116	(1)	(5,083,633)	(5,768,749)	685,116	(1)	(5,083,633)
Loss from discontinued operations	-	-		-	-	-		-	-	-		-
Loss from Equity investment	-	(187,037)	(2)	(187,037)	-	(187,037)	(2)	(187,037)		(187,037)	(2)	(187,037)
Total Discontinued Operations loss	-	-		-	-	-		-	-	-		-
Loss applicable to minority interest
Net income (loss)	(2,689,190)	498,079		(2,191,111)	(5,768,749)	498,079		(5,270,670)	(5,768,749)	498,079		(5,270,670)
Other comprehensive income (loss): foreign translation	(25,099)	-		(25,099)	(50,078)	-		(50,078)	(50,078)	-		(50,078)
Loss available to common stockholders	(2,714,289)	-		(2,216,210)	(5,818,827)	-		(5,320,748)	(5,818,827)	-		(5,320,748)

Loss per common share (basic and assuming dilution)
- basic	$(0.11)	$-		$(0.09)	$(0.24)	$-		$(0.22)	$(0.24)	$-		$(0.22)
- diluted	$(0.11)	$-		$(0.09)	$(0.24)	$-		$(0.22)	$(0.24)	$-		$(0.22)
Continuing operations
- basic	$(0.11)	$-		$(0.09)	$(0.24)	$-		$(0.22)	$(0.24)	$-		$(0.22)
- diluted	$(0.11)	$-		$(0.09)	$(0.24)	$-		$(0.22)	$(0.24)	$-		$(0.22)
Discontinued operations	$-	$-		$-	$-	$-		$-	$-	$-		$-

Weighted average shares outstanding
- basic	24,368,727			24,368,727	23,756,969			23,756,969	23,756,969			23,756,969
- diluted	24,368,727			24,368,727	23,756,969			23,756,969	23,756,969			23,756,969

Pro forma adjustments for all 2005 periods presented above include:
(1)	Remove all $685,116 of Signet expenses from continuing operations
(2)	Reflect the equity interest of 27.3% applied to Signet’s $685,116 in expenses to equal $187,037 and classify as Loss from Equity Investment

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES
SEPTEMBER 30, 2006

	For the three months ended September 30, 2006			For the nine months ended September 30, 2006				For the period from January 1, 2005 (date of inception of development stage) through September 30, 2006
	As Presented	Pro Forma Adjustment	Pro Forma	As Presented	Pro Forma Adjustment		Pro Forma	As Presented	Pro Forma Adjustment		Pro Forma
Revenue	$-	$-	$-	$-	$-		$-	$-	$-		$-
Income(loss) from operations	(1,788,538)	-	(1,788,538)	(5,203,327)			(5,203,327)	(9,878,939)	-		(9,878,939)
Loss from Equity investment	(442,182)	-	(442,182)	(442,182)	(553,131)	(3)	(995,313)	(442,182)	(1,915,078)	(7)	(2,357,260)
Net Gain on revaluation of warrant liability	2,004,720	-	2,004,720	1,354,680	-		1,354,680	1,425,580	-		1,425,580
Interest income (expense), net	15,472	-	15,472	40,022			40,022	(1,657,729)			(1,657,729)
Loss before income taxes, discontinued operations	(210,528)	-	(210,528)	(4,250,807)	(553,131)	(3)	(4,803,938)	(10,553,270	(1,915,078)	(7)	(12,468,348)
(Loss) from discontinued operations	-	-	-	(2,026,122)	2,026,122	(4)	-	(7,014,937)	7,014,937	(8)	-
Loss applicable to minority interest				1,119,027	(1,119,027)	(5)	-	3,679,096	(3,679,096)	(9)	-
Net income (loss)	(210,528)	-	(210,528)	(5,157,902)	353,964	(6)	(4,803,938)	(13,889,111)	1,420,763	(10)	(12,468,348)
Other comprehensive income (loss): foreign translation	(4)	-	(4)	337,552	-		337,552	152,138	-		152,138
Loss available to common stockholders	(210,532)	-	(210,532)	(4,820,350)	-		(4,466,386)	(13,736,973)	-		(12,316,210)

Loss per common share (basic and assuming dilution)
- basic	$(0.01)	$-	$(0.01)	$(0.19)	$-		$(0.18)	$(0.55)	$-		$(0.50)
- diluted	$(0.01)	$-	$(0.01)	$(0.19)	$-		$(0.18)	$(0.55)	$-		$(0.50
Continuing operations
- basic	$(0.01)	$-	$(0.01)	$(0.16)	$-		$(0.18)	$(0.42)	$-		$(0.50)
- diluted	$(0.01)	$-	$(0.01)	$(0.16)	$-		$(0.18)	$(0.42)	-		$(0.50)
Discontinued operations	$-	$-	$-	$(0.08)	$-		$-	$(0.28)	$-		$-

Weighted average shares outstanding
- basic	27,439,271	-	27,439,271	26,925,668	-		26,925,668	25,074,088	-		25,074,088
- diluted	27,439,271	-	27,439,271	26,925,668	-		26,925,668	25,074,088	-		25,074,088

Pro forma adjustments for 2006 periods presented above include:

For the nine months ended September 30, 2006
(3)	Reflect the equity interest of 27.3% applied to the discontinued operations loss of 2.026 million to equal $553,131
(4)	Reverse the discontinued operations loss of $2.026 million
(5)	Reverse the minority interest of $1.119 million
(6)	Record the net effect of $353,964 ($2.026 million discontinued operations less $1.119 million minority interest less the $553,131 ending equity interest)

For the period January 1, 2005 (date of inception of development stage) through the period ended September 30, 2006:
(7)	Reflect the equity interest of 27.3% applied to the discontinued operations loss of 7.015 million to equal $1,915,078
(8)	Reverse the discontinued operations loss of $7.015 million
(9)	Reverse the minority interest of $3.679 million
(10)	Record the net effect of $1,420,763 ($7.015 million discontinued operations less $3.679 million minority interest less the $1,915,078 ending equity interest)

Discontinued Operations

The financial statements reflect the operating results of the discontinued operations separately from continuing operations. Prior periods have been restated. Operating results for the discontinued operations for the periods ended September 30, 2006 and 2005 were:

	For the three months ended		For the nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenue	$-	-	$-	-
Expenses	-	685,116	2,026,122	685,116

Net loss	$-	(685,116)	$(2,026,122)	(685,116)

Depreciation and amortization expense included in expenses of discontinued operations amounted to $374,587 and $713 for the nine months periods ended September 30, 2006 and 2005, respectively.

NOTE C - WARRANT LIABILITY

In November 2005, the Company completed a private placement which resulted in gross proceeds of $800,000 (Note G). In connection with this private placement the Company sold 800,000 shares of common stock at a price of $1.00 per share and issued warrants to purchase up to 1,600,000 shares of common stock. The warrants have a 3 to 5 year term and an exercise price ranging from equal to $1.00 to $1.45. Since the warrants are subject to certain registration rights, the Company recorded a warrant liability at grant date, totaling $2,245,100, in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. The registration rights provide for the Company to file with the Securities and Exchange Commission a registration statement covering the resale of all of the securities issued in connection with the private placement. The registration statement was filed with the Securities and Exchange Commission on December 30, 2005 and an amended registration statement was filed on May 5, 2006. The Company was required to have received an effective registration no later than May 15, 2006 closing date. If the registration was not effective by that time, the Company would be obligated to reduce the exercise price of 1,200,000 warrants for two investors by $0.005 each day, however, the floor of the exercise price is set at $0.50.

The Company valued the warrants using the Black-Scholes option pricing model, applying a life of 3 years to 5 years, a risk free interest rate of 4.42% to 4.54%, an expected dividend yield of 0%, a volatility of 205% and a deemed fair value of common stock of $1.22 to $1.55 which was the closing price of the Company’s common stock on November 14 and November 30, 2005, respectively.

In accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”, the Company revalued the warrants at December 31, 2005 using the Black-Scholes option pricing model. Assumptions regarding the life, the expected dividend yield and volatility were left unchanged but the Company did apply a risk free interest rate of 4.35%, a volatility of 200% and a deemed fair value of common stock of $1.45, which was the closing price of the Company’s common stock on December 31, 2005. The difference of $70,900 between the fair value of the warrants as of December 31, 2005 and the previous valuation as of November 2005 has been recorded as a gain on revaluation of warrant liability, and included in the consolidated financial statements for the year ended December 31, 2005.

At September 30, 2006, the Company revalued the warrants using the Black-Scholes option pricing model. Assumptions regarding the life, the expected dividend yield was left unchanged but the Company did apply a risk free interest rate of 4.60%, a volatility of 155% and a deemed fair value of common stock of $0.71, which was the weighted average closing price based on trading volume of the Company’s common stock during the month of September 30, 2006. The increase of $1,354,680 in the fair value of the warrants at September 30, 2006 from the previous valuation at December 31, 2005 has been recorded as a loss on revaluation of warrant liability for the nine months ended September 30, 2006.

NOTE D - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series.

Series A Preferred Stock

The holders of the Series A stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A stock has a liquidation preference of $.001 per share.

Series B Preferred Stock

The Series B stock has the same voting privileges as the Common Stock. Each share of Series B stock is convertible into one share of the Company's Common stock at the option of either the holder or the Company upon the Company's net pre-tax profit reaching $500,000 in any given calendar year. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31, 1998 before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines. The Series B stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series B stock has a liquidation preference of $.001 plus dividends in arrears, which is subordinated to the liquidation preference of the Series A stock.

The Company has no preferred stock issued and outstanding at September 30, 2006 and December 31, 2005.

Common Stock

The Company has authorized to issue 75,000,000 shares of common stock with a par value at $0.001 per share. As of September 30, 2006, the Company has 27,587,097 shares of common stock issued and outstanding.

The Company is not currently subject to any contractual arrangements, which restrict its ability to pay cash dividends. The Company's Certificate of Incorporation prohibits the payment of cash dividends on the Company's Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Serial Preferred Stock.

In February 2005, the Company issued 100,000 shares of common stock to one of the Company’s former Directors in connection with stock options exercised at $0.25 per share for net proceeds of $25,000.

In August 2005, the Company issued an aggregate of 200,000 shares of common stock to third party investors and 100,000 shares of common stock to two Directors of the Company in exchange for net proceeds of $300,000. In connection with this private placement, the Company issued to the investors an aggregate of 150,000 warrants with Piggy-back registration rights.

In August and October 2005, the Company issued an aggregate of 1,710,000 shares of common stock in exchange for $1,710,000 of convertible notes.

In November 2005, the Company issued an aggregate of 800,000 shares of common stock to third party investors in exchange for net proceeds of $800,000. In connection with this private placement, the Company issued to the investors an aggregate of 1,600,000 warrants that are subject to registration rights and penalties if the registration is not effective by May 15, 2006. The Company has accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (Note E).

In March 2006, the Company received $1,800,000 of net proceeds from third party investors for 1,200,000 shares of common stock subscribed. In connection with this private placement, the Company issued to the investors an aggregate of 1,200,000 warrants that are subject to registration rights. The common shares subscribed were issued in April 2006.

In June 2006, the Company issued 160,000 shares in exchange for C$200,000 in convertible debt related to the Signet subsidiary and charged the Signet investment for US$ 178,618.

In June 2006, 450,000 shares were returned for services not completed related to the acquisition of Phillips & King International Inc. during August 2000.

In July 2006, the Company issued 400,000 shares of common stock to a former Company officer and director in connection with stock options exercised at $0.25 per share for net proceeds of $100,000.
While the Company no longer presents consolidated results for its equity interest in Signet, C$ 8.550 million of Signet debenture holders have an option to convert their debentures into Surge common stock.

In November 2005, the Company’s equity affiliate Signet Energy, Inc., issued convertible promissory notes in exchange for aggregate gross proceeds of Canadian dollar C$8.550 million. During the quarter ended June 30, 2006, C$200,000 of promissory notes were converted to stock reducing total notes payable to C$8.350 million. Per the terms of the Debenture Subscription Agreement, and at the option of the holder, the debentures are exchangeable into either Signet or Surge common shares or are subject to automatic conversion should Signet complete a going public transaction on the Toronto Stock Exchange. Converting to Surge shares also increased Surge’s ownership percentage in Signet.

Other than the C$200,000 conversion that occurred during the quarter ended June 30, 2006, there has been no other conversions or a going public transaction for the nine months ended September 30, 2006. Should the holder opt to convert to Surge common shares, the holder can only convert on either June 30 or December 31 in each year prior to the 2007 maturity date, at an exchange price of US$1.25.  The Surge U.S. Share Exchange Price shall be adjusted in accordance with specified anti-dilution clauses relating to changes in Surge U.S.’s share capital (including share splits, dividends, share consolidations, share dividends and similar recapitalizations) and other distributions of Surge U.S. Shares.

At September 30, 2006, had the Signet debenture holders elected to convert into Surge shares, the Company would have issued 6,680,000 of common shares in exchange for 8,350,000 shares of Signet. Accordingly, Surge’s equity interest in Signet would have increased from 27.30% to 39.28% while voting interest in Signet would have increased from 47.15% to 55.57%. (see Note B). After February 2007, 7.550 million of voting interest shares representing 14.90% revert back to Deep Well. .

Since the closing price of the Company’s common stock was $0.60 on September 30, 2006 and the conversion price is $1.25, there was no economic incentive for the Signet debenture holders to convert.

NOTE E - WARRANTS AND STOCK OPTIONS

Class A Warrants

The Company granted an aggregate of 855,000 warrants in March 2005 in connection with issuance of convertible notes payable. Additionally, the Company issued an aggregate of 150,000 warrants in connection with the equity financing in August 2005 and 1,600,000 warrants related to the November financing. The Company granted an aggregate of 1,200,000 warrants in connection with an equity financing in March 2006. The following table summarizes the changes, warrants outstanding and the related prices for the shares of the Company’s common stock.

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.93	1,000,000	2.13	$0.93	1,000,000	$0.93
1.45	600,000	2.80	1.45	600,000	1.45
1.60	1,005,000	3.23	1.60	1,005,000	1.60
2.00	1,200,000	4.47	2.00	1,200,000	2.00
	3,805,000	3.26	$1.53	3,805,000	$1.53

Transactions involving the Company's warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2004	700,000	$1.79
Granted	-	-
Exercised	-	-
Canceled or expired	(700,000)	1.79
Outstanding at December 31, 2004	-	$-
Granted	2,605,000	1.34
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005	2,605,000	$1.34
Granted	1,200,000	2.00
Exercised	-	-
Canceled or expired	-	-
Outstanding at September 30, 2006	3,805,000	$1.53

In connection with the placement of the convertible notes in March 2005, the Company issued detachable warrants granting the holders the right to acquire 855,000 shares of the Company’s common stock at $4.00 per share. In August 2005, the exercise price of the warrants was reduced to $1.60 per share. The Company recognized the value attributable to the warrants in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”) using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.00%, a dividend yield of 0%, and volatility of 174%.

In connection with a private placement in August 2005, the Company issued to the investors an aggregate of 150,000 warrants with Piggy-back registration rights. The exercise price of these warrants was above the fair value of the Company’s common stock at grant date, and accordingly no intrinsic value was measured.

In connection with a private placement in October and November 2005, the Company issued to the investors an aggregate of 1,600,000 warrants. These warrants are subject to registration rights and the Company accounted for the warrants issued in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (Note E).

In connection with a private placement in March 2006, the Company issued to the investors an aggregate of 1,200,000 warrants.

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to shareholders at September 30, 2006.

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.25	700,000	0.89	$0.25	700,000	$0.25
0.65	4,605,555	7.71	0.65	4,205,556	0.65
1.00	387,530	8.97	1.00	387,530	1.00
1.11	1,200,000	9.76	1.11	244,444	1.11
1.35	19,279	8.18	1.35	19,279	1.35
1.50	178,727	9.45	1.50	178,727	1.50
1.55	511,112	9.46	1.55	188,889	1.55
3.50	80,000	2.19	3.50	80,000	3.50
	7,682,203	7.58	$0.81	6,004,425	$0.74

Transactions involving the Company's options issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2004	1,940,000	$0.41
Granted	5,526,406	0.65
Exercised	-	-
Canceled or expired	(600,000)	0.30
Outstanding at December 31, 2004	6,866,406	$0.61
Granted	387,530	1.00
Exercised	(100,000)	0.25
Canceled or expired	(337,778)	0.61
Outstanding at December 31, 2005	6,816,158	$0.64
Granted	2,571,600	1.34
Exercised	-	-
Canceled or expired	(1,705,555)	0.92
Outstanding at September 30, 2006	7,682,203	$0.81

During the year ended December 31, 2004, the Company granted an aggregate of 5,500,000 stock options to employees. Employee terminations resulted in the cancellation of 277,778 options during the year ended December 31, 2005, and 616,667 options in the nine months ended September 30, 2006 leaving a net 4,605,555 options. The exercise prices of the stock options granted were below the fair value of the Company’s common stock at the grant date. The Company has accounted for the intrinsic value of the stock options as deferred compensation costs in the amount of $9,189,705 and as a reduction of stockholders’ equity in the year ended December 31, 2004. The deferred compensation costs are amortized over the vesting period of the options. .

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Unamortized deferred compensation of $3,981,947 resulted from the intrinsic value of the stock options at grant date was reversed and the employee stock options granted prior to, but not vested as of January 1, 2006, were valued based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. During the three months and nine months ended September 30, 2006, total stock-based compensation expense charged to operations in connection with new grant and vested employee stock options was $1,115,849 and $3,628,971, respectively.

On July 27, 2006, in connection with their election to our Board of Directors, we granted each of Mr. Druck and Mr. Sharpe a stock option to purchase 400,000 shares of our common stock at an exercise price of $1.11 per share with a ten year term and otherwise subject to our employee stock option plan. The shares subject to the options vest and become exercisable over one year at the rate of 1/12 per month. On July 27, 2006, our Board of Directors also approved the repricing of an option previously granted to William Greene, our Chief Financial Officer, from $1.75 to $1.11 exercise price per share. The vesting terms remain unchanged, with a ten-year term, vesting monthly on a pro rata basis over a three-year period, and otherwise subject to our employee stock option plan. If Mr. Greene is terminated without cause or as a result of a change in control, then all outstanding options become vested immediately.

The estimated value of the employee stock options granted during the nine month period ended September 30, 2006 was determined using the Black-Scholes option pricing model and the following assumptions: expected option life of 5 to 10 years, a risk free interest rate of 4.49% to 5.13%, a dividend yield of 0% and volatility of 142.9% to 190.3%.

On July 18, 2006, our former CFO, E. Jamie Schloss exercised his option to acquire 400,000 shares at an exercise price of $0.25 per share.

NOTE F- RELATED PARTY TRANSACTIONS

In June 2004, the Company entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by a former Director and Chief Financial Officer. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to us all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the oil and gas leases, in exchange for cash consideration paid by us in the amount of $25,000. The rights that the Company had pursuant to these leases expired in the third quarter of 2005. During the nine months ended September 30, 2006, no drilling on a new well had commenced by the Company and no revenues or expenses have been generated from the lease. The Company has wrote off its capitalized costs in the Mirasol Oil and Gas Leases during the year ended December 31, 2005. In November, 2004, Mr. Schloss gave the Company a free option until July, 2006 to acquire two producing oil & gas properties owned or controlled by him for a price equal to 36 months net production for the past twelve months prior to exercising the option. The Company’s board of directors elected not to exercise this option.

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation (“Dynamo”) to obtain a right of first refusal on Dynamo's prospects was never formalized by a signed agreement. On September 16, 2005, our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors. Dynamo has advised the Company that it believes that the expression of intent is valid and may pursue legal remedies.  On November 2, 2006, Dynamo Energy filed a complaint for October 2004 compensation claims related to overriding royalty claims for projects in North America. Surge has 30 days in which to respond.

In April 2006, the Company established Cold Flow Energy ULC (“Cold Flow”) as a new wholly owned subsidiary based in Alberta, Canada to exploit oil and gas opportunities. Cold Flow currently has minimal assets and liabilities and incurred $1,300 of office related expenses in the nine months ended September 30, 2006.

NOTE G - SUBSEQUENT EVENTS

On October 6, 2006, Surge entered into an agreement with a consultant to provide business implementation strategies as well as locate and introduce three prospective appointees for the Company’s Board of Directors in exchange for a $6,000 monthly retainer. The agreement terminates at the earlier of project completion, the consultant’s 10 day written notice or the Company’s 30 day written notice. In addition to the monthly retainer, the consultant also earns other compensation as follows: $25,000 upon placement of each of three Board of Director appointee and $2,083.33 monthly for each month that the appointee serves for a maximum of twelve months. In addition, the consultant was granted 300,000 options with an exercise price of $0.001, with 150,000 options vesting immediately and 12,498 options vesting monthly over the next twelve months.

On October 11, 2006, in connection with their appointment to our Board of Directors, we entered into agreements with each of Thomas A. Page, Richard Collato, and John Stiska to pay each of them $18,000 per year plus all expenses for attendance at Board meetings. Our Board of Directors approved and granted each of Mr. Page, Mr. Collato, and Mr. Stiska a stock option to purchase 400,000 shares of our common stock at an exercise price of $0.50 per share. The shares subject to the options vest and become exercisable over one year at the rate of 1/12 per month.

On October 11, 2006, Stephen Sharpe resigned from our Board of Directors. On October 11, 2006, Thomas A. Page, Richard Collato, and John Stiska were appointed to our Board of Directors. New committee chair and members are as follows:

Committees
Board Member:	Audit	Compensation	Nominating and Governance

John Stiska	Chair	Member	-
Thomas Page	Member	Chair	-
Richard Collato	-	Member	Chair
Daniel Schreiber	-	-	Member
Dr. Kenneth Druck	-	Member	Member

None of the new directors have had a material interest in any of our transactions during the last two years.

On October 23, 2006, our Board of Directors approved and adopted the Amended and Restated Bylaws of Surge Global Energy, Inc. The Amended and Restated Bylaws include, among other things, revisions that: (i) update our Bylaws to conform to the provisions of the Delaware General Corporation Law, including the giving of notice by means of electronic transmission and the holding of meetings by means of remote communication; (ii) update the descriptions, manner of appointment and related corporate indemnification obligations for various categories of officers; (iii) provide that special meetings of the stockholders may be called only by our Chairman of the Board, our President, or our Board of Directors; and (iv) make other technical changes to more closely conform our Bylaws to the language of the Delaware General Corporation Law. The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws and contained within the October 25, 2006 8-K filing.

On November 2, 2006, Dynamo Energy filed a complaint for October 2004 compensation claims related to overriding royalty claims for projects in North America. Surge has 30 days in which to respond.

PEACE OIL CORP.

Financial Statements

Year Ended September 30, 2006

PEACE OIL CORP.

Index to Financial Statements

Year Ended September 30, 2006

Page
AUDITORS' REPORT	F-50
FINANCIAL STATEMENTS
Balance Sheet	F-51
Statement of Loss and Deficit	F-52
Statement of Cash Flows	F-53
Notes to Financial Statements	F-54 - F-56

AUDITORS' REPORT

To the Shareholders of Peace Oil Corp.

We have audited the balance sheet of Peace Oil Corp. as at September 30, 2006 and the statements of loss and deficit and cash flow for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2006 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Calgary, Alberta
November 13, 2006	CHARTERED ACCOUNTANTS

PEACE OIL CORP.

Balance Sheet

September 30, 2006

ASSETS

CURRENT
Cash	$682,785
Goods and services tax recoverable	26,511

709,296
PETROLEUM PROPERTIES AND EQUIPMENT (Note 3)	1,844,103

$2,553,399

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT
Accounts payable	$73,053
Due to related parties (Note 4)	2,331,010

2,404,063
DUE TO SHAREHOLDERS (Note 5)	250,110

2,654,173

SHAREHOLDERS' DEFICIENCY
Share capital (Note 6)	180
Deficit	(100,954)

(100,774)

$2,553,399

PEACE OIL CORP.

Statement of Loss and Deficit

Year Ended September 30, 2006

EXPENSES
Accounting fees	$5,415
Advertising and promotion	1,082
Business taxes, licenses and memberships	10,000
Insurance	12,600
Interest and bank charges	59
Legal fees	24,276
Meals and entertainment	1,158
Miscellaneous	7,121
Professional fees	38,568
Travel	550
Vehicle	125

100,954

NET LOSS	(100,954)
RETAINED EARNINGS - BEGINNING OF YEAR	-

DEFICIT - END OF YEAR	$(100,954)

PEACE OIL CORP.

Statement of Cash Flows

Year Ended September 30, 2006

OPERATING ACTIVITIES
Net loss	$(100,954)

Changes in non-cash working capital:
Accounts payable	73,053
GST payable (receivable)	(26,511)

46,542

Cash flow used by operating activities	(54,412)

INVESTING ACTIVITY
Purchase of petroleum properties and equipment	(1,844,103)

Cash flow used by investing activity	(1,844,103)

FINANCING ACTIVITIES
Advances from related parties	2,331,010
Advances from shareholders	250,110
Purchase of common shares	80
Purchase of preferred shares	100

Cash flow from financing activities	2,581,300

INCREASE IN CASH FLOW	682,785
Cash - beginning of year	-

CASH - END OF YEAR	$682,785

CASH FLOWS SUPPLEMENTARY INFORMATION

Interest paid	$58

Income taxes paid	$-

PEACE OIL CORP.

Notes to Financial Statements

Year Ended September 30, 2006

1.	DESCRIPTION OF BUSINESS

Peace Oil Corporation (the "Corporation") was incorporated September 15, 2005 under the Alberta Business Corporations Act. The Corporation is in the business of oil sands development.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Joint venture
The Corporation's proportionate share of revenues, expenses, assets and liabilities in unincorporated joint venture are consolidated in the Corporation's accounts.

Measurement uncertainty

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Such estimates include providing for amortization of property, plant & equipment and goodwill. Actual results could differ from these estimates.

3.	PETROLEUM PROPERTIES AND EQUIPMENT

Capitalized costs	$1,844,103

4.	DUE TO RELATED PARTIES

North Peace Energy ("North") owns 70% of the joint venture with the Corporation

Cash calls in excess of expenditures	$961,410
Cost of the Corporation's proportionate share of land purchased by North	1,369,599
$2,331,009

Under the terms of the Joint Venture Agreement, cash calls in excess of expenditures are repayable to the extent that they exceed total final expenditures for projects. The cost of the Corporation's proportionate share of land purchased by North is not repayable by the Corporation under the terms of the Joint Venture Agreement.

PEACE OIL CORP.

Notes to Financial Statements

Year Ended September 30, 2006

5.	DUE TO SHAREHOLDERS

1216848 Alberta Ltd.	$50,000
Dale Fisher	50,110
Jeff Cairns	50,000
Ming Ma	50,000
Steven Gawne	50,000

$250,110

The amounts due to shareholders are non-interest bearing and have no set repayment terms.

6.	SHARE CAPITAL

Authorized:
Unlimited	Class "A" Commom shares, voting
Unlimited	Class "B" Common shares, voting
Unlimited	Class "C" Common shares, voting
Unlimited	Class "D" Common shares, voting
Unlimited	Class "E" Common shares, non-voting, convertible
Unlimited	Class "F" Common shares, non-voting, convertible
Unlimited	Class "G" Common shares, non-voting, convertible
Unlimited	Class "H" Common shares, non-voting, convertible
Unlimited	Class "I" Preferred shares, voting, non-cumulative, redeemable
Unlimited	Class "J" Preferred shares, voting, non-cumulative, redeemable
Unlimited	Class "K" Preferred shares, voting, non-cumulative, redeemable, retractable
Unlimited	Class "L" Preferred shares, non-voting, non-cumulative, redeemable, retractable.

Issued:
800 Class "A" Common shares	$80
6,333,332 Class "I" Preferred shares	100

$180

PEACE OIL CORP.

Notes to Financial Statements

Year Ended September 30, 2006

7.	NON-CAPITAL TAX LOSSES CARRIED FORWARD

The Corporation has incurred losses of $80,954 for tax purposes which are available to reduce future taxable income. Such benefits will be recorded as an adjustment to the tax provision in the year realized. The losses will expire as follows:

2016	$80,954
$80,954

Pro Forma Information

The following proforma unaudited condensed consolidated financial information has been prepared by management of Surge Global Energy, Inc., (the “Company”) in order to present consolidated financial results of operations of the Company as to give effect to the acquisition of Peace Oil Corp. The pro forma unaudited condensed consolidated balance sheet and statement of losses for the nine months ended September 30, 2006 and 2006 present pro forma results had the transaction taken place at January 1, 2006. Since Peace Oil Corp. was incorporated on September 15, 2005 and had immaterial financial transactions for the short year ended September 30, 2005, the Company has elected to omit the proforma statement of losses for the year ended December 31, 2005.

The pro forma information is based on historical unaudited financial statements giving effect to the acquisition of Peace Oil Corp.and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. In addition, the pending Peace Oil Corp. transaction, while probable, has yet to occur and the financing terms are subject to change. Upon our review of oil industry transactions and valuations, the Company anticipates no realization issues to the underlying asset values upon consummating the Peace Oil transaction.

Summary of the proposed $16,350,000 Cdn transaction consists of the following:

•	Total cash of $6,350,000 Cdn
•	Initial deposit of $150,000 Cdn in December 2006 and $450,000 Cdn in January 2007 to total $600,000 Cdn or $538,740 US$
•	Remaining $5,750,000 Cdn cash scheduled for March 2007 or $5,162,925 US$
•	The remaining $10 million Cdn or $8,068,851 in US$ is comprised of an aggregate of 8,965,390 preferred shares exchangeable into two shares of the Company’s common stock
•	The exchange rate in effect on September 30, 2006 for the Canadian dollar was 0.8979

The summary proforma unaudited condensed consolidated financial statements should be read together with the financial statements and notes of Surge Global Energy, Inc. and Peace Oil Corp. included herein.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30 , 2006

	Surge	Peace Oil		Pro Forma Adjustment				Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,175,876	$613,073		$(538,740 (5,162,925 6,000,000 (600,000	) ) . )	(1 (2 (3 (6	) ) ) )	$1,487,284
Other receivables		23,804		-				23,804
Prepaid expense	17,388	-		-				17,388

Total current assets	1,193,264	636,877		(301,665)				1,528,476

Property and equipment, net	17,759	-		-				17,759
Oil & gas properties	-	1,655,820		538,740 5,162,925 8,068,851		(1 (2 (4	) ) )	15,426,336
Investment in Signet	11,494,136	-		-				11,494,136

Total Assets	$12,705,159	$2,292,697		$13,468,851				$28,466,707

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts Payable and accrued liabilities	$598,269	$65,594	$					$663,863
Related party liabilities	-	2,093,014		-				2,093,014

Total current liabilities	598,269	2,158,608		-				2,756,877

Warrant liability	819,520	-		-				819,520
Due to shareholders	-	224,574		-				224,574

Total long-term liabilities	819,520	224,574						1,044,094

Commitment and contingencies	-	-		-				-

Stockholder’s equity:
Preferred stock	-	-		17,931		(4)		17.931
Common stock	27,587	162		(162) 13,333		(5 (3	) )	40,920
Additional paid-in capital	37,334,268	-		5,986,667 8,050,920 162		(3 (4 (5	) ) )	51,372,017
Accumulated other comprehensive income (loss):	152,138	-		-				152,138
Accumulated deficit	(12,337,512)	-		-				(12,337,512)
Deficit from inception of development stage	(13,889,111)	(90,647)		(600,000)		(6)		(14,579,758)

Total stockholders’ equity	11,287,370	(90,485)		13,468,851				(24,665,736)

Total liabilities and stockholders’ equity	$12,705,159	$2,292,697		$13,468,851				$28,466,707

Pro forma adjustments for nine months ended September 30, 2006 periods presented above include:

(1) Debit - Oil & gas properties	538,740
Credit - Cash		538,740
Record the December 2006 and January 2007 deposits of $600,000 Cdn in US $

(2) Debit - Oil & gas properties	5,162,925
Credit - Cash		5,162,925
Record the anticipated and pending $5,750,000 Cdn remaining cash transaction initially scheduled in March 2007 in US $

(3) Debit - Cash	6,000,000
Credit - Common stock at $0.001 par value		13,333
Credit - APIC		5,986,667
Record the anticipated and pending financing transaction to fund the $5,750,000 Cdn remaining cash transaction assuming $0.45 per share

(4) Debit - Oil & gas properties	8,068,851
Credit - Preferred stock at $0.001 par value		17,931
Credit - APIC		8,050,920
Record the anticipated and pending issuance of 8,965,390 preferred shares (or an equivalent of 17,930,780 shares upon conversion into common shares) assuming a value of $0.45 per share

(5) Debit - APIC	162
Credit - APIC		162
Reclass Peace Oil Corp. shares to APIC

(6) Debit - Defict (equity)	600,000
Credit - Cash		600,000
Record the anticipated and pending 10% finder’s fee related to the $5,750,000 Cdn remaining cash transaction - see transaction (2) above.

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES
SEPTEMBER 30 , 2006

For the nine months ended September 30, 2006

	Surge	Peace Oil		Pro Forma Adjustment		Pro Forma
	Nine months ended	Twelve months ended

Revenue	$-	$-		$-		$-
Income(loss) from operations	(5,203,327)	(90,558)		(600,000)	(1)	(5,893,885)
Loss from Equity investment	(442,182)	-		-		(442,182)
Net Gain on revaluation of warrant liability	1,354,680	-		-		1,354,680
Interest income (expense), net	40,022	(89)		-		39,933
Loss before income taxes, discontinued operations	(4,250,807)	(90,647)		(600,000)		(4,941,454)
(Loss) from discontinued operations	(2,026,122)	-		-		(2,026,122)
Loss applicable to minority interest	1,119,027	-		-		1,119,027
Loss available to common stockholders	(5,157,902)	(90,647)		(600,000)		(5,848,549)
Other comprehensive income (loss): foreign translation	337,552	-		-		337,552
Comprehensive loss	(4,820,350)	(90,647)		(600,000)		(5,510,997)

Loss per common share (basic and assuming dilution)
- basic	$(0.19)	$-	$			$(0.15)
- diluted	$(0.19)	$-	$			$(0.15)
Continuing operations
- basic	$(0.16)	$-	$			$(0.15)
- diluted	$(0.16)	$-	$			$(0.15)
Discontinued operations	$(0.08)	$-	$			$(0.05)

Weighted average shares outstanding
- basic	26,925,668	31,264,113		-		40,259,000
- diluted	26,925,668	31,264,113		-		40,259,000

Pro forma adjustments for nine months ended September 30, 2006 periods presented above include:

For the nine months ended September 30, 2006
(1)	Reflect 10% finder’s fee of $600,000 on the estimated proforma raise of $US 6 million.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24       Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law

Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) provides that to the extent a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such defense.

Section 145(d) provides that any indemnification under subsections (a) and (b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

•	by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum;

•	by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

•	if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

•	by the stockholders.

Section 145(e) provides that expenses, including attorneys’ fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person was not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Certificate of Incorporation

Our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves:

•	a breach of the director’s duty of loyalty to us or our stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	liability for unlawful dividend payments or stock purchases or redemptions, or

•	a transaction from which the director derived an improper personal benefit.

Bylaws

Our bylaws provide that we shall indemnify our officers, directors, employees and agents to the extent permitted by Delaware law.

D&O Insurance

As permitted under section 145(g) of the Delaware General Corporation Law, we have purchased a directors’ and officers’ liability insurance policy to insure our directors and officers against liability asserted against, or incurred by them, in their capacities as our directors and officers, including liabilities arising under the Securities Act.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25       Other Expenses of Issuance and Distribution

The expenses relating to the registration of shares of common stock will be borne by us. These expenses, except the SEC registration fee, are estimated to be as follows:*

SEC Registration fee	$714
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Printing and engraving expenses	$25,000
Registrar and transfer agent’s fees	$5,000
Miscellaneous fees and expenses	—
Total	$45,714

*	The selling stockholders will pay any sales commissions or underwriting discounts incurred in connection with the sale of shares registered hereunder.

Item 26       Recent Sales of Unregistered Securities

On October 24, 2005, we completed a private placement offering pursuant to a securities purchase agreement, which resulted in gross proceeds to us equal to $200,000. In connection with the offering, we sold 200,000 shares our common stock at $1.00 per share and issued warrants to purchase 400,000 shares of our common stock at $1.45 per share, subject to adjustment. The warrants were immediately exercisable and have a term of three years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which required us to file a registration statement with the SEC covering the resale of the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 120th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. (The registration rights agreement provides for a penalty in the warrant price in the event we do not satisfy our timing obligations with respect to the filing or effectiveness of the registration statement.) The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits to our SB-2 filed with the SEC on December 30, 2005 and are incorporated by reference herein.

In February 2005 we formed a wholly owned Canadian subsidiary Surge Global Energy (Canada) Ltd. On November 16, 2005 we changed its name to Signet Energy, Inc. (“Signet”). On November 15, 2005, Signet issued C$8,550,000 of 7% convertible debentures. As a result of the initial financing and related transactions, our ownership interest in Signet was initially reduced to approximately 47.3%. Subsequent offerings of C$5,780,000 of 7% convertible debentures and a flow through share offering reduced our ownership percentage to approximately 44.3% of Signet on an undiluted basis and 28.3% on a fully diluted basis if all convertible notes issued in connection with prior financings are converted into shares of Signet and all employee stock options are exercised. Surge currently holds a 73.8% majority voting control of Signet until February 25, 2007 that is subject to further dilution if any of the existing notes are converted or any additional financings take place between now and February 25, 2007.

The convertible debentures were created and issued pursuant to, and the conversion thereof are governed by, the terms and conditions of a trust indenture between Signet and Valiant Trust Company, as trustee. The convertible debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the convertible debentures is due and payable on November 15, 2007, unless earlier converted or exchanged at the option of the holder prior to 5:00 p.m. (Calgary time) on the November 14, 2007 into shares of (i) Signet common stock at C$1.00 per share, subject to certain anti-dilution protections or (ii) our common stock at $1.00 per share, subject to certain anti-dilution protections, based on a fixed exchange rate of 40,000 shares of our common stock per C$50,000 in principal amount of the convertible debentures. The convertible debentures are secured pursuant to the terms of the trust indenture and will rank equally in terms of priority with the C$5.78 million principal amount of secured convertible debentures subsequently issued by Signet on December 20, 2005 and will rank subordinate to any senior bank debt up to a maximum amount of $10,000,000 incurred by Signet from time to time. In the event there is a change of control of Signet (except for a going public transaction) at any time while the convertible debentures are outstanding, Signet is required to immediately offer to purchase any outstanding convertible debentures at a change of control premium equal to 115% or 120% of the principal amount, depending upon the date of the change of control, plus accrued but unpaid interest.

MGI Securities acted as agent and advisor to Signet on the transactions pursuant to an agency agreement and, upon the closing of the transaction, Signet paid MGI Securities for its services a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the convertible debentures which totaled C$684,000. Pursuant to the agency agreement, upon the closing of the transaction, Signet also issued a warrant to MGI Securities to purchase Signet common shares equal to 8% of the principal amount of the convertible debentures that totaled 684,000 shares. The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of (i) twelve months following a going public transaction (as defined in the trust indenture) or (ii) November 17, 2008.

In connection with the offering, we entered into a registration rights agreement with each of the investors which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock issuable upon conversion of the debentures within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 90th day following the closing of the transaction. We are required to keep the registration statement effective until all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions. In the event we prepare and file a registration statement for our own account, other than in certain circumstances, and there is not an effective registration statement on file as required by the registration rights agreement, we are required to give each holder the opportunity to include any or all of the registrable securities each holder requests to be registered. All fees and expenses related to the registration are required to be paid by us.

In connection with the offering in Signet we also entered into a release and indemnification agreement. Pursuant to the release and indemnification agreement we received C$630,000 from Signet in final satisfaction for all known liabilities owed to us by Signet and agreed to release Signet from any liability (except for certain liabilities referenced in the agreement) which may exist or arise in the future and agreed to indemnify Signet for any such liabilities for a period of two years following the closing of the transaction. As security for the indemnification obligations under the release and indemnification agreement, we deposited 6,300,000 shares of Signet in escrow pursuant to an escrow agreement with Valiant Trust Company and Signet. Such shares will be held in escrow, subject to release for any claims which may arise in the future or until November 17, 2007. On November 17, 2007 any and all remaining escrowed shares will be released back to us.

In connection with the closing of the transaction, Signet entered into a series of arrangements, including subscription agreements for the convertible debentures, the trust indenture and the agency agreement. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits to our SB-2 filed with the SEC on December 30th, 2005 and are incorporated by reference herein.

In connection with the Signet private placement offering of common shares and secured convertible debentures on November 15, 2005, we entered into a shareholders agreement and voting trust agreement to establish certain rights and obligations relating to the election of directors of Signet and the management and control of certain business affairs of Signet. Pursuant to such agreements, Northern Alberta Oil Ltd., or Northern, and Deep Well Oil & Gas (Alberta), Ltd., or Deep Well, granted us the right to exercise the voting rights attached to 7,550,000 common shares of Signet, including without limitation, the right to vote and sign any resolution with respect to any matter that properly comes before the shareholders of Signet. Such rights will terminate on February 25, 2007, unless earlier terminated by unanimous consent of the parties. The shareholders agreement provides that the board of directors of Signet will initially consist of 3 directors, to be nominated as follows: (i) one nominee of Surge (David Perez); (ii) one nominee of Leigh Cassidy and Tony Loria (Leigh Cassidy); and (iii) a third independent director appointed by the two directors nominated pursuant to (i) and (ii) above (Tony Loria of MGI Securities, Inc.). The shareholders agreement provides, among other things, to proportionally share certain D&O insurance costs, that we will support and facilitate the acquisition of the 69.5 sections that are the subject of the farmout agreement not currently owned by Signet, and that neither us nor Signet will issue a press release with the approval of the other party, except as required by applicable law or regulatory authorities. The shareholders agreement will terminate when we own less than 20% of the shares of capital stock of Signet, unless earlier terminated by unanimous consent of the parties.

On November 16, 2005, we completed a private placement offering pursuant to a securities purchase agreement, which resulted in gross proceeds to us equal to $500,000. In connection with the offering, we agreed to reimburse the purchaser for up to $7,500 (up to 3% of the total subscription amount) in fees and expenses related to the preparation, execution and performance of the securities purchase agreement. In connection with the offering, we sold 500,000 shares our common stock at $1.00 per share and issued warrants to purchase 1,000,000 shares of our common stock at $1.00 per share, subject to adjustment. The warrants were immediately exercisable and have a term of three years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock purchased in the offering and the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 180th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. In the event we do not satisfy our timing obligations with respect to the filing, effectiveness or maintenance of the registration statement, the exercise price of the warrants will be reduced by $0.005 for each day of a filing, effectiveness, or maintenance failure, but in no event will the exercise price be reduced below $0.50. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits to our SB-2 filed with the SEC on December 30, 2005 and are incorporated by reference herein.

On November 30, 2005, we completed a private placement offering pursuant to a securities purchase agreement, which resulted in gross proceeds to us equal to $100,000. In connection with the offering, we sold 100,000 shares of our common stock at $1.00 per share and issued warrants to purchase 200,000 shares of our common stock at $1.45 per share, subject to adjustment. The warrants were immediately exercisable and have a term of five years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock purchased in the offering and the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 180th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. In the event we do not satisfy our timing obligations with respect to the filing, effectiveness or maintenance of the registration statement, the exercise price of the warrants will be reduced by $0.005 for each day of a filing, effectiveness, or maintenance failure, but in no event will the exercise price be reduced below $0.50. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits hereto and are incorporated by reference herein.

On December 20, 2005, Signet completed a private placement offering of common shares and secured convertible debentures, which resulted in gross proceeds to Signet equal to C$5.780 million. Signet issued 1.6 million common shares at a price of C$1.30 per share on a “flow-through” basis in compliance with 7% secured debentures convertible into 3.7 million common shares at C$1.00 per share, all pursuant to subscription agreements. The subscription agreements restrict the ability of Signet to incur certain additional indebtedness without the consent of the holders of the convertible debentures. The convertible debentures were created and issued pursuant to, and the conversions thereof are governed by, the terms and conditions of a trust indenture between Signet and Valiant Trust Company, as trustee. The convertible debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the convertible debentures is due and payable on November 15, 2007, unless earlier converted at the option of the holder prior to 5:00 p.m. (Calgary time) on the November 14, 2007 into shares of Signet common stock at C$1.00 per share, subject to certain anti-dilution protections. The convertible debentures are secured pursuant to the terms of the trust indenture and will rank equally in terms of priority with the C$8.55 million principal amount of secured convertible debentures previously issued by Signet on November 15, 2005 and will rank subordinate to any senior bank debt up to a maximum amount of $10,000,000 incurred by Signet from time to time. In the event there is a change of control of Signet (except for a going public transaction) at any time while the convertible debentures are outstanding, Signet is required to immediately offer to purchase any outstanding convertible debentures at a change of control premium equal to 115% or 125% of the principal amount, depending upon the date of the change of control, plus accrued but unpaid interest. MGI Securities acted as agent and advisor to Signet on the transactions pursuant to an agency agreement and, upon the closing of the transaction, Signet paid MGI Securities for its services (i) a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the convertible debentures which totaled C$296,000 and (ii) a fee in cash equal to 5% of the gross proceeds received by Signet from the sale of the shares which totaled C$100,400. Pursuant to the agency agreement, upon the closing of the transaction, Signet issued a warrant to MGI Securities to purchase Signet common shares equal to 8% of the principal amount of the convertible debentures, which totaled 296,000 shares. The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of twelve months following a going public transaction (as defined in the indenture) and November 17, 2008. In connection with the closing of the sale of the shares and the issuance of the convertible debentures, Signet entered into a series of arrangements, including subscription agreements for the shares and the convertible debentures, the trust indenture and the agency agreement. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits to the Current Report on Form 8K filed with the SEC on December 28, 2005, and are incorporated, herein by reference.

In March 2006, we completed a private placement offering of 1.2 million shares of common stock at $1.50 per share, which resulted in gross proceeds to our company of $1,800,000. The securities purchase agreement contains representations, warranties and covenants on behalf of our company and the purchasers, which are customary for transactions of this type. In addition, at closing we issued to each purchaser a warrant to purchase an equal number of shares of common stock at a price of $2.00 per share for a period of five years. We also entered into a Registration Rights Agreement with each purchaser of common stock. We are required to register the resale of the common stock issued and the common stock that may be issued upon exercise of the warrants, by filing a registration statement within 45 days of closing and by using our best efforts to cause the registration statement to be effective within 180 days following closing. All of the purchasers were accredited investors, and we relied upon Rule 506 of Regulation D as a basis for an exemption from registration. The offer did not involve a public offering or general solicitation. No commissions were paid on the issuance and sale of the common stock. The offer closed upon receipt of the final investment on March 23, 2006. The share certificates and the warrant are restricted stock and contain appropriate restrictive legends pursuant to Rule 144 of the Securities and Exchange Act of 1933.

On July 7, 2006, Signet completed the sale of 16,513,000 shares of common stock of their company for a total purchase price of C$18,989,950. The shares were sold by Signet to an undisclosed number of individual investors in the United States and Canada pursuant to separate subscription agreements with Signet and the private placement was co-lead by RBC Capital Markets ("RBC") and MGI Securities Inc. The use of proceeds includes the continuation of the drilling program, resource delineation, and production testing, at the Sawn Lake Oil Sands Development in Alberta, Canada, as well as land acquisition and for general corporate purposes. The Company did not and will not receive any of the consideration paid to Signet. As a result of Signet’s sale of stock, Surge no longer controls over 50% of the voting stock of Signet, Surge’s new voting interest is now 47.15 percent until February 2007 (fully diluted voting interest of 34.93 percent assumes exercise of all outstanding warrants, conversion of all convertible debt and options are issued and exercised). Surge currently owns a 27.3 percent equity interest in Signet (fully diluted equity interest is 20.22 percent). Due to the less than 50% voting interest of Signet, the Company presents Signet results as a discontinued operation effective June 30, 2006.

On November 28, 2006, we entered into a Securities Purchase Agreement with each of Gemini Master Fund Limited and Mark C. Fritz, a current stockholder of our company, for the private placement of an aggregate of 3,000,000 shares of our common stock at a purchase price of $0.45 per share. We also issued to the purchasers warrants to purchase an aggregate of 3,000,000 shares of the Company’s common stock at an exercise price of $0.60 per share and with a term of five years and warrants to purchase an aggregate of 3,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share with a term of six months.  Concurrently, we entered into a Registration Rights Agreement with each of the purchasers. Pursuant to its terms, we agreed to file a registration statement to cover the resale of the shares of common stock and the shares underlying the warrants within 30 days of the agreement and to cause such registration statement to be declared effective by the SEC within 120 days of the agreement. If we fail to file the registration statement with the SEC within the filing deadline pursuant to the agreement, or fail to cause the registration statement to be declared effective by the SEC within the effective deadline pursuant to the agreement, we would then be obligated to pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder for any registrable securities then held by such holder. The issuance of the shares of common stock and warrants are exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933, as amended. In connection with the private placement, we agreed to pay a finder’s fee of $135,000.

On November 30, 2006, we entered into a Stock Purchase Agreement with Cold Flow Energy ULC, a corporation incorporated under the laws of Alberta, Canada (“Cold Flow”), Peace Oil Corp., a corporation incorporated under the laws of Alberta, Canada (“Peace Oil”), and shareholders of Peace Oil (the “Target Shareholders”). Cold Flow is a wholly owned subsidiary of our company. Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow will purchase all of the issued and outstanding shares of the capital stock of Peace Oil (the “Acquisition”) for a total purchase price of $16,350,000, which consist of $6,350,000 in cash and an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). The parties agreed that the Acquisition shall close on January 18, 2007, or if Cold Flow deposits into escrow an additional deposit of $450,000 on or before January 18, 2007, then Cold Flow at its option may extend the closing date to March 2, 2007. Effective at the closing of the Acquisition, Peace Oil will become a wholly owned subsidiary of Cold Flow. Each Exchangeable Share is exchangeable into two shares of our company’s common stock at any time from the closing until five years after the closing. The issuance of the Exchangeable Shares and the subsequent issuance of the shares of our common stock upon the exchange of the Exchangeable Shares are exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

Item 27       Exhibits

Exhibit Number	Description of Document
3(i)
Certificate of Incorporation filed with the State of Delaware on November 25, 1997, as amended (including Certificate of Merger, filed November 25, 1997, Certificate of Designation, filed February 2, 1998, Certificate of Amendment, filed May 12, 1998, Certificate of Renewal, filed August 20, 2003, Certificate of Amendment, dated August 20, 2003 and Certificate of Amendment, filed September 30, 2004)(1)

3(ii)	Amended and Restated Bylaws of the Registrant(2)
5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being offered*
10.1	Employment Agreement by and between the Registrant and David Perez dated November 30, 2004(1)
10.2	Sublease by and between the Registrant and Granite Financial Group dated November 22, 2004(1)
10.3	Farmout Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), Northern Alberta Oil Ltd. and Deep Well Oil & Gas, Inc. dated February 25, 2005(1)
10.4
Farmout Amending Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), Northern Alberta Oil Ltd. and Deep Well Oil & Gas, Inc. dated November 15, 2005(1)

10.5	Form of Note and Warrant Purchase Agreement by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005(3)
10.6	Form of Convertible Note by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005(3)
10.7	Form of Warrant by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005(3)
10.8	Letter Agreements by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated July 17, 2005(1)
10.9
Form of Securities Purchase Agreement by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $300,000(4)

10.10	Form of Warrant by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005(1)
10.11	Form of Registration Rights Agreement by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005(1)
10.12	Securities Purchase Agreement by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005(1)
10.13	Warrant by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005(1)
10.14	Registration Rights Agreement by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005(1)
10.15	Form of Subscription Agreement for 7% Convertible Debentures, by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated November 15, 2005(1)
10.16	Agency Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), and MGI Securities Inc. dated November 15, 2005(1)
10.17	Shareholders Agreement by and among the Registrant, Leigh Cassidy, Fred Kelly and Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) dated November 15, 2005(1)
10.18	Voting Trust Agreement by and among the Registrant, Northern Alberta Oil Ltd. and Deep Well Oil and Gas (Alberta) Ltd. dated November 15, 2005(1)
10.19	Trust Indenture by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and Valiant Trust Company dated November 15, 2005(1)
10.20	Registration Rights Agreement by and among the Registrant and MGI Securities, Inc., as agent to the purchasers of the debentures dated November 15, 2005(1)
10.21	Release and Indemnification Agreement by and between the Company and Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), dated November 15, 2005(5)
10.22	Escrow Agreement by and among the Company, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and Valiant Trust Company, dated November 15, 2005(5)
10.23	Securities Purchase Agreement by and between the Registrant and the Zemer Family Trust dated November 16, 2005(1)
10.24	Warrant by and between the Registrant and the Zemer Family Trust dated November 16, 2005(1)
10.25	Registration Rights Agreement by and between the Registrant and the Zemer Family Trust dated November 16, 2005(1)
10.26	Securities Purchase Agreement by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005(1)

Exhibit Number	Description of Document
10.27	Warrant by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005(1)
10.28	Registration Rights Agreement by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005(1)
10.29	Indenture by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and Valiant Trust Company dated December 20, 2005 (6)
10.30	Form of 7% Secured Convertible Debentures Certificate dated December 20, 2005(6)
10.31	Form of Subscription Agreement for Flow-Through Shares by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated December 20, 2005(6)
10.32	Form of Subscription Agreement For 7% Secured Convertible Debentures by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated December 20, 2005(6)
10.33	Agency Agreement by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and MGI Securities, Inc. dated December 20, 2005(6)
10.34	Form of Securities Purchase Agreement effective as of March 14, 2006, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $1,800,000(7)
10.35	Form of Warrant, effective as of March 14, 2006, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $1,800,000(7)
10.36	Form of Registration Rights Agreement, effective as of March 14, 2006, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $1,800,000(7)
10.37	Form of Non-Employee Director Agreement(10)
10.38	Form of Nonstatory Stock Option Agreement(10)
10.39	Consulting Agreement by and between the Registrant and Richard Collato dated October 6, 2006(10)
10.40	Securities Purchase Agreement by and between the Registrant and each of Gemini Master Fund Limited and Mark C. Fritz dated November 28, 2006(8)
10.41	Registration Rights Agreement by and between the Registrant and each of Gemini Master Fund Limited and Mark C. Fritz dated November 28, 2006(8)
10.42	Common Stock Purchase Warrants dated November 28, 2006 issued by the Registrant to each of Gemini Master Fund Limited and Mark C. Fritz(8)
10.43	“Greenshoe” Common Stock Purchase Warrants dated November 28, 2006 issued by the Registrant to each of Gemini Master Fund Limited and Mark C. Fritz(8)
10.44	Stock Purchase Agreement among Cold Flow Energy ULC, the Registrant, Peace Oil Corp., and Shareholders of Peace Oil Corp. dated November 30, 2006(8)
10.45	Employment Agreement between the Registrant and William Greene dated December 14, 2006(9)
21	Subsidiaries of the Registrant(1)
23.1	Consent of Russell Bedford Stefanou Mirchandani LLP*
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.3	Consent of Ascend LLP (included in Exhibit 5.2)

*	Filed herewith

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 30, 2005.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 25, 2006.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 24, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 25, 2005.

(5)	Incorporated by reference to the Registrant’s Annual Report for the fiscal year ended December 31, 2005 on Form 10-KSB, filed with the Securities and Exchange Commission on April 17, 2006.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 2005.

(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 23, 2006.

(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2006.

(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 14, 2006.

(10)	Incorporated by reference to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 20, 2006.

Item 28 Undertakings

A.   The undersigned small business issuer hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, to determine liability to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.   The undersigned small business issuer hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(1)   If the small business issuer is relying on Rule 430B (§230.430B of this chapter):

(i)
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 14th day of February 2007.

SURGE GLOBAL ENERGY, INC.

By:	/S/ DAVID PEREZ
David Perez, Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Perez and William Greene, or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ DAVID PEREZ David Perez	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 14, 2007
/s/ WILLIAM GREENE William Greene	Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2007
/s/ CHET IDZISZEK Chet Idziszek	Director	February 14, 2007
/s/ DANIEL SCHREIBER Daniel Schreiber	Director	February 14, 2007
/s/ KENNETH DRUCK, PH.D Kenneth Druck, Ph.D	Director	February 14, 2007
/s/ RICHARD COLLATO Richard Collato	Director	February 14, 2007
/s/ THOMAS A. PAGE Thomas A. Page	Director	February 14, 2007
/s/ JOHN STISKA John Stiska	Director	February 14, 2007